UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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THE AES CORPORATION

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2026

aes
aes

Proxy statement

Accelerating the
future of energy, together

Our Values

At our core, we believe in safety first, working all together with the highest standards. Our values serve as the compass that guides our actions, decisions, and interactions with our Stockholders. They are the bedrock of our organization, shaping our culture, driving our success, and ensuring that we remain true to our mission and vision.

Safety first

Highest standards

All together

March 20, 2026

Dear Fellow Stockholder:

It is my pleasure to invite you to participate in The AES Corporation (the “Company”) 2026 Annual Meeting of Stockholders (the “Annual Meeting”), which will be conducted virtually via live webcast on Wednesday, April 29, 2026, starting at 10:00 a.m. EDT. Stockholders will be able to listen, vote and submit questions from any location with internet connectivity. Additional information on how to attend and participate in the Annual Meeting can be found in the accompanying Proxy Statement.

The agenda items for the Annual Meeting are: (i) election of directors, (ii) approval, on an advisory basis, of the Company’s executive compensation, (iii) ratification of the appointment of Ernst & Young LLP as the independent auditor of the Company for fiscal year 2026, and (iv) if properly presented, to vote on a non-binding stockholder proposal regarding stockholder ability to call a special meeting. These proposals are described in more detail in the following Notice of 2026 Annual Meeting of Stockholders and Proxy Statement.

Over the past five years, AES has become one of the largest providers of clean energy to corporations worldwide and now faces the need for significant investment in both its renewables generation and US utility businesses in order to support new demand. As we considered the Company’s significant need for capital to support future growth beyond 2027, and following a rigorous review of strategic options, with the unanimous support of the Board, AES entered into a definitive agreement, on March 1, 2026, under which Global Infrastructure Partners, a part of BlackRock, and the EQT Infrastructure VI fund, along with co-underwriters California Public Employees' Retirement System and Qatar Investment Authority will acquire AES for $15.00 per share in cash, representing a total equity value of $10.7 billion, excluding the assumption of existing debt. The AES Board determined that this proposed transaction maximizes value for stockholders and provides compelling cash value.

The proposed transaction is subject to the receipt of AES stockholder approval and applicable federal, state and foreign regulatory approvals as well as other customary closing conditions. More information on the transaction will be provided to you in the coming weeks, and we will ask you to vote at another time to approve the proposed transaction at a special meeting of the AES stockholders. If the closing conditions are met, the proposed transaction is expected to close in late 2026 or early 2027. Concurrently, we maintain robust oversight of traditional core areas, such as risk oversight, strategic planning and finance.

We thank you for your continued support for AES and the Board as stewards of your investment.

Your vote is important. Stockholder attendance at our Annual Meetings helps maintain communications between the Company and our Stockholders and improves Stockholders’ understanding of our business and culture. We hope you will be able to join us. Whether or not you plan on attending the Annual Meeting, you can confirm that your shares are represented at the meeting by promptly voting and submitting your proxy by internet or telephone, or by returning your Proxy Card or voting instruction card. Additional information on how to vote can be found in the Proxy Statement Summary.

Sincerely,

John B. Morse, Jr. Chairman and Lead Independent Director

2026 Proxy Statement | 1

Notice of 2026 Annual Meeting of Stockholders

Date & Time	Location
10:00 a.m. EDT April 29, 2026	meetnow.global/M2VC4JQ

Record Date
Stockholders of record at the close of business on March 12, 2026 are entitled to notice of, and to vote at, The AES Corporation (the “Company” or “AES”) 2026 Annual Meeting of Stockholders (the “Annual Meeting”).

Items of business
1.Election of directors;
2.Approval, on an advisory basis, of the Company’s executive compensation;
3.Ratification of the appointment of Ernst & Young LLP as the independent auditor of the Company for fiscal year 2026; and
4.If properly presented, to vote on a non-binding stockholder proposal regarding stockholder ability to call a special meeting.

Proxy Voting
Your vote is important. Please vote your shares promptly to confirm the presence of a quorum during the Annual Meeting. You may vote your shares via the internet, by telephone, or by signing, dating, and returning your Proxy Card or voting instruction card. For specific voting instructions, please refer to the information provided in the following Proxy Statement or the voting instructions you receive via the internet or mail.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on April 29, 2026: the Proxy Statement, the Proxy Card, Annual Report on Form 10-K and related proxy materials are available free of charge at www.envisionreports.com/aes.

By Order of the Board of Directors,

Paul L. Freedman
Executive Vice President, General Counsel and Corporate Secretary
March 20, 2026

2026 Proxy Statement | 2

PROXY STATEMENT

The AES Corporation
4300 Wilson Blvd.
Arlington, VA 22203, USA
www.aes.com

March 20, 2026

The Board of Directors (the “Board”) of the Company is soliciting proxies to be voted on the Stockholders’ behalf at the Annual Meeting.
The Annual Meeting will commence at 10:00 a.m. EDT on Wednesday, April 29, 2026. The Annual Meeting will be held virtually via live webcast and Stockholders of record as of March 12, 2026 may attend and participate in the Annual Meeting at meetnow.global/M2VC4JQ.
This Proxy Statement provides information regarding the matters to be voted on at the Annual Meeting, as well as other information that may be useful to you. In accordance with rules adopted by the United States Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each Stockholder of record, we are furnishing proxy materials to our Stockholders on the internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your Proxy over the internet. If you received a Notice by mail and would like to receive a printed copy of the Company’s proxy materials, please follow the instructions for requesting such materials included in the Notice.
This Proxy Statement, the Proxy Card, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “AES Form 10-K”) and related proxy materials are first being made available to Stockholders on March 20, 2026. These materials are available at www.envisionreports.com/aes for registered holders of AES stock and at www.edocumentview.com/aes for beneficial holders of AES stock. In accordance with SEC rules, each of these websites provides complete anonymity with respect to a Stockholder accessing the websites.
At the close of business on March 12, 2026, the record date, there were 713,071,623 shares of common stock outstanding. Each share of common stock is entitled to one vote.

2026 Proxy Statement | 3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this Proxy Statement we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “would,” “intend,” “believe,” “project,” “estimate,” “strategy”, “future”, “opportunity”, “plan,” “strive,” “seek,” “aim,” “work towards” and similar words. Although we believe that these forward-looking statements and the underlying assumptions are reasonable, we cannot assure you that they will prove to be correct.

Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Some of those factors (in addition to others described elsewhere in this report and in subsequent securities filings) include:

•the completion of the proposed transaction between AES and Horizon Parent, L.P. (the “Transaction”) on the anticipated terms and timing;
•the risk that the conditions to the completion of the Transaction, including obtaining required Stockholder and regulatory approvals, are not satisfied in a timely manner or at all;
•potential litigation relating to the Transaction, including resulting expense or delay, and the effects of any outcomes related thereto;
•the risk that disruptions from the Transaction will harm AES’ business, including current plans and operations;
•the ability of AES to retain and hire key personnel through the consummation of the Transaction;
•potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction;
•continued availability of capital and financing and rating agency actions;
•certain restrictions during the pendency of the Transaction that may impact AES’ ability to pursue certain business opportunities or strategic transactions;
•significant transaction costs associated with the Transaction;
•the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;
•the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring AES to pay a termination fee or other expenses;
•competitive responses to the Transaction;
•the economic climate, particularly the state of the economy in the areas in which we operate, which impacts demand for electricity in many of our key markets, including the fact that the global economy faces considerable uncertainty for the foreseeable future, which further increases many of the risks discussed in the AES Form 10-K;
•changes in the price of electricity at which our generation businesses sell into the wholesale market and our utility businesses purchase to distribute to their customers, and the success of our risk management practices, such as our ability to hedge our exposure to such market price risk;
•changes in the prices and availability of coal, gas and other fuels (including our ability to have fuel transported to our facilities) and the success of our risk management practices, such as our ability to hedge our exposure to such market price risk, and our ability to meet credit support requirements for fuel and power supply contracts;
•changes in and access to the financial markets, particularly changes affecting the availability and cost of capital in order to refinance existing debt and finance capital expenditures, acquisitions, investments and other corporate purposes;
•changes in inflation, demand for power, interest rates and foreign currency exchange rates, including our ability to hedge our interest rate and foreign currency risk;
•our ability to fulfill our obligations, manage liquidity and comply with covenants under our recourse and non-recourse debt, including our ability to manage our significant liquidity needs and to comply with covenants under our revolving credit facilities and other existing financing obligations;
•our ability to receive funds from our subsidiaries by way of dividends, fees, interest, loans or otherwise;
•changes in our or any of our subsidiaries' corporate credit ratings or the ratings of our or any of our subsidiaries' debt securities or preferred stock, and changes in the rating agencies' ratings criteria;
•our ability to purchase and sell assets at attractive prices and on other attractive terms;
•our ability to compete in markets where we do business;
•our ability to operate power generation, transmission and distribution facilities, including managing availability, outages and equipment failures;
2026 Proxy Statement | 4

•our ability to manage our operational and maintenance costs and the performance and reliability of our generating plants, including our ability to reduce unscheduled down times;
•our ability to enter into long-term contracts, which limit volatility in our results of operations and cash flow, such as Power Purchase Agreements (“PPAs”), fuel supply, and other agreements and to manage counterparty credit risks in these agreements;
•variations in weather, especially mild winters and cooler summers in the areas in which we operate, the occurrence of difficult hydrological conditions for our hydropower plants, as well as hurricanes and other storms and disasters, wildfires and low levels of wind or sunlight for our wind and solar facilities;
•pandemics, or the future outbreak of any other highly infectious or contagious disease;
•the performance of our contracts by our contract counterparties, including suppliers or customers;
•severe weather and natural disasters;
•our ability to manage global supply chain disruptions;
•our ability to raise sufficient capital to fund development projects or to successfully execute our development projects;
•the success of our initiatives in renewable energy projects and energy storage projects;
•the availability of government incentives or policies that support the development of renewable energy generation projects;
•our ability to execute on our strategies or achieve expectations related to environmental, social, and governance matters;
•our ability to keep up with advances in technology;
•changes in number of customers or in customer usage;
•the operations of our joint ventures and equity method investments that we do not control;
•our ability to achieve reasonable rate treatment in our utility businesses;
•changes in laws, rules and regulations affecting our international businesses, particularly in developing countries;
•changes in laws, rules and regulations affecting our utilities businesses, including, but not limited to, regulations which may affect competition, the ability to recover net utility assets and other potential stranded costs by our utilities;
•changes in law resulting from new local, state, federal or international energy legislation and changes in political or regulatory oversight or incentives affecting our wind business and solar projects, our other renewables projects and our initiatives in Greenhouse Gas reductions and energy storage, including government policies or tax incentives;
•changes in environmental laws, including requirements for reduced emissions, Greenhouse Gas legislation, regulation, and/or treaties and Coal Combustion Residuals, which includes bottom ash, fly ash and air pollution control wastes generated at coal-fired generation plant sites, regulation and remediation;
•changes in tax laws, including U.S. tax reform, and challenges to our tax positions;
•the effects of litigation and government and regulatory investigations;
•the performance of our acquisitions;
•our ability to maintain adequate insurance;
•decreases in the value of pension plan assets, increases in pension plan expenses, and our ability to fund defined benefit pension and other postretirement plans at our subsidiaries;
•losses on the sale or write-down of assets due to impairment events or changes in management intent with regard to either holding or selling certain assets;
•changes in accounting standards, corporate governance and securities law requirements;
•our ability to maintain effective internal control over financial reporting;
•our ability to remediate any future material weakness;
•our ability to attract and retain talented directors, management and other personnel;
•cyber-attacks and information security breaches; and
•data privacy.

These factors, in addition to others described elsewhere in the AES Form 10-K, including those described under Item 1A.—Risk Factors therein and in subsequent securities filings, should not be construed as a comprehensive listing of factors that could cause results to vary from our forward-looking information.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

2026 Proxy Statement | 5

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. Please refer to the complete Proxy Statement and the AES Form 10-K before you vote.
MEETING INFORMATION

2026 Annual Meeting of Stockholders

Date and Time:
Your Vote is Important!
You may vote online before the Annual Meeting by submitting a proxy over the internet or by telephone. If you requested a paper copy of the proxy materials, including a paper copy of the Proxy Card, you may vote by mail.

April 29, 2026, 10:00 a.m. EDT

Record Date:
March 12, 2026

Location:
meetnow.global/M2VC4JQ

Online	By Phone	By Mail
Registered Holders: www.envisionreports.com/aes Beneficial Holders: www.edocumentview.com/aes Plan Holders: www.envisionreports.com/aes	Call the phone number located on your proxy materials	Complete, sign, date and return your Proxy Card or voting instruction card in the envelope provided

Voting Matters	Board of Directors’ Recommendations
1. Election of directors	FOR each Director Nominee
2. Approval, on an advisory basis, of the Company’s executive compensation	FOR
3. Ratification of the appointment of Ernst & Young LLP as the independent auditor of the Company for fiscal year 2026	FOR
4. If properly presented, to vote on a non-binding stockholder proposal regarding stockholder ability to call a special meeting	AGAINST

2026 Proxy Statement | 6

Corporate Governance
Our Corporate Governance Policies Reflect Best Practices

Annual Election of All Directors	96% Average Attendance of Directors at Board Meetings and 97% at Committee Meetings

Non-Executive, Independent Chair Since 2003	Financial Audit, Compensation, Finance, and Governance Committee Members Are All Independent

Supermajority of Our Director Nominees Are Independent	Directors Are Subject to Rigorous Stock Ownership Requirements

Annual Board and Committee Self-Evaluations and Review of Director Qualifications	Director Compensation Reviewed Annually

Executive Sessions of Independent Directors	Directors Subject to Term Limits; Average Tenure of Director Nominees is 7.1 Years

Board Oversight of Cybersecurity Programs, Policies, and Practices	Governance Committee Oversight of Environmental and Safety Programs, Policies, and Practices

Compensation Committee Oversight of Human Capital Management Matters	Overboarding Policy: Non-Employee Directors should not Serve on More Than Four Public Boards and Executive Officers of Public Companies should not Serve on More Than Two Public Company Boards

Director Nominee Statistics. The following table describes some of the characteristics of our Director nominees. Further discussion on the qualifications and experience of Director nominees is included in the Director Characteristics and Succession Planning section of this Proxy Statement.

Average Age	Independence	Average Tenure	Gender Diversity	Racial/Ethnic Diversity
61.6 years	90%	7.1 years	44%	44%

2025 Stockholder Engagement Program

We place great value on Stockholder outreach, and engage regularly with our principal investors to gain insight into the governance issues about which they care most. We seek a collaborative and mutually beneficial approach to issues of importance to investors that affect our business and aim to adopt corporate governance practices that are informed by, and generally are in line with, our Stockholders’ expectations. In 2025, we engaged with Stockholders to discuss topics, including, but not limited to, the development of our renewables and utilities businesses, board refreshment, executive compensation and succession planning.

2026 Proxy Statement | 7

2025 Executive Compensation Highlights

Compensation Overview

Our philosophy is to provide compensation opportunities within a competitive range of the 50th percentile of survey data specific to our revenue size and scope of operations. We design our incentive plans to pay for performance and the earned compensation of our Named Executive Officers (“NEOs”) largely depends on the Company’s performance. Below are charts that show the mix of components of the 2025 target total direct compensation (base salary, annual incentive compensation, and long-term compensation) of our Chief Executive Officer (“CEO”) and the average for our other NEOs.

CEO	Average Other NEOs

88%
At-Risk Compensation
70%
Long-Term Equity-Based Incentives
18%
Performance-Based Annual Bonus
12%
Base Salary

78%
At-Risk Compensation
57%
Long-Term Equity-Based Incentives
21%
Performance-Based Annual Bonus
22%
Base Salary

Compensation Best Practices

AES’ Compensation Committee reviews executive compensation program components, targets and payouts on an annual basis to confirm pay-for-performance alignment. Our performance is evaluated against both short-term goals, which support AES’ business strategy, and long-term goals, which measure the creation of Stockholder value. Here are a few key highlights of our compensation practices:

Strong pay for performance alignment	Tie executives’ priorities with Stockholders’ interests	Clawback policy for executive officers

Rigorous performance goal setting	Director and executive stock ownership guidelines	Over 75% of executive compensation is at-risk pay

Please see the Compensation Discussion and Analysis section in this Proxy Statement for a detailed description of our executive compensation program.
2026 Proxy Statement | 8

CORPORATE GOVERNANCE AT AES

Corporate Governance Practices

AES is committed to best practices in corporate governance. Highlights for our corporate governance practices are described below:

•Independent Board. More than a supermajority of our Director nominees are independent.

•Separation of the Roles of CEO and Chair of the Board. For more than 20 years, AES has separated these roles.

•Annual Elections of Directors by Majority Vote. All of our Directors are accountable to Stockholders through an annual election with a majority vote standard.

•No Supermajority Voting Provisions. Neither our Sixth Restated Certificate of Incorporation (“Charter”) or our Amended and Restated By-Laws (“By-Laws”) contain any supermajority voting provisions.

•Proxy Access. Stockholders may nominate Directors through proxy access.

•Stockholder Right to Call a Special Meeting. Stockholders holding 25% of the outstanding shares of the Company’s stock have the right to call special meetings of Stockholders.

•Stockholder Right to Act by Written Consent. Stockholders have the right to act by a written consent signed by Stockholders holding no less than the minimum number of votes necessary to authorize an action at a meeting.

•Rigorous Director Stock Ownership Requirements. Non-employee Directors are expected to hold equity ownership in the Company of at least five times the Director’s annual Board retainer within five years after election to the Board.

•Director Overboarding Policy. As a general rule, non-employee Directors should not serve on more than four public boards of directors, including the Company’s Board, and members of the Financial Audit Committee (the “Audit Committee”) may not serve on more than three audit committees of public boards, including the Company’s Audit Committee. Directors who also serve as executive officers of publicly-traded companies should generally not serve on more than one public company board, in addition to their employer’s board. The Board takes into account the nature of and time involved in a Director’s service on other boards in evaluating the qualifications of each director. The Governance Committee also evaluates compliance with this policy, at least annually, as part of the Director nomination process. All of our current Board members are in compliance with the Company’s overboarding policy.

•Communication with the Board. Stockholders may communicate with any individual Director, any Board committee, or the full Board.

•Director Engagement. Directors attended an average of 96% of Board meetings and an average of 97% of committee meetings in 2025 (held during the period in which the director served in their respective committees).

•Annual Say on Pay Vote. Every year since 2012, AES has received over significant favorable support from shareholders for its NEO compensation based on the shares voted on its Say on Pay proposal.

•Annual Board and Committee Self-Evaluations. Through this process, the Board annually reviews the qualifications, experiences, and contributions of its Directors to confirm that the Board comprises the right mix to achieve AES’ strategic goals.

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•Limit on Director Tenure to Provide Fresh Board Perspectives. Under our Corporate Governance Guidelines, we expect that Directors will serve for at least four consecutive one-year terms but no more than 15 cumulative one-year terms (other than directors who serve or served in executive officer positions with the Company). However, the Board may determine to waive the policy regarding fifteen one-year terms from time to time, if it determines that continued service is in the best interests of the Company.

[Remainder of Page Intentionally Left Blank]
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Environmental and Social Highlights
AES has a wide range of initiatives that are designed to improve lives today and support a more sustainable future. By working together with all our stakeholders, we aim to empower our people and businesses, improve long-term returns to our investors, and co-create innovative solutions for our customers, partners, and the communities in which we operate.

As of the date hereof, we have received multiple acknowledgments and recognitions for our environmental and social practices, some of which are highlighted below:

•Listed among World Most Ethical Companies by Ethisphere

•Leader level for MSCI ESG Ratings

•Certified as a Great Place to Work, by the Great Place to Work Institute, in 9 of our markets of operation

•Top 10 percent in FTSE Russell’s ESG score

•Top 20 percent in S&P Corporate Sustainability Assessment

•Highest ranked for Environmental quality score by ISS ESG

The Company has a number of environmental and social initiatives described in further detail below.

Environment
Environmental stewardship and leadership are key parts of our business and we aim to develop environmentally responsible energy solutions.

Environmental Policy and Practices	Our environmental policy sets the principles and foundation of our Environmental Management System (EMS), which sets environmental standards to identify, prioritize and manage environmental risks. Our EMS is consistent with the principles of the ISO 14001 Standard, which specifies the requirements for an environmental management system that an organization can use to enhance its environmental performance.
AES’ environmental policy seeks to:
Establish a framework for environmental stewardship by integrating environmental management standards, compliance practices, and oversight across AES operations.
Set expectations for how environmental matters are identified, managed, and monitored in accordance with applicable laws, regulations, and internal standards.
Incorporate our business principles and practices in our culture and in the daily management of our business.
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Operate Responsibly
We are working toward shifting our portfolio towards less carbon-intensive sources of generation with an emphasis on technologies like wind, solar, and battery storage. We have grown our renewables business significantly in recent years and, in 2025, we signed or were awarded 4.0 GW of renewables and energy storage under long-term PPAs. Further, we completed the construction of 3.2 GW of renewables and energy storage, bringing our backlog to 12.0 GW. We are working toward developing new solutions that are expected to enable other sectors of the economy and our customers to achieve their emissions related objectives.

Social
We take a proactive and collaborative approach to build lasting trust-based relationships through meaningful engagement with all our stakeholders, including our people, customers, investors, communities, lenders, governments, partners, regulatory agencies and trade associations, among others. Engagement with our stakeholders is necessary for our operations, and to achieve our short and long-term strategic objectives. The success we have achieved would not be possible without the leadership, motivation, knowledge and skills that our people bring to work every day and the trust-based relationships formed with our stakeholders.

Safety and Health
Safety is our first value. Conducting safe operations is the cornerstone of our daily activities and decisions. To help keep our people safe, AES has established a Safety Management System (“SMS”) that applies to all AES employees, as well as contractors working in AES facilities and construction projects. The SMS requires continuous safety performance monitoring, risk assessment, and performance of periodic integrated environmental, health, and safety audits. The SMS provides a consistent framework for all AES operational businesses and construction projects to set expectations for risk identification and reduction, measure performance, and drive continuous improvements. AES calculates lost time incident (“LTI”) rates for our employees and contractors based on OSHA standards, based on 200,000 labor hours, which equates to 100 workers who work 40 hours per week and 50 weeks per year). In 2025, there was a 11% decrease in AES’ LTI rate. In 2025, AES’ LTI rate was 0.086 for AES people, 0.118 for operational contractors, and 0.000 for construction contractors. In 2025, the Company did not have any work-related fatalities.

There is ownership and responsibility for safety at all levels across AES. We aim to put safety first and we measure our successes by how safely we achieve our goals, including by linking a portion of incentive compensation to our safety performance.

Communities Engagement
AES businesses directly engage with local communities and support programs that aim to make communities stronger economically, socially, and environmentally. Working together with our partners and various stakeholders, we tailor our impact programs to respond to the needs and resources of our communities, and deliver long-lasting benefits.

Strong partnerships allow us to work together to develop positive impact programs, integrate innovative energy solutions, and create long-term benefits within communities. Partners include government community organizations, agencies, development agencies, municipalities, non-governmental organizations, customers, universities and technical institutions, business partners, and subcontractors. Our community programs and investments are focused on four pillars: access to energy and basic services, economic growth and education, environmental stewardship, community resilience, and relief efforts. We also provide access to employee volunteer opportunities in the communities we serve.

Human Rights	We aim to conduct business with the highest level of integrity, ethics and compliance.
The AES Human Rights Policy formalizes our long-standing commitment to uphold and respect human rights.
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Talent Management
We have a comprehensive approach to managing our talent and our developing leaders to assist our people in possessing the right skills for today and tomorrow, whether that requires us to build new business models or leverage leading technologies. To empower our people, we provide a range of development programs and opportunities, skills, and resources they need to be successful by focusing on experience and exposure, learning through others, and formal programs. For example, our Global Energy4Talent Trainee Program provides early career professionals with experience and exposure throughout the company. Throughout the two-year program with rotations every six months, trainees are responsible for leading strategic projects developed with the help of an AES mentor and area leaders. This program is designed to encourage new and fresh perspectives that feed innovation while supporting the sharing of best practices across the organization.

Our Culture
At AES, we believe that our individual differences make us stronger. We live our value of All Together by encouraging people to share their unique experiences and viewpoints, which leads to better collaboration and innovative problem-solving in support of our mission and strategy.

All Together, we:
•Foster a culture of inclusivity where each person can thrive, and people work together to innovate and co-create solutions; and
•Build a stronger sense of community and partnership with all our stakeholders.

AES businesses in the following locations are currently certified as a “Great Place to Work” by the Great Place to Work Institute:
•Argentina - AES Servicios América (our shared services center in Argentina)
•Chile
•Colombia
•Dominican Republic
•El Salvador
•Mexico
•Panama
•Puerto Rico
•United States.

In 2025, AES received several recognitions from the Great Place to Work Institute.
•AES ranked 10th in the Best Places to Work in Latin America ranking.
•AES Dominicana ranked 2nd, and AES Servicios América ranked 6th in the Great Place to Work for Women ranking.
•AES Servicios América ranked 7th, and AES Argentina ranked 10th in the Best Places to Work – Companies That Care ranking.
•AES Servicios América ranked 1st in the Great Place to Work for Young Talent ranking.

2026 Proxy Statement | 13

Related Person Policies and Procedures

Our Audit Committee has adopted, in writing, The AES Corporation Policy and Procedures With Respect to Related Person Transactions, which sets forth the procedures for the review, approval, ratification, and oversight of any transaction, arrangement or relationship (including indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships in which (i) the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000 and (ii) any Director or Executive Officer of the Company, any Director nominee, any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities, any immediate family member of any of the foregoing persons, or any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest (each, a “Related Person”), had, has, or will have, a direct or indirect material interest, except those transactions, arrangements or relationships that would not be required to be disclosed pursuant to SEC rules after considering the materiality thresholds and exceptions to disclosure set forth in Item 404 of Regulation S-K (a “Related Person Transaction”). Under this policy, prior to entering into, or amending, a potential Related Person Transaction, the Related Person or applicable business unit leader must notify the General Counsel who will assess whether the transaction is a Related Person Transaction. If the General Counsel determines that the proposed transaction is a Related Person Transaction, the details of the transaction will be submitted to the Audit Committee for review and consideration. The Audit Committee will either approve or reject it after taking into account factors including, but not limited to, the following:

•the benefits to the Company;
•the materiality and character of the Related Person’s direct or indirect interest, and the actual or apparent conflict of interest of the Related Person;
•the impact on a Director’s independence in the event the Related Person is a Director or a Director nominee, an immediate family member of a Director or a Director nominee or an entity in which a Director or a Director nominee is an executive officer, partner, or principal;
•the commercial reasonableness of the Related Person Transaction and the availability of other sources for comparable products or services;
•the terms of the Related Person Transaction;
•the terms available to unrelated third parties or to employees generally;
•any reputational risk the Related Person Transaction may pose to the Company; and
•any other relevant information.
In the event that the General Counsel, in consultation with the CEO, determines that it is not reasonable or practicable for the Company to wait until the next Audit Committee meeting to review a Related Person Transaction, the details of the Related Person Transaction may be submitted to a member of the Audit Committee who will possess delegated authority to act on behalf of the Audit Committee between Audit Committee meetings with respect to the review and approval of Related Person Transactions. Any approvals by such member between Audit Committee meetings must be reported to and ratified by the Audit Committee at the next Audit Committee meeting.

In addition, in the event that the Company becomes aware of a Related Person Transaction that has not been the subject of a reasonable prior review and approval or previous ratification under the policy, such transaction will be submitted to the Audit Committee or its delegate as promptly as practicable for consideration. The Audit Committee or its delegate will evaluate all options with respect to the transaction, including, but not limited to, ratification, amendment or termination of the transaction.

If a Related Person Transaction will be ongoing, the Audit Committee will be responsible for overseeing such Related Person Transaction and may establish guidelines for the Company’s management team to follow in its ongoing dealings with the Related Person. At the Audit Committee’s first meeting of each fiscal year, the Audit Committee shall review any previously approved or ratified Related Person Transactions that remain ongoing to evaluate their continued appropriateness.

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Related Person Transactions Since January 1, 2025

On March 1, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Horizon Parent, L.P., a Delaware limited partnership (“Parent”), and Horizon Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. Parent is jointly controlled by investment vehicles affiliated with one or more funds, accounts or other entities managed or advised by Global Infrastructure Management, LLC (“GIP”) and the EQT Infrastructure VI fund. GIP, an independent, specialist infrastructure fund manager which provides investment management services to affiliated funds and entities became a part of BlackRock, Inc. (“BlackRock”) in 2024. Based on the Schedule 13G/A filed by BlackRock on April 17, 2025, BlackRock owned more than 5% of the outstanding shares of the Company’s common stock as of March 12, 2026. None of GIP, Parent, Merger Sub or the GIP-managed or advised funds that are involved in the transaction have any voting or investment control over the Company securities held by BlackRock and disclaim all beneficial ownership of such securities.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, $0.01 par value per share, of the Company (“Company common stock”) issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company common stock held by any holder who properly exercises and perfects appraisal rights under Delaware law in respect of such shares and (ii) any shares of Company common stock held in the treasury of the Company or owned, directly or indirectly, by Parent or Merger Sub) shall be automatically converted into the right to receive $15.00 in cash, without interest, subject to applicable withholding taxes. The aggregate equity value of the Company common stock acquired by Parent will be approximately $10.7 billion as calculated on March 2, 2026.

Communications with the Board or its Committees
The Board offers several e-mail addresses, as set forth below, for Stockholders and interested parties to send communications through the Company’s Office of the Corporate Secretary to the Board as a whole, to the independent Directors, to the Chair of the Board, to individual Directors and/or to the following committees of the Board:

AES Board of Directors, Chair or Individual Directors:	Governance Committee:	Compensation Committee:
AESDirectors@aes.com	NomGovCommitteeChair@aes.com	CompCommitteeChair@aes.com

Financial Audit Committee:	Innovation and Technology Committee:	Finance Committee:
AuditCommitteeChair@aes.com	InnovationCommitteeChair@aes.com	FinanceCommitteeChair@aes.com
A member of the Corporate Secretary’s Office will forward to the relevant party all communications that, in his or her judgment, are appropriate for consideration by such party. Examples of communications that would not be considered as appropriate for consideration by the full Board or individual Directors include commercial solicitations, requests for employment and matters not relevant to Stockholders, the functioning of the Board or the affairs of the Company.

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Additional Governance Information
Our Corporate Governance Documents

Sixth Restated Certificate of Incorporation	Financial Audit Committee Charter

Amended and Restated By-Laws	Compensation Committee Charter

Corporate Governance Guidelines	Governance Committee Charter

Code of Conduct	Innovation and Technology Committee Charter

Finance Committee Charter

Our Corporate Governance Guidelines and Committee Charters have been adopted by the Board. These and our other Corporate Governance documents are available on the Company’s website (https://www.aes.com/investors/governance). Copies of the documents are available in print without charge by making a written request to: Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, VA 22203.

AES Code of Conduct

The Code of Conduct was adopted by the Board and governs the actions of Directors and everyone who works at AES, including employees of AES’ subsidiaries and affiliates. The Code of Conduct is available on the Company’s website (www.aes.com). A copy of the Code of Conduct is available in print without charge by making a written request to: Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, VA, 22203. If any amendments to, or waivers from, the Code of Conduct are made, we will disclose such amendments or waivers on our website (www.aes.com).

References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement.

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BOARD AND COMMITTEE GOVERNANCE

Board Leadership Structure

Our Corporate Governance Guidelines require the separation of the offices of the Chairperson of the Board (“Chair”) and CEO. The Chair of the Board is selected by a majority vote of the members of the Board. Under Delaware General Corporation Law and the By-Laws, the Board has the discretion to select a Chair who is not an independent Director. If the Chair is independent, he or she will also serve as Lead Independent Director. John B. Morse, Jr., an independent director, currently serves as Chairman and lead independent director (“Lead Independent Director”).

If the Chair is not independent, the Company’s independent Directors will designate one of the independent Directors on the Board who has served for at least one year to serve as the Lead Independent Director. The Lead Independent Director’s duties include calling meetings of the independent directors and non-management directors, presiding at all meetings of the independent directors, the non-management directors and any Board meeting at which the Chair is not present, approving information and meeting agendas sent to the Board, coordinating the activities of the independent Directors, coordinating the agenda for and moderating sessions of the Board’s independent Directors, approving meeting schedules to assure that there is sufficient time for discussion of all agenda items, being available for consultation and direct communication if requested by majority stockholders and facilitating communications among the other members of the Board. We believe this structure, coupled with independent Directors serving as Chairs of each of our Board Committees, provides strong leadership for our Board and independent risk oversight, while positioning our CEO as the leader of the Company for our investors, counterparties, employees and other stakeholders.

Our Board determines the best leadership structure for the Company. As part of our annual Board self-evaluation process, the Board evaluates matters such as independence of the Board, communication between Directors and Management, the relationship between the CEO and the Chair, and other matters that may be relevant to our leadership structure. The Company recognizes that in the event that circumstances facing the Company change, a different leadership structure may be in the best interests of the Company and its Stockholders.

Mr. Morse has served as Chairman and Lead Independent Director since April 2018. Pursuant to the Company’s tenure policy in the Corporate Governance Guidelines, Mr. Morse has not been nominated for re-election as a Director at the 2026 Annual Meeting. The Board will determine the new chairperson of the Board after the conclusion of the Annual Meeting.

Director Independence

Our Board currently has ten independent members. We have five Board Committees, four of which comprise solely independent Directors, with a different independent Director serving as Chair of each such Committee.

We are required to have a majority of independent Directors serving on our Board and may only have independent Directors serving on the (i) Audit Committee, (ii) Compensation Committee, and (iii) Governance Committee pursuant to the rules of the New York Stock Exchange (the “NYSE”) and, with respect to our Audit Committee, the rules and regulations under the Securities Exchange Act of 1934 (the “Exchange Act”).

Under the NYSE rules, no Director qualifies as “independent” unless the Board affirmatively determines that the Director has no material relationship with the Company (directly, or as a partner, Stockholder, or officer of an organization that has a relationship with the Company). The Board makes independence determinations based on all relevant facts and circumstances when assessing the materiality of any relationship between the Company and a Director or a Director’s affiliation with other businesses or entities that have a relationship with the Company.

Our Board undertook an annual review of Director independence in February 2026, considering the criteria for independence set forth in the listing standards of the NYSE and any other relevant facts and circumstances that may have come to the Board’s attention, after inquiry, relating to transactions, relationships or arrangements between a Director or any member of their immediate family (or any entity of which a Director or an immediate family member is an Executive Officer, general partner or significant equity holder) on the one hand, and AES or any of its subsidiaries or affiliates, on the other hand, that might signal potential conflicts of interest, or that might influence the Director’s relationship with AES or any of its subsidiaries. The Board considered the independence issue not merely from the standpoint of the Director, but also from that of the persons or organizations with which the Director or Director nominee is affiliated.

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Based on its review, our Board determined that each of our current Directors (Messrs. Anderson, Bhandari, Monié, and Morse, Mses. Davidson, Koeppel, Laulis, Sebastian, and Shaughnessy, and Dr. Naím), other than Mr. Gluski, qualifies as independent under the NYSE rules. Mr. Gluski is not considered independent because of his employment with the Company. Our Board also determined that each member of our Audit Committee (Mses. Davidson, Koeppel, Sebastian and Shaughnessy, and Messrs. Anderson, and Bhandari) qualifies as independent under the heightened independence standards for audit committee members under the Exchange Act and the NYSE rules. As it relates to members of the Compensation Committee, the Board considered the additional factors under the NYSE listing standards relating to such members before determining that each of them is independent.

Director Attendance

Under our Corporate Governance Guidelines, Directors are expected to attend Board meetings and meetings of Committees on which they serve, and Directors are encouraged to attend the Company’s annual meeting. A director who is unable to attend a meeting is expected to notify the Chair of the Board or the Chair of the appropriate committee in advance of such meeting.

In 2025, our Board convened eleven times and our Board Committees convened for the number of meetings specified in the chart below. In 2025, overall Board attendance averaged 96%, and committee meeting attendance averaged 97%. Each of our directors attended at least 75% of the 2025 meetings of the Board and the committees on which he or she served that were held during the period in which the director served.

Independent Directors met in executive session after ten meetings of the Board in 2025, with Mr. Morse presiding as Chairman and Lead Independent Director. Nine of our eleven Directors serving at the time of the 2025 Annual Meeting of Stockholders on May 9, 2025 attended such meeting.

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Board Committees

In 2025, the Board maintained five standing Committees:

•Audit Committee;
•Compensation Committee;
•Finance Committee;
•Governance Committee; and
•Innovation and Technology Committee.
Each standing committee operates under a written charter that has been approved by the Board. Committee charters are available on our website. The table below shows the Directors who are currently members or chairs of each of the standing Board Committees and the number of meetings each committee held in 2025.

Director	Audit	Compensation	Finance	Governance	Innovation and Technology
Gerard M. Anderson(1)(2)	●		●	Chair
Inderpal S. Bhandari(2)	●				●
Janet G. Davidson(2)	●	●			Chair
Andrés R. Gluski					●
Holly K. Koeppel(1)(2)	Chair		●
Julie M. Laulis		●		●
Alain Monié			Chair		●
John B. Morse, Jr.(3)
Moisés Naím		●		●	●
Teresa M. Sebastian(1)(2)	●	Chair		●
Maura Shaughnessy(1)(2)	●	●	●
Number of Meetings in 2025	8	6	4	4	4

(1) Designated as an “audit committee financial expert” as defined by the rules and regulations of the SEC.
(2) Designated as “financially literate” as required by the NYSE rules.
(3) Chairman and Lead Independent Director, serves as an ex-officio member of each committee (with no voting authority as to such committees).

Financial Audit Committee. The primary functions of the Audit Committee are to assist the Board in the oversight of:

•the integrity of the financial statements and internal controls of the Company;
•the qualifications, independence and performance of the Company’s independent auditor;
•the performance of the Company’s internal audit function;
•compliance by the Company with legal and regulatory requirements; and
•the preparation of the audit committee report that SEC rules require to be included in the Company’s annual Proxy Statement.

All members of the Audit Committee are independent within the meaning of the SEC rules and under the listing standards of the NYSE. The Board has also determined that each member of the Audit Committee is “financially literate” as required by the NYSE rules, and that each of Mses. Koeppel, Sebastian, and Shaughnessy, and Mr. Anderson are Audit Committee
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Financial Experts pursuant to SEC rules based on, among other things, the experience of such member, as described under the Board of Directors - Biographies section of this Proxy Statement.

Compensation Committee. The primary functions of the Compensation Committee are to:

•oversee the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans;
•annually review the CEO’s and other executive officers’ compensation;
•review annually and oversee matters related to human capital management, including, but not limited to, talent acquisition, development, and retention;
•review and approve succession planning for the Company; and
•produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement.

The Board determined that all Compensation Committee members are independent within the meaning of SEC rules and current listing standards of the NYSE. In addition, each member of the Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act.

At the commencement of each year, our CEO assesses his prior performance as well as position-specific goals and objectives for the upcoming year. Our Compensation Committee reviews and assesses his performance against his stated goals and objectives. Based on our CEO’s performance, the Compensation Committee provides an evaluation, approves and recommends that the Board approves the CEO’s compensation.

At the commencement of each year, AES’ NEOs (other than the CEO) discuss their position-specific goals and objectives for the upcoming year with the CEO. In the first quarter of the following year, the CEO performs an assessment of each NEO’s performance against his or her stated goals. The Compensation Committee reviews, and then recommends the Board approves, the compensation recommendations submitted by the CEO as to the other NEOs.

Additionally, the Compensation Committee makes recommendations to the Board to modify AES’ compensation and benefit programs if it believes that such programs are not consistent with the Company’s executive compensation goals or could otherwise be improved. Under the Compensation Committee’s Charter, it may form subcommittees and delegate to such subcommittees, other Board members and/or Officers such power and authority, as the Compensation Committee deems appropriate in accordance with the Compensation Committee Charter and any applicable law, regulation or listing standard. The Compensation Committee has delegated to the CEO, subject to review by the Compensation Committee and the Board, the power to set compensation for non-Executive Officers. Under the 2025 Equity and Incentive Compensation Plan, the Compensation Committee is also permitted to delegate its authority, responsibilities and powers to any person selected by it and has expressly authorized our CEO to make equity grants to non-Executive Officers in compliance with law.

The Compensation Committee directly retains the services of its own independent outside consultant to assist it in reviewing and/or advising the amount and/or form of executive compensation. Meridian Compensation Partners, LLC (“Meridian”) is the firm retained by the Compensation Committee for these purposes and is precluded from providing other non-Board related services to AES. The Compensation Committee conducted an assessment to evaluate whether the work performed by Meridian raises a conflict of interest. Based upon that assessment, the Compensation Committee determined that no conflict of interest exists. The Compensation Committee has the sole authority to hire and dismiss its consultant. Meridian provided objective input and analysis to the Compensation Committee throughout the year including regarding market data trends, regulatory initiatives, governance best practices and emerging governance norms. For further information concerning the independent outside consultant’s role in relation to NEO compensation, please refer to the Role of the Compensation Committee, Independent Consultant and Management section in the Compensation Discussion and Analysis (“CD&A”) of this Proxy Statement.

Management regularly obtains market survey data based on comparable companies from Willis Towers Watson. Meridian reviews the market survey data prior to it being shared with the Compensation Committee to confirm the data sources are appropriate for purposes of comparing our NEOs’ compensation to comparable executives at similarly-sized U.S. general industry and energy industry companies.

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The Compensation Committee has instructed the Executive Vice President and Chief Human Resources Officer (“CHRO”) to provide information to the Compensation Committee that is required for developing compensation programs and determining executive compensation. The CHRO works directly with the Compensation Committee’s independent consultant in the preparation of the background material for the Compensation Committee. For further information regarding our executive compensation practices refer to the CD&A section of this Proxy Statement.

The compensation of our Directors is established by the Governance Committee. See Director Compensation in this Proxy Statement for a description of our Governance Committee’s processes and procedures for determining Director compensation.

Finance Committee. The primary functions of the Finance Committee are to:

•review and analyze the Company’s financial performance, key performance indicators, and financial forecasts;
•review prior and future Company financing activities, capital allocation strategies, equity and debt offerings, and assess their alignment with the Company’s financial performance and strategic objectives;
•review the capital structure of the Company and its subsidiaries;
•review the Company’s dividend policy, including the alignment with the Company’s financial performance and strategic objectives;
•review significant issues affecting the operations of the Company’s subsidiaries and the risks related thereto, including, but not limited to, the performance of generation, utility, and distribution businesses, and tariffs;
•review the investor relations strategy and messaging; and
•perform any such other function as may be assigned by the Board from time to time.

Governance Committee. The primary functions of the Governance Committee are to:

•identify and recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board;
•advise the Board with respect to Board composition, procedures and committees;
•recommend and advise the Board with respect to the corporate governance principles applicable to the Company;
•oversee and implement the process for evaluation of the Board;
•review the performance evaluation process implemented by the Compensation Committee for the Company’s CEO and other senior management;
•periodically review and oversee the Company’s programs, policies, and practices designed to achieve its goal to act in a socially responsible way;
•periodically review and oversee the Company’s programs, policies, and practices related to environmental and safety matters, including climate change and employee safety; and
•review the Company’s dispute resolution, construction, insurance, regulation, and lobbying matters.
Consistent with the requirements of the Governance Committee Charter, the Board determined that all Governance Committee members are independent within the meaning of the listing standards of the NYSE.

Innovation and Technology Committee. The Innovation and Technology Committee is responsible for:

•overseeing the Company’s efforts to foster growth through innovation;
•evaluating the Company’s efforts to identify and address risks and opportunities in the power industry and adjacent industries arising from emerging or competing technologies, including changes in business conditions or new business models; and
•reviewing technologies and innovations deployed or contemplated by the Company for use in the power industry and adjacent industries.

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Board’s Role in Risk Management

Management is responsible for the management and assessment of risk at the Company, including communication of the most material risks to the Board and its Committees. The Board provides oversight over the risk management practices implemented by Management, except for the oversight of risks that have been specifically delegated to a Committee of the Board. If the oversight of a specific area of risk has been delegated to a Committee, the full Board receives reports from the Committee Chairs at each regularly-scheduled full Board meeting. The full Board may assume oversight over a particular risk, when appropriate. The Board’s and each Committee’s reviews of their respective areas of risk oversight responsibilities occur principally through regular reports from Management to the Board on these areas of risk, and discussions with Management regarding risk assessment and risk management as outlined below.

The Board believes that its leadership structure, along with its Committee structure, allows the Board to oversee enterprise risks at an appropriate and effective level.

Risk Management Oversight Structure

Responsible Party	Area of Risk Oversight
Board	All operational, financial, strategic, brand and reputational matters.
Financial performance and outlook.
Currency, commodity, hydrology, and interest rate hedging and related matters.
Periodic review and oversight of the Company’s risk management and strategy related to its cybersecurity programs, policies, and practices, including (i) the Company’s processes for assessing, identifying, managing, and mitigating material risks from cybersecurity threats and emerging cybersecurity developments and threats; (ii) whether any risks from cybersecurity threats have materially affected or are reasonably likely to materially affect the Company; (iii) the expertise of members of management with respect to assessing and managing risks from cybersecurity threats; and (iv) the Company’s disclosure controls and procedures with respect to material cybersecurity threats and incidents.

Audit Committee	The integrity of the Company’s financial statements, internal controls over financial reporting and disclosure controls and procedures (including the performance of the Company’s internal audit function).
The performance of the Independent Auditor.
The effectiveness of the Company’s Ethics and Compliance Program.
Major financial risk exposures and the steps management has taken to monitor and control such exposures.

Finance Committee	Significant issues affecting the operations of the Company’s subsidiaries, including, but not limited to, the performance on generation, utility, and distribution businesses, and tariffs.
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Governance Committee	Environmental and safety programs, policies, and practices related to climate change, and employee safety.
Social responsibility matters related to business conduct, public policy, human rights, charitable organizations, and community affairs and relations.
Significant pending or threatened litigation, arbitration or other disputes and government investigations, examinations, inquiries, demands, or proceedings, or any other significant claim or complaint alleging that the Company is not in compliance with applicable laws, regulations or industry standards.

The construction and execution of major projects, such as new power plant development and transmission, distribution, infrastructure, liquefied natural gas-related projects, renewable projects (including solar, wind and battery storage projects), and supply chain.

Compensation Committee	Compensation practices, including practices related to hiring and retention, succession planning, and training of employees.
Human capital management, including talent acquisition, development, and retention.

Innovation and Technology Committee	Technologies and innovations used by the Company and emerging or competing technology developments.

Board and Committee Evaluations

The Company recognizes that a strong and constructive evaluation process is essential to good corporate governance and Board effectiveness. Through the Company’s evaluation process, Directors provide feedback and assess Board, Committee and individual Director performance. The process is managed by the Office of the Corporate Secretary with oversight by the Governance Committee. Our annual evaluation process is focused on the Board and Board Committees. We also periodically evaluate individual Directors. The Governance Committee annually reviews the format of the evaluation process. In 2025, the evaluation process was overseen by the Chairman of the Board and Chair of the Governance Committee. In addition to participation in a full Board evaluation, each Committee completes an annual evaluation to identify any potential modifications to the Committee’s operations and areas of oversight. Following the completion of the annual evaluation, the Board decided to adjust agenda and discussion items to enhance the productivity and impact of meetings.

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Director Characteristics and Succession Planning

The Board’s succession planning uses a framework that:
•defines and assesses culture and dynamics;
•enhances annual assessments of the Board and individual Directors; and
•establishes a multi-year view of the Board’s refreshment rotation and recruitment strategy to strategically plan for Board openings.
As part of the Board evaluation discussed above, the Board assesses the attributes, competencies and experiences required in light of the Company’s strategy, changing business needs, and the future of the business. The performance and skills assessments are a fundamental element of the Board’s multi-year succession planning. Nominees for director are selected on the basis of, among other things, knowledge, experience, skills, perspective, expertise, integrity, ability to make independent analytical inquiries, understanding of the Company’s strategies and global business environment and willingness to devote adequate time and effort to Board responsibilities. The Governance Committee does not have specific minimum qualifications that must be met for a prospective Director candidate to be considered as a Director nominee, however, the Board measures the qualification of potential candidates against the leadership attributes, competencies and experiences described below. Candidates for nomination to the Board may be suggested by current Directors, Management, Stockholders, or a third-party search firm engaged to assist with Director recruitment. In the case of a third-party search firm, the Governance Committee will pay a fee for such a firm to assist it in the recruitment and identification of potential candidates for the Board. The Governance Committee generally provides the search firm with guidance as to the attributes, competencies and experiences that the Governance Committee is seeking in potential candidates, and the search firm identifies candidates for the Governance Committee’s consideration.

When identifying candidates for Board membership, the Governance Committee includes, and requests any search firm it engages to include, a range of candidates with different backgrounds, skills, experiences, perspectives and personal characteristics. The Governance Committee and the Board assess the effectiveness of this policy as part of their regular review of the Company’s governance practices, through the annual Board and Committee evaluation processes, and by monitoring changes in the Board’s composition and mix along a variety of dimensions over time.

Additionally, when considering director nominees, including incumbent directors eligible for re-election, nominees to fill vacancies on the Board, and nominees recommended by Stockholders, the Governance Committee generally measures the candidates against a set of eight leadership attributes, competencies and experiences. These characteristics are grouped and summarized below.

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Energy sector experience

Experience in the energy sector, particularly power and utilities, and the energy transition, and in working with the customers, counterparties, investors, regulators and stakeholders that help shape the energy sector.

Finance and investment

Finance and investment experience, including financial strategies and partnerships, capital allocation decision-making, debt and equity capital raising, recourse and non-recourse borrowing strategies, complex financial and capital management, and public company reporting issues.

Strategy and growth

Experience in formulating and executing corporate strategies and fostering growth and development and identifying risks and opportunities that guide strategic decision-making.

Technology and cybersecurity

Technology experience, including implementing business transformations and improvements through new technology deployment and digital initiatives, and experience in the design, implementation or oversight of cybersecurity policies and related security risk mitigation measures.

Corporate Governance and Responsibility

Corporate governance and sustainability experience, including board and management accountability for policies to enhance corporate social responsibility and strengthen stakeholder relations. Experience in environmental matters, community affairs, and/or talent management.

Global business/ international affairs

Global professional experience, including working closely with businesses and organizations across multiple countries, and familiarity with diverse business environments, cultures and economic conditions. Understanding of geopolitics and fundamental drivers of economic and political developments across countries and markets that impact businesses.

Public policy and regulatory

Expertise in public policy creation and implementation, including as a senior government official, academic, consultant or other capacity, involved in shaping public policies, and/or expertise in regulatory matters and corporate compliance.

Innovation and customer solutions

Experience in applying innovation to foster business growth and transformation. Experience in the design, implementation or oversight of new products and solutions tailored to the evolving needs of customers, including customer centricity and application of data analytics in creating and marketing customer solutions.

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The Governance Committee identifies Directors to recommend to the Board for election by the Stockholders and to fill vacancies between Stockholder meetings. The Governance Committee makes a preliminary review of a prospective candidate’s background, career experience, and qualifications based on available information. If a consensus is reached that a candidate would likely contribute positively to the Board’s mix of skills and experiences, the Governance Committee conducts interviews with the candidate and may invite other Board members or members of Management to interview the candidate to assess the candidate’s overall qualifications. The Governance Committee considers the candidate against the criteria adopted in light of the Board’s then current composition and the needs of the Board and its Committees and makes a recommendation to the Board as to whether the candidate should be nominated for election. This process is the same for all candidates, including Director candidates identified by Stockholders.

The below summarizes the key skills, experience and attributes of our Director nominees. This high-level summary is not intended to be an exhaustive list of each of our Director nominee’s skills or contributions to the Board. Further information on each director nominee, including their relevant experience, qualifications, attributes or competencies is set forth in the Director biographies below.

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Gerard M. Anderson	Inderpal S. Bhandari	Janet G. Davidson	Andrés R. Gluski	Holly K. Koeppel	Julie M. Laulis	Alain Monié	Moisés Naím	Teresa M. Sebastian

Tenure on the Board[1]	3	2	7	15	11	6	9	13	5
Age	67	66	69	68	67	63	75	73	68
Gender	M	M	F	M	F	F	M	M	F
Self-identified Characteristics[2]									
African American/ Black									●
Asian/South Asian		●							
White/Caucasian	●		●		●	●	●		
Hispanic/Latino				●				●	
Born Outside the US		●		●			●	●

1 Tenure, for the purposes of this chart, is calculated based on service at any point during a board cycle and may include partial years of service.
2 Characteristics based on information self-identified by each Director to the Company.

Director Nominations by Stockholders

The Governance Committee also considers potential nominations for Director provided by Stockholders and submits any such suggested nominations, when appropriate, to the Board for approval. Stockholders wishing to recommend persons for consideration by the Governance Committee as nominees for election to the Board can do so by writing to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia, 22203, and providing the information and following the additional procedures set forth in our By-Laws. See Questions and Answers Regarding the Proxy Statement and Annual Meeting for more information.
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Board of Directors - Biographies

The Board has nominated nine Directors (the “Nominees”) for election at the Annual Meeting, each to serve a one-year term expiring at the Annual Meeting in 2027. The Nominees’ biographies describe aspects of each candidate’s qualifications, relevant experience and committee service.

Reasons for Nomination
Mr. Anderson brings decades of leadership in the energy sector, with a proven track record of managing utility and non-regulated operations, fostering a high-performing culture, enhancing safety performance, improving customer satisfaction and achieving strong financial performance. He has played a key role implementing clean energy transition strategies in support of shareholder value creation.

Throughout his career, Mr. Anderson has successfully overseen stakeholder engagement and fostered constructive policy solutions with regulators and government officials. His extensive industry expertise and insights enhances the Board’s oversight of AES’ growth and energy transition initiatives.

Gerard M. Anderson
Independent Director	Select Skills and Experience
•Energy Sector Experience: As CEO and in his prior executive roles at DTE Energy Company, Mr. Anderson gained comprehensive insights into all aspects of the energy company operations and the broader energy sector. He also served as Chairman of the Edison Electric Institute (EEI), the trade association that represents all U.S. investor-owned electric companies.

Director Since: 2023
Age: 67
Board Committees:

•Strategy and Growth: Mr. Anderson was an architect of DTE’s strategy that developed its regulated, non-regulated and sustainable infrastructure businesses. He led the clean energy transformation of DTE’s power generation, improving the company's utility operations and profitability.

•Governance, Chair
•Finance
•Financial Audit
•Public Policy and Regulatory: As a recognized industry leader, Mr. Anderson oversaw numerous clean energy initiatives and successfully navigated complex regulatory landscapes at both the state and federal levels. As Chairman of EEI, he was instrumental in driving innovation and accelerating the deployment of new clean energy technologies across the broader energy sector.

Other Public Directorships (past five years)
Career Highlights

•The Andersons, Inc. (since 2008)	DTE Energy Company - a diversified energy company that provides electric and natural gas utility operations, power generation and energy-related solutions
•DTE Energy Company (2009-2022)	•Executive Chairman (2019-2022) (retired)
•Chairman and CEO (2011-2019)
•President and CEO (2010-2011)
Education:	•President and COO (2005-2010)
•Various senior executive leadership roles (1993-2004)

•B.S., Civil Engineering, University of Notre Dame	McKinsey & Company - a global management consulting firm
•Senior Consultant (1988-1993)
•M.S. and MBA, University of Michigan

2026 Proxy Statement | 29

Reasons for Nomination
Mr. Bhandari brings over 25 years of expertise to the Board, with a proven track record of transforming data into business assets to enhance customer experiences, deliver innovative solutions, and drive growth and productivity. Mr. Bhandari has guided companies through growth and transformation, leveraging data to support sustainable business expansion.

His deep understanding of technology, artificial intelligence (“AI”) and cybersecurity, combined with his strategic leadership experience, are significant assets to the Board.
Inderpal S. Bhandari
Independent Director	Select Skills and Experience
•Technology and Cybersecurity: Mr. Bhandari developed extensive experience in the technology sector, including his role as Global Chief Data Officer at IBM, where he led the company's data strategy and governance to help IBM maintain a leading position in AI and hybrid cloud computing.

Director Since: 2024
Age: 66
Board Committees:
•Innovation and Customer Solutions: As a leader in data analytics and technology innovation, Mr. Bhandari has developed and implemented solutions that enhance customer experiences and drive company value.

•Financial Audit
•Innovation and Technology	•Strategy and Growth: By having overseen the global data strategy for IBM and major health providers, Mr. Bhandari helped drive a core component of the’ growth strategy for these companies.

Other Public Directorships (past five years)	Career Highlights

Virtual Gold Inc. - a consulting and advisory firm providing enterprise strategy, with a focus on data and AI
•Walgreens Boots Alliance (2022-2025)	•Founder and Chairman (1997-present)

Carnegie Mellon University - a global research university
•Distinguished Executive in Residence (2023-2025)
Education:
International Business Machines Corporation (IBM) - a global technology company
•BTECH, Birla Institute of Technology and Science, Pilani	•Global Chief Data Officer (2015-2023)

Cambia Health Solutions - a health plan provider and healthcare investment firm
•M.S., Computer Engineering, University of Massachusetts, Amherst	•SVP and Chief Data Officer (2014-2015)

Express Scripts - a pharmacy benefit management company
•Ph.D., Computer Engineering, Carnegie Mellon University	•Chief Data Officer and VP, Health Data & Analytics (2012-2014)

2026 Proxy Statement | 30

Reasons for Nomination
Ms. Davidson brings to the Board her deep expertise in technology, and delivering customer-centric solutions for global businesses, developed through her various executive leadership roles with leading telecommunications companies. She oversaw numerous initiatives that enhanced customer satisfaction and instilled operational excellence.

As an experienced public company director serving on technology company boards, Ms. Davidson provides critical guidance to the Board on technology strategies and innovation.
Janet G. Davidson
Independent Director	Select Skills and Experience
•Technology and Cybersecurity: Having spent her entire career in the technology industry, Ms. Davidson has deep expertise in overseeing security and integrity of global networks across broadband, IP and optics technologies, integrating advanced systems to enhance infrastructure and cybersecurity.

Director Since: 2019
Age: 69
Board Committees:

•Innovation and Customer Solutions: Ms. Davidson acquired a comprehensive understanding of customer expectations and preferences through her senior executive role overseeing quality and customer care operations, as well as leading technology investments to improve service delivery and operational efficiency in a large infrastructure solutions company.

•Innovation and Technology, Chair
•Compensation
•Financial Audit
•Strategy and Growth: Through her various board and executive leadership roles, Ms. Davidson has successfully overseen the execution of company growth strategies. She led and helped facilitated the merger between Lucent Technologies and Alcatel as the Company’s Chief Strategy Officer, managing the integration efforts to drive long-term growth and operational efficiencies.

Other Public Directorships (past five years)
Career Highlights
•STMicroelectronics, N.V. (2013-2025)
Alcatel Lucent – a communications and infrastructure solutions company (formerly Bell Laboratories, Lucent Technology)

Education:	•EVP, Quality & Customer Care (2008-2011) (retired)
•Chief Compliance Officer (2006-2008)
•B.A., Physics, Lehigh University	•Chief Strategy Officer (2005-2006)
•Group President, Internetworking System (2001-2005)
•M.S., Electrical Engineering, Georgia Institute of Technology	•Various other roles (1979-2001)

2026 Proxy Statement | 31

Reasons for Nomination
Mr. Gluski brings to the Board extensive knowledge of AES’ global operations, growth strategy, and stakeholder relationships, derived from over two decades of leadership at the Company. Under his tenure, AES has transformed into one of the world’s largest power providers to corporate customers, particularly in the U.S. technology sector. His international business and finance background informs the Company’s strategic decision-making in areas such as risk management, government affairs, public policy, and investor relations.

Andrés R. Gluski
CEO	Select Skills and Experience
•Energy Sector Experience: With a long-standing career at AES in both oversight and executive roles, Mr. Gluski provides significant expertise in assessing energy strategies. He also serves on the Executive Committee of the Edison Electric Institute’s Board of Directors and co-chairs the World Economic Forum’s Electricity Industry community.

Director Since: 2011
Age: 68
Board Committees:

•Strategy and Growth: Mr. Gluski oversaw the turnaround and expansion of several of AES’ largest businesses. In 2011, he initiated an asset divestiture program that generated over $8 billion in proceeds and streamlined AES’ operations from 28 to 12 countries, enabling the Company to concentrate on markets where it holds a competitive advantage.

•Innovation and Technology

Other Public Directorships (past five years)
•Global Business/ International Affairs: Mr. Gluski brings an international perspective to the board, having served as Chairman of Council of the Americas since 2015. He has also held several senior executive roles in telecommunications, banking and public sectors across South America and with multilateral institutions such as the International Monetary Fund (IMF).

•Waste Management (since 2015)
Career Highlights

The AES Corporation
•CEO (since 2026)
Education:	•President and CEO (2011-2026)
•EVP and COO (2007-2011)
•M.A., University of Virginia	•President, Latin America (2007-2011)
•SVP, Caribbean and Central America (2000-2007)
•Ph.D. in Economics, University of Virginia

2026 Proxy Statement | 32

Reasons for Nomination
Ms. Koeppel brings over three decades of experience as a senior operating and financial executive in the energy and infrastructure industries, providing the Board with invaluable insight into global energy markets and financial strategies.

Her financial acumen and understanding of large-scale energy operations contribute to the Board strategic guidance on financial oversight, financial reporting, risk management and growth initiatives.
Holly K. Koeppel
Independent Director	Select Skills and Experience
•Finance and Investment: As CFO at American Electric Power (AEP) Corporation, she oversaw the financial strategy, operations and financial reporting, as well as risk management strategies focused on energy commodity markets.

Director Since: 2015
Age: 67
Board Committees:

•Energy Sector Experience: As partner at leading global investment firms, Ms. Koeppel oversaw investments in energy infrastructure companies, developing a deep understanding of regulatory, financial and operational challenges in the sector.

•Financial Audit, Chair
•Finance

•Strategy and Growth: Ms. Koeppel has a strong background in leading growth initiatives both as a CFO at a leading utility holding company and as a private equity investor with extensive expertise in evaluating market opportunities, optimizing financial performance and leading transformative growth efforts.

Other Public Directorships (past five years)
•Shell plc (since 2026)	Career Highlights
•Core Natural Resources, Inc. (since 2025)
Corsair Infrastructure Management - a private equity firm
•Managing Director, (2015-2017) (retired)
•Flutter Entertainment plc (since 2021)
Citi Infrastructure Investors - a private equity investment firm (a division of Citigroup, acquired by Corsair Capital in 2015)
•British American Tobacco p.l.c. (BAT) (since 2017)*
•Partner and Global Head, (2010-2015)

•Arch Resources, Inc. (2019-2025)	American Electric Power (AEP) - a public utility holding company
•EVP and CFO (2006-2009)
•Vesuvius Plc (2017-2021)	•Various executive positions (2000-2006)

*Ms. Koeppel will cease to serve on the BAT board of directors effective upon the conclusion of its annual general meeting of shareholders on April 15, 2026.
Education:
•B.S., Ohio State University
•MBA, Ohio State University

2026 Proxy Statement | 33

Reasons for Nomination
Ms. Laulis brings to the AES Board a deep knowledge of managing regulated businesses in the technology and infrastructure arena, while enhancing customer satisfaction. As the former CEO of a leading broadband communications provider, she has gained extensive experience overseeing strategy, business operations, compliance, and stakeholder engagement.
Leveraging her extensive experience in digital transformation and infrastructure investments, Ms. Laulis provides valuable perspectives to the Board oversight.
Julie M. Laulis
Independent Director	Select Skills and Experience
•Strategy and Growth: As the former CEO of Cable One, Inc. (“Cable One”) Ms. Laulis led the company’s growth strategy, overseeing infrastructure investments across its brands to build capacity for the digital future of over one million customers and expanded broadband service to underserved areas.

Director Since: 2020
Age: 63
Board Committees:

•Public Policy and Regulatory: In her role as CEO of Cable One, Ms. Laulis regularly collaborated with government agencies and stakeholders on key regulations. She has extensive experience navigating public policy issues, including infrastructure development, customer privacy and data protection and universal service obligations.

•Compensation
•Governance
•Innovation and Customer Solutions: As the former CEO and COO of Cable One, where she oversaw three operation divisions and two call centers, Ms. Laulis acquired deep expertise in creating customer solutions and offerings that drive digital transformation.

Other Public Directorships (past five years)
Career Highlights

•Cable One, Inc. (2017-2025)	Cable One, Inc. - a broadband telecommunications provider
•President and CEO (2017-2025) (retired)
•President and COO (2015-2017)
Education:	•COO (2012-2015)
•Marketing and operations leadership positions of increasing responsibility (1999-2012)
•B.A., Indiana University Bloomington

Jones Intercable, Inc. - a cable television operator
•Management positions in marketing (1989-1999)

2026 Proxy Statement | 34

Reasons for Nomination
Mr. Monié has a strong track record of leading global business expansion across Europe, Asia, and North and South America. He brings expertise in launching new business segments, overseeing major business transformations, and navigating evolving market environments including geopolitical and industry-wide shifts.

Through his experience in cross-functional executive leadership roles in technology and manufacturing, Mr. Monié contributes to the Board his deep insights into opportunities within the changing business environment.

Alain Monié
Independent Director	Select Skills and Experience
•Strategy and Growth: As the former CEO of Ingram Micro, Mr. Monié oversaw the company’s transformation into a global technology and supply chain solutions leader, driving enterprise-wise digital transformation and expansion of e-commerce logistics offerings around the world.

Director Since: 2017
Age: 75
Board Committees:
•Technology and Cybersecurity: With extensive experience in the international technology market, Mr. Monié is well-versed in industry trends and growth opportunities. As the former CEO of Ingram Micro, he oversaw the development of new IT solutions tailored to meet the needs of a broad spectrum of business customers.

•Finance, Chair
•Innovation and Technology
•Global Business/ International Affairs: Mr. Monié has held strategic and operational leadership roles across multiple international regions, including as CEO of a Singapore-based manufacturing company. He has also operational and leadership experience in the Home and Buildings and Industrial Automation sectors in Latin America while at Honeywell International Inc.

Career Highlights
Other Public Directorships (past five years)
Ingram Micro, Inc. - an information technology company
•Non-Executive Chairperson (since 2024)
•Ingram Micro Inc. (since 2024)	•Executive Chairperson (2022-2024)
•CEO (2012-2022)
•President and COO (2004-2007)
Education:
Asia Pacific Resources International Holdings Limited - a global sustainable fibers and papers manufacture
•M.S. Engineering, École Nationale Supérieure d’Arts et Métiers	•CEO (2010-2011)

Honeywell International, Inc. - a multinational industrial, energy and aerospace technology company
•MBA, Groupe HEC Paris
•President, Latin America and Head of Industrial and Building Automation Division (2000-2002)

AlliedSignal - an aerospace, automotive and engineering company (acquired by Honeywell in 1999)

•VP, Asia Pacific (1987-1999)

2026 Proxy Statement | 35

Reasons for Nomination
With a distinguished career in global public affairs and economics, Dr. Naím contributes to the Board extensive insights and a deep understanding of macroeconomic and geopolitical trends, particularly with respect to Latin America. Dr. Naím is a leading intellectual voice on international economics and global politics, having written several widely acclaimed books, serving as an internationally syndicated columnist, and hosting a Spanish language weekly international affairs television program.
Moisés Naím
Independent Director	Select Skills and Experience
•Global Business/ International Affairs: In additional to his widely acclaimed books and columns on international economics and global politics, Dr. Naím served as the editor of Foreign Policy magazine for 14 years and his advice and insights are sought by many global companies, governments, NGOs and international organizations. He is deeply familiar with leading businesses and political figures throughout Latin America.

Director Since: 2013
Age: 73
Board Committees:

•Compensation
•Public Policy and Regulatory: Having served in government, international organizations and think tanks, Dr. Naím has extensive experience in navigating public policy and regulatory issues and crafting strategies to enhance economic and business performance.

•Governance
•Innovation and Technology

•Corporate Governance and Responsibility: Dr Naím’s insights on global economic and political trends, enable him to offer the Board guidance on best practices in corporate social responsibility and stakeholder engagement across multiple countries.

Other Public Directorships (past five years)
Career Highlights
•N/A
Efecto Naím – a Spanish language weekly news program
•Host and Producer (since 2011)
Notable Affiliations:
El País and La Repubblica – daily newspapers in Spain and Italy
•Chief International Columnist (since 2003)
•Carnegie Endowment for International Peace, Distinguished Fellow (since 2011)
Foreign Policy Magazine – an American news publication focused on global affairs
Education:	•Editor in Chief (1996-2010)

•B.A., Universidad Metropolitana in Caracas, Venezuela	The World Bank
•Executive Director (1990-1992)

•MSc, Massachusetts Institute of Technology	Venezuelan Government
•Minister of Industry and Trade (1989-1990)
•Ph.D., Massachusetts Institute of Technology	•Director of the Central Bank (1989-1990)

2026 Proxy Statement | 36

Reasons for Nomination
Ms. Sebastian has several decades of cross-functional experience in finance, law, capital markets, mergers and acquisitions, internal audit, and governance. She has advanced transformational initiatives at several companies and partnered with corporate boards to advise companies on global expansion and navigating evolving regulatory and policy landscapes.

In addition to her corporate expertise, Ms. Sebastian has served as an adjunct professor in enterprise risk management and corporate compliance at two leading universities. Her insights strengthen the Board’s oversight of the growth strategy and risk management.

Teresa M. Sebastian
Independent Director	Select Skills and Experience
•Public Policy and Regulatory: In her prior role as General Counsel and Chief Compliance Officer at a leading consumer-facing company, Ms. Sebastian advised the board on regulatory risks, compliance and mergers and acquisitions to ensure growth strategies were supported by effective risk mitigation strategies and aligned with long-term objectives.

Director Since: 2021
Age: 68
Board Committees:

•Corporate Governance and Responsibility: Building on her public company and academic experience, Ms. Sebastian developed a strong expertise in enterprise risk management, corporate compliance and responsible corporate practices.

•Compensation, Chair
•Financial Audit
•Governance
•Finance and Investment: Ms. Sebastian has extensive expertise in capital markets transactions, mergers and acquisitions, and evaluating growth opportunities in the context of broader industry and macroeconomic trends.

Other Public Directorships (past five years)	Career Highlights

The Dominion Asset Group - a venture capital firm
•Kaiser Aluminum Corporation (2019-2025)	•Founder, President and CEO (since 2015)

Peckham Industries, Inc. - a construction and materials printer
•Terminix Global Holdings, Inc. (2021-2022)	•Director and Chair of the Audit Committee (since 2023)

University of Michigan Law School
•Adjunct Professor, Enterprise Risk Management and Corporate Compliance (2016-2025)
Education:

Vanderbilt Law School
•B.G.S, University of Michigan	•Adjunct Professor, Accounting and Enterprise Risk Management (2017-2024)

•MBA, University of North Florida	Darden Restaurants, Inc. - a multi-brand restaurant operator
•SVP, General Counsel, Chief Compliance Officer, and Corporate Secretary (2010-2015)
•JD, Michigan State University College of Law

Veyance Technologies, Inc. - a manufacturer of engineered rubber products
•LLM, Wayne State University	•Vice President (2008-2010)

2026 Proxy Statement | 37

DIRECTOR COMPENSATION

Director Compensation Program

The Governance Committee reviews, no less frequently than every two years, the level and form of compensation paid to Directors, including our Director compensation program’s underlying principles and how such compensation relates to director compensation of companies of comparable size, operating in a comparable industry and/or with equivalent complexity. Under the Corporate Governance Guidelines, a Director who is also an Officer of AES is not permitted to receive additional compensation for service as a Director. Any proposed changes to the Director compensation program are recommended by the Governance Committee to the Board for consideration and approval.
Independent Committee Consultant

The Governance Committee retained Meridian to assist with its review of Director compensation practices for 2025. Meridian reports directly to the Governance Committee and the Governance Committee can replace Meridian as to Director compensation matters or hire additional consultants at any time.

The scope of Meridian’s engagement regarding Director compensation in 2025 included:

•comparing how Director compensation relates and compares to that of similarly-sized general industry and energy companies;
•reviewing the elements of Director compensation (e.g., annual retainers, compensation for committee chairs and deferred compensation grants);
•evaluating the mix of cash compensation and equity/deferred compensation that makes up total Director compensation; and
•providing an evaluation of the Director compensation program design, including alternative recommendations for consideration.
Director Compensation for 2025

The Board reviews the Board compensation structure no less frequently than every two years.

Board compensation is intended to meet the following goals:

•promote the recruitment of talented and experienced Directors to the AES Board;
•compensate outside Directors for the workload inherent in a public board Director position; and
•retain a strong financial incentive for Directors to maintain and promote the long-term health and viability of the Company.
The Board did not increase Director compensation in 2025.

Annual Retainer. For 2025, Directors elected at the annual meeting of Stockholders received an annual retainer of $100,000. Directors may elect to take the annual retainer in cash or deferred stock units. The Board also determined that the Chairman would receive compensation at an amount equal to 1.62 times the 2025 annual cash retainer of other AES Board members, and that such amount would be inclusive of all Board responsibilities.

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Committee Compensation. Committee chairpersons received compensation for their Committee service as outlined below.

Financial Audit Committee Chair	$25,000
Compensation Committee Chair	$20,000
Finance Committee Chair	$20,000
Governance Committee Chair	$20,000
Innovation and Technology Committee Chair	$20,000

Deferred Incentive Compensation Grant. In 2025, Directors received an annual Deferred Incentive Compensation Grant valued at $175,000 in the form of deferred stock units, which, subject to any earlier vesting as permitted under the Amended and Restated Deferred Compensation Program for Directors under the 2025 Equity and Incentive Compensation Plan (the “2025 Plan”), will vest on the earlier of (i) the one‑year anniversary of the grant date and (ii) the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting, and are generally paid following termination of service on the Board. The Board also determined that the Chairman of the Board would receive such a grant in an amount equal to 1.74 times the Deferred Incentive Compensation Grant of other AES Board members.

New Directors. Newly elected Directors receive an initial grant consisting of deferred stock units valued at $40,000 and Annual Retainers and a Deferred Incentive Compensation Grant pro-rated for the service provided until the next annual meeting of Stockholders.

Non-Employee Director Stock Ownership Guidelines. The Board adopted stock ownership guidelines for Directors that provide for non-employee Directors to accumulate and maintain equity ownership in AES having a value of no less than five times the annual retainer within five years of the date of the Director’s appointment to the Board. All stock and equity interests of a Director are taken into consideration for purposes of considering compliance with the policy, including Director deferred stock units. All Directors have attained the stock ownership guidelines or are on track to attain the stock ownership guidelines within the five year period.

Director Compensation (2025)*
The following table contains information concerning the compensation of our Directors during 2025.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Option Awards(4)	Total
Gerard M. Anderson Chair—Governance Committee	$120,000	$175,000	$0	$295,000
Inderpal S. Bhandari	$100,000	$175,000	$0	$275,000
Janet G. Davidson Chair—Innovation and Technology Committee	$120,000	$175,000	$0	$295,000

Holly K. Koeppel Chair—Financial Audit Committee	$125,000	$175,000	$0	$300,000
Julie M. Laulis	$100,000	$175,000	$0	$275,000
Alain Monié Chair—Finance Committee	$120,000	$175,000	$0	$295,000
John B. Morse, Jr. Chairman, Lead Independent Director	$161,500	$304,000	$0	$465,500
Moisés Naím	$100,000	$175,000	$0	$275,000
Teresa M. Sebastian Chair—Compensation Committee	$120,000	$175,000	$0	$295,000
Maura Shaughnessy	$100,000	$175,000	$0	$275,000

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* Table excludes the Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings, and All Other Compensation columns, which are not applicable.

NOTES:
(1)    Mr. Gluski, our CEO, is also a member of our Board. His compensation is reported in the Summary Compensation Table (2025, 2024, and 2023) and the other tables set forth in this Proxy Statement. In accordance with our Corporate Governance Guidelines, Management Directors do not receive any additional compensation in connection with service on the Board.
(2)    Directors elected at the 2025 Annual Meeting of Stockholders received a $100,000 annual retainer (and in the case of the Chairman, $161,500) and may elect to defer any portion of the annual retainer in the form of deferred stock units. Similarly, the Chair of the Board and the Directors may also elect to defer the Chair and Committee Chair fees in the form of deferred stock units.

     The elective deferral amounts in 2025 were as follows:

	Annual Elective Retainer Deferred	Chair / Committee Chair Retainer Deferred
Gerard M. Anderson	$100,000	$0
Inderpal S. Bhandari	$100,000	N/A
Janet G. Davidson	$50,000	$10,000
Holly K. Koeppel	$50,000	$12,500
Julie M. Laulis	$100,000	N/A
Alain Monié	$0	$0
John B. Morse, Jr.	$161,500	$304,000
Moisés Naím	$0	N/A
Teresa M. Sebastian	$0	$20,000
Maura Shaughnessy	$100,000	N/A

(3)    This column includes the aggregate grant date fair value of the annual Deferred Incentive Compensation Grant granted in 2025. The aggregate grant date fair values were computed in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation” (“FASB ASC Topic 718”), disregarding any estimates of forfeitures related to service-based vesting conditions. The grant date fair value of the deferred stock unit awards is based on the closing market price per share of our common stock on the grant date of $11.12 per share.

As of December 31, 2025, non-employee Directors had the following total number of deferred stock units credited to their accounts under the 2025 Plan and the Company’s predecessor plans: Gerard M. Anderson - 43,006; Inderpal S. Bhandari - 47,322; Janet G. Davidson - 91,171; Holly K. Koeppel - 183,301; Julie M. Laulis - 97,078; Alain Monié - 119,703; John B. Morse, Jr. - 408,598; Moisés Naím - 211,818; Teresa M. Sebastian - 52,501; and Maura Shaughnessy - 73,235.

(4) No stock option grants were made in 2025. As of December 31, 2025, only one Director held options: Alain Monié - 99,051.

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

The CD&A includes compensation details for our Named Executive Officers (“NEOs”):

Andrés Gluski	Stephen Coughlin	Juan Ignacio Rubiolo	Bernerd Da Santos	Ricardo Falú

Chief Executive Officer (“CEO”)	Executive Vice President (“EVP”) & Chief Financial Officer (“CFO”)	EVP & Chief Operating Officer (“COO”)	EVP & President, US & Renewables	President

Executive Summary

2025 was a pivotal year for AES, as we delivered on our strategic and financial goals described below. The annual incentive plan financial metrics of Adjusted Earnings Per Share (“EPS”), Parent Free Cash Flow (“Parent FCF”), and Adjusted EBITDA met or exceeded our guidance ranges.

2025 Annual Bonus Payout	CEO’s 2025 Long-Term Incentive award (at target) reduced

138%	-30%

with a 15% increase in the weighting of the financial metrics compared to prior year	resulting in an entirely performance based award

We continued to execute on our growth plan as evidenced by signing or being awarded 4.0 gigawatts (“GW”) of new contracts for renewables and energy storage Power Purchase Agreements (“PPA”), entering into Development Transfer Agreements (“DTAs”), and producing new generation to serve customers at our utilities. BloombergNEF once again ranked AES as a top provider of clean energy globally to corporations. We also completed the construction or acquisition of 3.2 GW of renewables.

While our Total Stockholder Return (“TSR”) was positive for 2025, during the three-year performance period from 2023 to 2025, TSR was below our benchmarks. As a result, and consistent with our pay for performance philosophy, the performance cash units (“PCUs”), which are earned based on TSR performance, did not pay out in 2025, as AES was positioned below the 30th percentile for each of the TSR indices.

AES continued to focus on our corporate responsibility initiatives, the employee population and our customers.
2026 Proxy Statement | 41

Corporate Responsibility & Social Impact	Financial Results	Employee and Customer Focus

Ethisphere's World's Most Ethical Companies as a 13-time honoree

Signed or awarded 4.0 GW of renewables and energy storage under long-term PPAs

Partnered on 500+ initiatives in the communities where we operate

Adjusted EBITDA, Adjusted EPS and Parent FCF (non-GAAP measures) results in 2025 were above the mid-point of guidance and target goals and represented continued growth

$501 million in Stockholder dividends

~2% quarterly dividend increase to $0.17 per share

Achieved the recognition of Great Place to
Work™ across different markets including
Argentina, Chile, Colombia, Dominican
Republic, El Salvador, Mexico, Panama,
Puerto Rico, and the United States

In 2025 we generated enough electricity equivalent to meeting the residential needs of approximately 60 million people, or 18.7 million households in the markets where we operate

The fundamentals of the business remain strong as is reflected by the annual incentive plan results. The performance of financial metrics, safety and our growth measures, resulted in an annual short-term incentive payout at 138%. Our four-year average performance was above the midpoint for the Adjusted EPS incentive measure and the Parent FCF incentive measure.

Adjusted Earnings Per Share	Parent Free Cash Flow

Cumulative 4-Year Average of 6.7% Above Target	Cumulative 4-Year Average of 1.6% Above Target

2026 Key Actions

Similar to last year, in February 2026, the Compensation Committee approved changes to the CEO’s total compensation to continue to align with Stockholder’s interests and in response to trends observed in the Company’s share price. Mr. Gluski’s 2026 long-term incentive award was again reduced by 30%, and additionally, Mr. Gluski took no salary increase in 2026 (nor has he taken one since 2021).

The CEO’s 2025 and 2026 compensation adjustments reflect the Company’s commitment to responsible and transparent compensation practices that support long-term growth and value creation for all Stockholders.

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Say-On-Pay

At the 2025 Annual Meeting, AES received over 84% support for its executive compensation program based on the shares voted in favor of the 2025 say-on-pay proposal. We engaged with key Stockholders in 2025 to understand their feedback on our compensation programs. After consideration of Stockholder feedback, the Committee determined that the structure and design of the executive compensation program continues to properly incentivize our executives to execute on AES’ strategic goals and initiatives and is aligned with the long-term interests of our Stockholders after consideration of Stockholder feedback, the Committee determined that the structure and design of the executive compensation program continues to properly incentivize our executives to execute on AES’ strategic goals and initiatives and is aligned with the long-term interests of our Stockholders

Executive Compensation Best Practices

The Compensation Committee continues to align pay practices with Stockholder interests.

	What We Do		What We Don’t Do
☑	Pay-for-Performance Alignment	☒	No “Single-Trigger” Vesting of Equity Awards with a CIC
☑	Target Total Compensation at Approximately the 50th Percentile of Survey Data	☒	No Special Retirement Benefit Formulas for NEOs
☑	Heavy Weight on Performance-Based Compensation	☒	No Hedging or Pledging
☑	Maintain Market-Competitive Stock Ownership Guidelines	☒	No CIC Excise Tax Gross-Ups
☑	All Change-In-Control (“CIC”) Benefits Conditioned upon a “Double-Trigger” Acceleration Provision	☒	No Perquisites, Except For International Relocation-Related Benefits
☑	Clawback Policy in Compliance with NYSE and SEC Requirements	☒	No Backdating or Option Repricings
☑	Independent Consultant Retained by the Compensation Committee	☒	Dividends Only Paid Upon Vesting of Equity Awards
☑	Executive Cash Severance Policy that Generally Limits Base Salary Plus Target Incentive Bonus to 2.99x

AES’ compensation plans and practices for our NEOs align with Company performance and Stockholder value creation. Any non-GAAP measures discussed in this CD&A are reconciled to the nearest GAAP financial measure which can be found in “Appendix A: Non-GAAP Measures.”
Our Executive Compensation Philosophy

Our philosophy is to provide compensation opportunities within a competitive range of the 50th percentile of survey data specific to our revenue size and scope of operations. We design our incentive plans to pay for performance with additional compensation paid when performance exceeds expectations and less compensation paid when performance does not meet expectations. Thus, the actual compensation realized by an NEO will depend on our actual performance.

In applying this philosophy, survey data is used to assess the impact of any changes on the competitiveness of target total compensation opportunities relative to the 50th percentile range. Our use of survey data is described further in the section titled “How We Use Survey Data in our Executive Compensation Process.”

The Compensation Committee considers additional factors in making its decisions on each NEO’s target total compensation opportunity. The specific factors include an individual’s:
•experience and expertise;
•position and scope of responsibilities;
•future prospects with the Company; and
2026 Proxy Statement | 43

•proposed target total compensation and the survey data.

In making its decisions, the Compensation Committee does not apply formulaic weighting to any of the above factors.

Role of the Compensation Committee, Independent Compensation Consultant, and Management

	Compensation Committee	Independent Compensation Consultant	Management (CEO & CHRO)
Provide overall oversight of the Company’s compensation and benefit plans, including plans in which the NEOs participate	●
Annually review NEO compensation and, if appropriate, propose changes to target total compensation for Board of Directors’ approval	●
Approve performance goals for annual and long-term incentive plans within the first three months of the performance period	●
Based on an assessment of performance against pre-set goals, approve payouts to NEOs under incentive plans and propose for Board of Directors’ approval	●
Participate in all Compensation Committee meetings	●	●	●
Participate in executive sessions of the Compensation Committee	●	As requested
Prepare and summarize detailed information on the Company’s performance and, as applicable, performance of individual executives			●
Prepare and provide (in advance whenever possible) additional materials regarding our executive compensation plans for review and discussion by the Compensation Committee in its meetings			●
Based on business strategy, propose any changes to incentive plan designs			●
With the Compensation Committee’s knowledge, provide background information to the independent consultant required for the consultant to carry out its duties			●
Update the Compensation Committee on market trends, regulatory matters and governance best practices related to executive compensation		●
Review and provide the Compensation Committee with feedback on market competitiveness of any changes to target total compensation proposed by management		●
Review and provide the Compensation Committee with feedback on incentive plan changes proposed by management		●

In 2025, the Compensation Committee retained Meridian Compensation Partners (“Meridian”) to serve as its Independent Compensation Consultant. The Compensation Committee has reviewed the independence of Meridian as required by the NYSE rules that relate to the engagement of its advisors. The Compensation Committee, after taking into consideration all relevant factors, determined Meridian to be independent. Other than services provided to the Compensation Committee and Governance Committee, Meridian did not provide any other services to AES in 2025.

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How We Use Survey Data in our Executive Compensation Process

At the time the Compensation Committee decides target total compensation opportunities, it reviews survey data from Willis Towers Watson (“WTW”). The data enables the Compensation Committee to compare compensation for our NEOs to executives at similarly-sized companies in comparable positions to our NEOs. The Company has a significant international presence, an organizational model that deviates from the traditional domestic utility sector, and a strong and growing renewables business. In order to address our unique position, AES reviews a blend of general industry and energy databases, each weighted at 50%, for our NEOs’ compensation. Specifically, in 2025, the Compensation Committee reviewed the following survey data:

U.S. General Industry Companies with international operations	U.S. Energy Industry Power generation and distribution companies

The Compensation Committee views the WTW survey data as an appropriate benchmark of compensation practices and pay levels of similarly-sized companies, including companies with international operations against whom we compete for talent.

From the survey data, regression analysis is then used to approximate the compensation paid by those companies most similar to AES in size. At the time of the analysis, we used our 2025 revenue estimate of approximately $12 billion. We use revenue because executive target total compensation more closely correlates with revenue than any other size indicator, in both general industry and the energy industry. Compensation decisions take into account the operational knowledge required of the NEOs’ positions, and the international scope of their roles.
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Overview of AES Total Compensation

Elements of Compensation

The primary objectives of our compensation program are to provide compensation that reflects an individual’s experience, responsibility, and expertise, and align the interests of our executives with those of our Stockholders. The Company seeks to reward employees for their daily job responsibilities and reward them for making progress towards the Company’s short-term and long-term goals. The following table presents the key elements of the compensation program for our NEOs and their 2025 weights.

CEO’s 2025 Compensation Adjustment

In 2025, in response to trends observed in the Company’s share price and to align with Stockholders’ interests, the Compensation Committee (at the CEO’s request) reduced the CEO’s total target compensation opportunity by eliminating the time-based vesting RSUs. This resulted in a 30% reduction in his target long-term compensation, which was then comprised of 100% performance-based awards.

	Element	CEO	Other NEOs (Average)	Purpose	Key Characteristics
Fixed		12%	22%
	Base Salary			Maintain market competitiveness and retain our NEOs	Reflects the NEOs’ scope of responsibility, experience and expertise
Variable		88%	78%
	Annual Incentive Awards			Provide performance-based compensation tied to the Company’s annual objectives	Metrics •Safety (10%) •Financials (70%) •Green Growth (15%) •New Business Models (5%)

	Restricted Stock Units (“RSUs”)			Recognize and reward NEOs’ contributions to the company's growth and success; settles in shares	•30% of annual LTC grant for the NEOs (other than the CEO) •CEO’s 2025 grant did not include any RSUs •Three-year ratable vest

	Performance Stock Units (“PSUs”)			Directly link NEOs’ interests with those of Stockholders and AES’ long-term financial performance; settles in shares	•35% of annual LTC grant for the NEOs (other than the CEO) •50% of annual LTC grant for the CEO •Tied to Parent FCF metric •Three-year cliff vest

	Performance Cash Units (“PCUs”)			Directly link NEOs’ interests with those of Stockholders and AES’ long-term share price performance; settles in cash
•35% of annual LTC grant for the NEOs (other than the CEO)
•50% of annual LTC grant for the CEO
•Tied to Relative TSR metric
–S&P 500 Index
–S&P Utilities Index
–Clean Energy Peer Group
•Three-year cliff vest

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Our CEO’s compensation is higher and more performance-based than the compensation paid to our other NEOs largely due to the scope of the position and his overall responsibility for the Company’s strategy and direction, as well as his overall influence on AES’ short and long-term performance.

In connection with determining compensation for the following year, the Compensation Committee does not explicitly consider prior years’ awards or current equity holdings. The Compensation Committee does, however, on an ongoing basis confirm it has a detailed understanding of how its decisions on individual compensation elements affect other compensation elements and total compensation. In particular, the Compensation Committee reviews (i) year-over-year changes in total compensation; (ii) the value of outstanding long-term compensation awards under various share price and financial performance scenarios; (iii) payouts and realized gains from past long-term compensation awards; and (iv) the value of benefits payable upon termination and change-in-control. The Company does not target a specific allocation of cash versus equity compensation, nor does it target a specific allocation between short- and long-term compensation.

Goal Setting Process

A rigorous goal-setting process is essential for determining both short-term and long-term compensation, and aligning metrics with the Company's strategic objectives and market conditions. Management undertakes a comprehensive review of prior year goals and actual performance, analyzing variances and identifying areas for improvement. This historical analysis is complemented by considering external guidance, including industry benchmarks, economic forecasts, and competitive positioning, to set realistic yet challenging targets that are typically above prior year actual performance, when appropriate. The proposed metrics and goals are then presented to the Compensation Committee in the first quarter. The Compensation Committee plays a critical role in scrutinizing and validating the proposed goals to confirm they are robust, equitable, and aligned with Stockholder interests. The Compensation Committee's approval is the final step, signifying that the goals are not only ambitious but also achievable and fair, thereby motivating executives to drive performance and create long-term value. This structured and transparent approach to goal setting underscores the Company's commitment to accountability and performance excellence.

A discussion of how the Compensation Committee determined each element of compensation for 2025 is provided in the following section of the CD&A.

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2025 Compensation Determinations

Base Salary

The Compensation Committee reviews NEO target total compensation, including base salaries, annually and will evaluate newly promoted or hired executive officers’ base salaries as needed.

No executive salary increases were provided in 2025 in response to trends observed in the Company’s share price and market uncertainty. The following table shows the 2025 base salaries for each NEO.

NEO	2025 Base Salary	Percentage Increase from 2024	Rationale for Increase
Mr. Gluski	$1,241,000	0%	At the request of the CEO, no base salary increase since 2021
Mr. Coughlin	$645,000	0%	No 2025 increase
Mr. Rubiolo	$550,000	0%	No 2025 increase
Mr. Da Santos	$663,000	0%	No 2025 increase
Mr. Falú	$555,000	0%	No 2025 increase

Annual Incentive Award

Our NEOs are eligible for annual incentive awards based on pre-established safety, financial and strategic goals under The AES Corporation Performance Incentive Plan (the “Performance Incentive Plan”). Awards are paid out, if earned, in the first quarter of the following year based on the following formula.

BASE SALARY	X	TARGET AWARD PERCENTAGE	X	CORPORATE PERFORMANCE SCORE %	“=”	FINAL AWARD CAPPED AT 200%

Metrics

In setting the goals for our performance measures, the Compensation Committee considered information provided by management about the Company’s strategic objectives. AES continues to set strong, challenging, performance-based goals year-over-year. In 2025, the Compensation Committee approved increasing the financial metrics by 15% and reducing the qualitative measures of Green Growth and New Business Models by 10% and 5%, respectively, to recognize the importance of continuing to improve our financial performance and achieving our financial targets. The performance measures and objectives for 2025 are defined as:

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Strategic Goal*	Metric	How Measured	Rationale
Safety - 10%	Serious Safety Incidents	Number of serious safety incidents	Create an environment that allows all of our People to return home from work each and every day. Additionally, create an environment in which we continue to educate our employees proactively, test and implement precautions, and maintain business resilience
	Non-Injury Significant Injuries and Potentials (SIP) Rate	Monitor and track significant injuries and any potential injuries within the Company
	Safety Meetings	Attendance of Company-wide monthly Safety meetings
	Safety Walks	Number of completed assigned safety walks
Financials - 70%	Adjusted EPS	Diluted EPS from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method	Key financial goals that are critical to the business, and that also drive value creation, which is aligned to the interests of our Stockholders
	Adjusted EBITDA	Earnings before interest income and expense, taxes, depreciation, amortization, and accretion of Asset Retirement Obligations (“ARO”), adjusted for the impact of Non-Controlling Interests
	Parent FCF	Parent FCF is the primary, recurring source of cash that is available for use by AES, the Parent Company
Green Growth - 15%	Growth and Commercial Operations Date (“COD”)	New Megawatts (“MW”) acquired, signed, and closed through various projects during the year, as well as projects that commenced commercial operations	Continued greening and growth of the portfolio
New Business Models - 5%	New Businesses or Products	Review a variety of strategic and financial metrics for AES businesses and other critical metrics to determine achievement	Highlight our business objectives which leverage our position to incubate, integrate, and grow new businesses or products
* See Appendix C for additional information regarding these strategic goals.

2025 Performance Results

In early 2026, the Compensation Committee and the Board of Directors approved the annual incentive payouts for 2025.

The following table reflects the measures, weights, and targets approved by the Compensation Committee, as well as the 2025 results. No alterations or increases were applied to the annual incentive payout calculations. The final payout is derived from the results below. The AES Corporate Performance score is rounded to the nearest whole number. Please reference the footnotes below and Appendix C for additional information regarding the range of performance targets (including thresholds and maximums) and associated payout formulas.
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Category	Metric	Weighting	Target	Performance Results	Payout %
Safety[1]	Serious Safety Incidents	5%	No Incidents	No Incidents	200%
	Non-Injury SIP Rate	5%	0.95	1.54	115%
	Safety Meetings		95.0%	98.4%
	Safety Walks		13,011	17,560

Financials[2]	Adjusted EPS	10%	$2.18	$2.34	173%
	Adjusted EBITDA	40%	$2,750M	$2,871M	144%
	Parent FCF	20%	$1,200M	$1,219M	116%

Green Growth[3]	Growth	5%	4,000MW	4,301MW	130%
	COD Achieved	10%	3,100MW	3,167MW	109%

New Business Models[4]	New Business or Products	5%	Data Centers - Signed LOI Maximo - 70MWs/$20M AI Fund - $4M/2 pre-seed	140%	140%

FINAL PAYOUT: 138%
(1) Reference Appendix C for details of the Safety metrics and their corresponding payout levels.
(2) The financial metrics are non-GAAP measures. Assuming the threshold requirement for each financial measure is met, the score ranges from 50% to 200%: 50% score corresponds to actual results at 90% of the target goal, and a 200% score corresponds to actual results at 110% of the target goal.
(3) Assuming the threshold requirement for the Green Growth and COD metrics are met, the score ranges from 50% to 200%: 50% score corresponds to actual results at 75% of the target goal, and a 200% score corresponds to actual results at 125% of the target goal. AES had committed to 14 to 17 GW of Green Growth through 2025 and the target goal reflects the fluctuations during the time period.
(4) The 140% performance in this category is based on the significant achievements AES made towards progressing its new products. The following paragraph includes additional details.

The Compensation Committee approved a quantitative performance assessment of 140% to recognize the Company’s new business achievements and significant advancements. In 2025, AES made significant progress towards executing on new DTAs and signing new PPAs for data centers with hyperscalers. Maximo, the first robotic solution using advanced AI vision systems for automated solar modular installation, signed and completed 72 MWs of contracts with EPC companies. In addition, AES received an expression of interest from prospective investors for up to $20M of potential new funding for Maximo. Lastly, we signed multi-year, multi-million dollar contracts with two businesses co-built with the AI Fund, a partnership designed to build AI-driven solutions that deliver next level outcomes for customers while improving sustainability and resilience across the industry.
NEO 2025 Annual Incentive Payouts

The following table shows the 2025 annual incentive payout for each of our NEOs under the Performance Incentive Plan. The NEOs’ 2025 annual incentive target opportunities were unchanged from 2024.

NEO	2025 Base Salary	2025 Annual Target % of Salary	2025 Performance Payout	Actual Payout(1)
Mr. Gluski	$1,241,000	150%	138%	$2,568,870
Mr. Coughlin	$645,000	100%	138%	$890,100
Mr. Rubiolo	$550,000	100%	138%	$759,000
Mr. Da Santos	$663,000	100%	138%	$914,940
Mr. Falú	$555,000	100%	138%	$765,900
(1)Payouts rounded to the nearest hundred.

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Long-Term Compensation
2025 LTC Awards

In 2025, we utilized the same overall long-term compensation vehicles as in prior years. The mix is weighted towards performance-based awards, which is designed to establish alignment between executive compensation and Stockholder value creation. The LTC awards are intended to reward the achievement of AES’ long-term strategic and financial objectives, retain our NEOs, and incorporate relevant market practices. All awards are subject to service-based conditions. To further emphasize Stockholder value creation, and in response to trends observed in the Company’s share price, the Compensation Committee (at the CEO's request) reduced the CEO's 2025 total target LTC award opportunity by eliminating the time-based vesting RSUs, which historically comprised 30% of his LTC award. As a result, 100% of Mr. Gluski's 2025 award was performance-based, and the total target LTC award value was 30% lower than the prior year.

Award Type	CEO Weight	Non-CEO Weight	Details	Vesting Schedule
Performance Stock Units (“PSUs”)			Results tied to three-year performance condition of Parent FCF, a non-GAAP measure. If the conditions are met, the awards settle in shares.	3-Year Cliff Vest

Performance Cash Units (“PCUs”)
Outcomes contingent upon AES’ TSR from January 1, 2025 through December 31, 2027 relative to the S&P 500 Index (40% weight), S&P Utilities Index (40% weight), and a Clean Energy Peer Group (20% weight).

Each PCU is valued at $1. If the conditions are met, the awards settle in cash.
3-Year Cliff Vest

Restricted Stock Units (“RSUs”)			Award subject to time-based conditions only, to retain and incentivize the NEOs. If the conditions are met, the awards settle in shares. The CEO did not receive RSUs in 2025.	3-Year Ratable Vest

Cumulative Parent FCF was selected because it reflects the ability of our businesses to generate cash for our investors that can be either reinvested in the business or paid to investors through dividends, and additionally is a key metric for ratings agencies. The Compensation Committee approved targets that it believed to be challenging, but achievable and required growth over the prior year’s goals.

Relative TSR (“rTSR”) was identified as a measure to align our NEOs’ compensation with our Stockholders’ interests since the ability to earn the award is linked directly to stock price and dividend performance over a period of time. TSR is defined as the appreciation in stock price and dividends paid over the performance period as a percentage of the beginning stock price. To determine share price appreciation, we use a 90-day average stock price for AES relative to the identified peer groups at the beginning and end of the three-year performance period. This avoids short-term volatility impacting the calculation. The selected peer groups are the S&P 500 Index (40% weight), the S&P 500 Utilities Index (40% weight), and the following Clean Energy peers (20% weight):

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Clean Energy Peer Group
Brookfield Renewable Partners L.P.	Iberdrola, S.A.
Clearway Energy, Inc.	NextEra Energy Inc.
EDP Renewables	Ørsted A/S
Enel Américas S.A.	RWE Clean Energy, LLC
Enlight Renewable Energy Ltd.
Payout Levels

The RSUs are subject to time-based vesting conditions and do not have varying payout levels associated with the awards.

For the PSUs and PCUs, straight-line interpolation is used for performance between levels to determine the vesting percentage of an award. The following table illustrates the vesting percentage at each percentile rank for the 2025 - 2027 performance period.

Award	Metric	Performance Level	Payout Level
PSUs	Cumulative Parent FCF	Below 90% of target	0%
		90% of target	50%
		100% of target	100%
		Greater than 110% of target	200%

PCUs	Relative TSR	Below 30th percentile	0%
		30th percentile	50%
		50th percentile	100%
		Greater than 90th percentile	200%

2025 NEO Grants

Consistent with prior practice, the Company granted LTC awards to the NEOs in February 2025. The grant values below are based on AES’ closing stock price per share on the grant date of the PSUs and RSUs, and a per unit value of $1.00 for the PCUs. To further demonstrate the CEO’s commitment to the Company’s performance and to align with Stockholder’s interests, the Compensation Committee (at the CEO's request) reduced the CEO's 2025 grant by 30% compared to prior years, with no RSU grant made to him. Mr. Gluski’s grant was 100% performance-based, with the same performance metrics as the other NEOs.

NEO	2025 LTC Awards
	PSUs	PCUs	RSUs	Total
Mr. Gluski	$3,650,002	$3,650,000	$0	$7,300,002
Mr. Coughlin	$629,999	$630,000	$540,005	$1,800,004
Mr. Rubiolo	$524,999	$525,000	$450,001	$1,500,000
Mr. Da Santos	$559,999	$560,000	$480,002	$1,600,001
Mr. Falú	$524,999	$525,000	$450,001	$1,500,000

The values in the table above differ from the Stock Awards column in the “2025 Summary Compensation Table” because the PCUs contain a market condition that results in a fair market value, for financial accounting purposes, that differs from the $1 per unit value the Company uses to determine the grant. The Company does not disclose the Parent FCF targets for awards that are not vested to maintain the confidentiality of our strategic objectives and to protect sensitive business information.

2023 - 2025 LTC Performance Results
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All NEOs received the 2023 - 2025 executive LTC awards. The Compensation Committee certified the performance results in February 2026 following the end of the PSU and PCU performance periods. The final payout results were as follows:

Award Type	Weighting	Measure	Minimum	Target	Maximum	Payout %
PSUs		Cumulative Parent FCF				200%

PCUs		S&P 500 Index				0%
		S&P 500 Utilities Index				0%
		MSCI Latin America Emerging Markets Index				0%

The 2023 PSU award paid out at 200% of target based on actual Cumulative Parent FCF results of $3,329M during the three-year performance period, which was 111.52% of target. When compared to the 2022 - 2024 PSU three-year performance cycle, the target goal increased by nearly 6% and the actual performance results increased by over 10%. The number of PCUs that vested depended upon AES’ percentile rank against the companies in each of the indices described above. TSR for the Company over the 2023 - 2025 performance period was -41%, which resulted in the Company ranking in the bottom quartiles of TSR for the S&P 500 Utilities Index, S&P 500 Index, and MSCI Latin America Emerging Markets Index. The PCUs were earned at 0% and did not vest due to TSR performance being below the 30th percentile in each index to which AES compares itself. The third tranche of the RSUs granted in February 2023 was subject to a +/- 15% performance modifier based on environmental and social goals. For a description of such goals, please see page 41 of the Company’s 2023 proxy statement. The first and second tranches of the RSUs vested on the first and second anniversaries of the grant date, respectively, based solely on continued service with the Company. Based on the performance assessments, the Compensation Committee determined that the environmental and social goals were collectively earned at 100% of target, resulting in no adjustment of the full award being applied to the vesting of the final tranche.
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NEO	Target # Units			Final # Units Vested(1)
	PSUs	PCUs	RSUs	PSUs	PCUs	RSUs(2)
Mr. Gluski	123,512	5,212,200	27,447	247,024	0	27,447
Mr. Coughlin	18,037	761,175	4,009	36,074	0	4,009
Mr. Rubiolo	15,891	670,588	3,532	31,782	0	3,532
Mr. Da Santos	19,228	811,440	4,273	38,456	0	4,273
Mr. Falú	9,985	421,350	2,219	19,970	0	2,219
(1) For the 2023 - 2025 LTC awards, PSU performance results were 200% of target, PCUs performance results were 0% of target, and the RSUs were earned at 100% of target.
(2) Final vesting of the third tranche of the 2023 RSUs.
While the 2023 PSU grant paid out above target, it is important to note that these awards settle in shares. The executives received above target payouts, but their award value decreased substantially due to declines in AES’ share price. Using AES’ closing price per share on December 31, 2025, the above target PSU settlement for each executive is 14% above the aggregate grant date value of the 2023 PSU awards granted to them.
CEO Long-Term Compensation Pay

As noted in the “Overview of AES Total Compensation,” our CEO’s compensation is predominantly performance-based. To further demonstrate the CEO’s commitment to the Company’s performance and align with Stockholder’s interests, Mr. Gluski’s 2025 and 2026 LTC grant values (at target) were reduced by 30%. In 2025, his LTC grant was 100% performance-based.
In addition, taking into consideration the performance of his historical PSU, PCU, and RSU awards, Mr. Gluski’s payout of his long-term compensation grants demonstrates AES’ continued practice of pay for performance. The following chart outlines our CEO’s long-term compensation award values at grant and the current realizable values.
(1)    In the case of RSUs and PSUs, the “Grant Value” amounts were calculated by multiplying the applicable closing prices per share of the Company’s common stock on the grant date of such award by the number of shares subject to such RSU or PSU award as described in footnotes 2 and 3, respectively. For the purposes of calculating the “Current Value” amounts, the closing price per share of the Company’s common stock on December 31, 2025 ($14.34) was multiplied by the number of shares subject to such RSU or PSU award as described in footnotes 2 and 3, respectively. Mr. Gluski was not granted RSUs in 2025.
(2) The 2023 RSUs are reflected at 100% based on actual performance as certified by the Compensation Committee. The 2024 RSUs do not have performance conditions and the values reflect the calculation noted in footnote 1.
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(3)    The 2023 PSUs are reflected at 200% based on actual performance as of December 31, 2025. The current value estimates for the 2024 and 2025 PSUs are reflected between target and maximum based on period to-date results as of December 31, 2025.
(4)    The PCUs are valued at $1 per unit. The 2023 PCUs are reflected at 0% based on actual performance. The current value estimates for the 2024 and 2025 PCUs are reflected between minimum and target performance based on period to-date results as of December 31, 2025.
Other Relevant Compensation Elements, Policies, and Information

Perquisites

We generally do not provide perquisites to our NEOs, with the exception of international relocation related benefits. In 2023, at the Company’s request, Mr. Rubiolo relocated from Panama to the Company’s headquarters in Arlington, Virginia. For a three-year transition period through and including the 2025 tax year, we provided Mr. Rubiolo with international relocation and tax equalization benefits so that as a non-U.S. resident, his overall tax obligation remained the same as if he were taxed exclusively in Panama. In addition, Mr. Falú, at the request of the Company, relocated from Chile to the Company’s headquarters in Arlington, Virginia in 2022. We provided Mr. Falú with relocation assistance at the time of his move and continued assistance in 2025 as he established permanent residence in the US. Please see the “All Other Compensation” column of the “2025 Summary Compensation Table” for additional details regarding these payments.

Retirement Benefits

Our NEOs participate in the Restoration Supplemental Retirement Plan (“RSRP”), which restores benefits that are limited under our broad-based 401(k) plan due to statutory limits imposed by the Code. The NEOs are not eligible to participate in pension plans. The RSRP’s objective is consistent with our philosophy to provide competitive levels of retirement benefits and to retain talented executives. The RSRP does not contain any enhanced or special benefit formulas for our NEOs. Contributions to the RSRP made in 2025 are included in the “All Other Compensation” column of the “2025 Summary Compensation Table.” Additional information regarding the RSRP is contained in the “2025 Nonqualified Deferred Compensation Table” section.

Stock Ownership Guidelines

We adopted stock ownership guidelines in 2011. These guidelines promote our objective of increasing Stockholder value by encouraging our NEOs to acquire and maintain a meaningful equity stake in the Company.

The guidelines were designed to require our NEOs to maintain stock ownership at levels high enough to assure our Stockholders of our NEOs’ commitment to value creation. Under these guidelines, our NEOs are expected, over time, to acquire and hold shares of AES common stock equal in value to a multiple of their annual salaries. The Compensation Committee sets the ownership multiples based on market practice for each NEO’s position. The current required ownership multiple for each NEO as of fiscal year end 2025 is as follows:

NEO	Ownership Multiple of Base Salary
Mr. Gluski	6x
Mr. Coughlin	3x
Mr. Rubiolo	3x
Mr. Da Santos	3x
Mr. Falú	3x

Shares owned directly and shares beneficially acquired under our retirement plans all count toward satisfying the guidelines. Unvested PSUs and unvested RSU awards do not count towards satisfaction of the guidelines. All NEOs were in compliance with the stock ownership guidelines.

The Company requires that all net shares (net of option exercise price and/or withholding tax) acquired after the guideline effective date will be retained and cannot be liquidated until the guideline has been met.

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Severance Policy
The Board adopted a severance policy, which provides that the Company will seek Stockholder ratification of new severance arrangements in certain circumstances. The severance policy generally provides that, after October 6, 2022, AES will not enter into any new employment agreement or severance agreement with an executive officer (defined as an “officer” within the meaning of Rule 16a-1(f) of the Exchange Act) that provides for “cash severance benefits” exceeding 2.99 times the sum of the executive’s annual base salary plus target annual bonus opportunity without seeking Stockholder ratification of the agreement (with limited exceptions). Under the severance policy, “cash severance benefits” are defined to include cash payments made in connection with the termination of the executive's employment (excluding payments relating to (A) long-incentive awards (i.e., an original aggregate vesting schedule of greater than one year) previously granted and that become payable as a result of employment termination and (B) any accrued amounts that become payable under deferred compensation, retirement, and other similar plans); for any consulting services; to secure an agreement not to compete with AES; that are not generally available to similarly situated management employees; in excess of, or outside of, the terms of a plan or policy; and to offset tax liability in respect of any of the foregoing.

Severance and Change in Control Arrangements

The Executive Severance Plan applies to all of the Company’s executive officers, the design of which is consistent with current market practices. Newly hired or promoted executives are generally included in this plan beginning on the first date of their executive appointment. The Executive Severance Plan does not contain any excise tax gross-ups and, thus, none of our NEOs are eligible for an excise tax gross-up for any payments received upon termination.

The Company provides severance benefits for qualifying termination both related and unrelated to a change in control (“CIC”) to enable the attraction and retention of key executive talent. Also, in the case of severance benefits upon a qualifying termination related to a CIC, the Company believes these benefits align the NEOs’ interests with those of Stockholders by mitigating any uncertainties the NEOs may have about their ongoing employment if the CIC is pursued. The Company provides severance benefits after a CIC only if there is a qualifying termination of employment following the CIC (i.e., “double-trigger benefits”). For a description of the severance payments and benefits received by an executive officer in the event of a qualifying termination, see “Benefit Treatment Upon Termination.”

Clawback Policy and Forfeiture Provisions

In accordance with the requirements of the NYSE listing standards, we maintain an executive officer clawback policy (the “Clawback Policy”) that empowers the Company to recover certain incentive compensation erroneously awarded to a current or former Section 16 officer of the Company, as defined in Rule 16a-1(f) under the Exchange Act (a “Covered Officer”), in the event of an accounting restatement. Unless an exception applies, the Company will recover reasonably promptly from each Covered Officer the applicable incentive compensation received by such Covered Officer in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws as provided in the Clawback Policy.

In addition, under The AES Corporation 2003 Long-Term Compensation Plan, upon termination of employment by the Company for Cause (defined to include dishonesty; insubordination; continued and repeated failure to perform assigned duties or willful misconduct in the performance of such duties; intentionally engaging in unsatisfactory performance; failing to make a good faith effort to bring unsatisfactory performance to an acceptable level; violation of the Company’s policies, procedures, rules or recognized standards of behavior; misconduct related to the employee’s employment; or a charge, indictment or conviction of, or a plea of guilty or nolo contendere to, a felony, whether or not in connection with the performance by the Employee of his or her duties or obligations to the Company), any equity award held by an employee, for which the restrictions have not lapsed, which is not exercisable or which is not payable, will automatically be forfeited in full and canceled by the Company upon such termination of employment or service.

In the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 AES Form 10-K”), the Company restated its previously issued interim (i) Condensed Consolidated Balance Sheets, (ii) Condensed Consolidated Statements of Operations, (iii) Condensed Consolidated Statements of Comprehensive Income, and (iv) Condensed Consolidated Statements of Changes in Equity as of and for the three and six months ended June 30, 2024, and as of and for the three and nine months ended September 30, 2024. During the normal course of the preparation of AES’ audited consolidated financial statements for the year ended December 31, 2024, the Company determined that it used incomplete data in the estimation of fair value of the net assets of AES Brasil, which was used in the calculation of impairment expense after AES Brasil was classified as held-for-sale in the second quarter of 2024, resulting in an
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overstatement of impairment expense that was calculated in the second and third quarters of 2024. The Company evaluated the adjustments to impairment expense recorded in such quarters, and after assessing the materiality of such adjustments, restated its financial statements for each of those quarters in the 2024 AES Form 10-K. The correct held-for-sale value was used in the calculation of the gain on the AES Brasil disposal group recorded in the fourth quarter of 2024. This restatement did not have any impact on management’s or other employees’ compensation, as incentive compensation plans were based on the attainment of certain financial and operating metrics unaffected by the adjustments. Accordingly, the Company concluded that no recovery of erroneously awarded compensation was required pursuant to the Clawback Policy.

Insider Trading Policy

The Board has adopted an Insider Trading Policy and related procedures that govern the purchase, sale, and other dispositions of the Company’s securities by Directors, officers, and employees, as well as by the Company itself. We believe that our Insider Trading Policy and related procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. The policy is filed as an exhibit to our AES Form 10-K.

Prohibition Against Hedging and Pledging

The Insider Trading Policy prohibits AES’ employees (including officers) and Directors from engaging in hedging transactions with respect to AES’ equity securities including, without limitation, the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of AES’ securities. The Company additionally prohibits AES’ employees (including officers) and Directors from holding AES securities in margin accounts and pledging, hypothecating or otherwise using AES securities as collateral for a loan or other form of indebtedness.

Equity Grant Practices

The Company grants annual equity awards at approximately the same time each year following the approval by the Compensation Committee. The Compensation Committee and the Board of Directors do not take into account material non-public information when determining the timing or terms of equity awards nor do we time disclosure of material non-public information for the purpose of affecting the value of executive compensation with such equity awards. In 2025 we did not grant stock options, stock appreciation rights, or similar option-like awards to our NEOs.
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2025 Summary Compensation Table*

Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Andrés Gluski
CEO
2025	1,241,000	—	5,019,117	2,568,870	324,909	9,153,896
2024	1,241,000	—	9,368,525	2,419,950	325,809	13,355,284
2023	1,241,000	—	8,796,107	2,364,105	314,982	12,716,194

Stephen Coughlin
EVP & CFO
2025	645,000	89,010	1,406,317	890,100	124,987	3,155,414
2024	645,000	—	1,617,678	838,500	114,545	3,215,723
2023	597,000	—	1,284,554	1,175,305	70,063	3,126,922

Juan Ignacio Rubiolo
EVP & COO
2025	550,000	—	1,171,928	759,000	842,404	3,323,332
2024	550,000	—	1,348,073	715,000	675,254	3,288,327
2023	530,000	—	1,809,816	673,100	224,311	3,237,227

Bernerd Da Santos
EVP & President, US & Renewables
2025	663,000	—	1,250,057	914,940	152,132	2,980,129
2024	663,000	—	1,437,936	861,900	130,748	3,093,584
2023	644,000	204,470	1,369,376	817,880	120,060	3,155,786

Ricardo Falú(6)
President
2025	555,000	114,885	1,171,928	765,900	96,891	2,704,604
2024	555,000	—	1,348,073	1,023,305	249,412	3,175,790

*    Table excludes the Option Awards and Change in Pension Value and Nonqualified Deferred Compensation Earnings columns, which are not applicable.

(1)    The base salary earned by each NEO during fiscal years 2025, 2024, and 2023, as applicable.
(2)    Mr. Coughlin’s and Mr. Falú’s compensation in the “Bonus” column in 2025 includes a one-time cash award of $89,010, and $114,885 respectively, paid in recognition of outstanding performance in connection with executing business objectives.
(3)    For each NEO, the aggregate grant date fair values of AES PSUs, PCUs, and RSUs (to the extent applicable) granted in the year, which are computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation” (“FASB ASC Topic 718”) disregarding any estimates of forfeitures related to service-based vesting conditions and, in the case of the PSUs, PCUs, and RSUs (where applicable), assuming a target level of performance. A discussion of the relevant assumptions made in the valuation may be found in our financial statements, footnotes to the financial statements (footnote 20), or Management’s Discussion & Analysis, as appropriate, contained in the AES Form 10-K, which also includes information for 2024 and 2023. Assuming the maximum market and financial performance conditions are achieved, and in the case of PSUs, the share price at grant, the maximum values of PSUs and PCUs granted in fiscal year 2025, and payable upon completion of the 2025 - 2027 performance period, are shown below.

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Maximum Value of PSUs and PCUs
Name	PSUs ($)	PCUs ($)	Total ($)
Mr. Gluski	7,300,005	7,300,000	14,600,005
Mr. Coughlin	1,259,998	1,260,000	2,519,998
Mr. Rubiolo	1,049,999	1,050,000	2,099,999
Mr. Da Santos	1,119,998	1,120,000	2,239,998
Mr. Falú	1,049,999	1,050,000	2,099,999
(4)    The value of non-equity incentive plan awards earned during the 2025 fiscal year and paid in 2026 under the Performance Incentive Plan.
(5)    All Other Compensation includes Company contributions to both qualified and nonqualified defined contribution retirement plans. Amounts for Mr. Rubiolo and Mr. Falú also include international relocation-related benefits.

Name	AES Contributions to Qualified Defined Contribution Plans ($)	AES Contributions to Nonqualified Defined Contribution Plans ($)	International Relocation-Related Benefits(a) ($)	Total All Other Compensation ($)
Mr. Gluski	31,500	293,409	—	324,909
Mr. Coughlin	31,500	93,487	—	124,987
Mr. Rubiolo	31,500	71,678	739,226	842,404
Mr. Da Santos	31,500	120,632	—	152,132
Mr. Falú	31,500	61,345	4,046	96,891

a. For Mr. Rubiolo, the amounts include the following benefits related to international relocation: tax equalization for compensation paid ($624,358), which ended in 2025, education reimbursement ($114,004), and expenses associated with a relocation to the United States from Panama ($864). For Mr. Falú, the amounts include the following benefits related to international relocation: related tax gross-up payments ($638) and expenses associated with a relocation to the United States from Chile ($3,408).
(6)    Mr. Falú was not an NEO prior to 2024. Therefore, no compensation information appears for him for 2023, in accordance with applicable SEC rules.
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2025 Grants of Plan-Based Awards*

Grant Date	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrés Gluski
	AIP	—	1,861,500	3,723,000
2/21/2025	PSU				—	344,665	689,330		3,650,002
2/21/2025	PCU				1,825,000	3,650,000	7,300,000		1,369,115
2/21/2025	RSU							—	—

Stephen Coughlin
	AIP	—	645,000	1,290,000
2/21/2025	PSU				—	59,490	118,980		629,999
2/21/2025	PCU				315,000	630,000	1,260,000		236,313
2/21/2025	RSU							50,992	540,005

Juan Ignacio Rubiolo
	AIP	—	550,000	1,100,000
2/21/2025	PSU				—	49,575	99,150		524,999
2/21/2025	PCU				262,500	525,000	1,050,000		196,928
2/21/2025	RSU							42,493	450,001

Bernerd Da Santos
	AIP	—	663,000	1,326,000
2/21/2025	PSU				—	52,880	105,760		559,999
2/21/2025	PCU				280,000	560,000	1,120,000		210,056
2/21/2025	RSU							45,326	480,002

Ricardo Falú
	AIP	—	555,000	1,110,000
2/21/2025	PSU				—	49,575	99,150		524,999
2/21/2025	PCU				262,500	525,000	1,050,000		196,928
2/21/2025	RSU							42,493	450,001

  * Table excludes “All other option awards: Number of securities underlying options” and “Exercise or base price of option awards” columns since AES did not grant options in 2025.

(1)    Reflects the threshold, target, and maximum annual cash incentive amounts that could have been earned pursuant to the 2025 awards granted under the Performance Incentive Plan. The amounts of annual cash incentive awards earned in 2025 by our NEOs were determined and paid in the first quarter of 2026, and are included in the “Non-Equity Incentive Plan Compensation” column of the “2025 Summary Compensation Table.” For additional information, please see “2025 Compensation Determinations — Annual Incentive Award.”
(2)    Amounts reflect the threshold, target, and maximum numbers of (i) PSUs and (ii) PCUs granted under the 2003 Long-Term Compensation Plan. For additional information, please see “2025 Compensation Determinations — Long-Term Compensation.”
(3)    Amounts reflect the RSUs granted under the 2003 Long-Term Compensation Plan which generally vest on a service-based condition ratably over three years. For additional information, please see “2025 Compensation Determinations — Long-Term Compensation.”
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(4)    For all NEOs (to the extent applicable), reflects the aggregate grant date fair value of PSUs, PCUs and RSUs granted in the year which are computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions and, in the case of the PSUs and PCUs, assuming a target level of performance. Please reference footnote 2 of the “2025 Summary Compensation Table” for additional details.

2025 Outstanding Equity Awards at Fiscal Year-End*

The following table contains information concerning unvested stock awards granted to the NEOs which were outstanding on December 31, 2025.

Stock Awards
Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrés Gluski
157,753	2,262,178	1,145,398	(2)	16,425,007
		3,649,270	(3)	3,649,270

Stephen Coughlin
77,501	1,111,364	197,730	(2)	2,835,448
		630,000	(3)	630,000

Juan Ignacio Rubiolo
73,703	1,056,901	164,776	(2)	2,362,888
		525,000	(3)	525,000

Bernerd Da Santos
69,599	998,050	175,760	(2)	2,520,398
		560,000	(3)	560,000

Ricardo Falú
63,462	910,045	164,776	(2)	2,362,888
		525,000	(3)	525,000

*    Table excludes the Option Award columns since the NEOs did not hold options as of December 31, 2025 (stock options were last granted to executive officers in 2015). Stock awards are valued using the closing price per share on the last business day of the year, December 31, 2025 of $14.34, except that PCUs are valued at $1 per unit.
(1)    Included in this item for all NEOs are:
a.    An RSU award granted on February 24, 2023 that vested in one remaining installment on February 24, 2026. For all NEOs, the full portion of the final installment is shown. A portion of this award was subject to a +/-15% modifier based on environmental and social goals and was earned at 100%.
b. RSU awards granted on February 22, 2024 and February 21, 2025 (to the extent applicable) that vest in three equal installments on the anniversary dates of the awards.
Also included in this item for Mr. Rubiolo is a supplemental RSU award granted on February 24, 2023. The award vested ratably solely based on continued service with the Company on the first, second, and third anniversaries of the grant date.
(2)    Included in this item are: PSUs for all NEOs granted on February 22, 2024 and February 21, 2025 that will vest if earned, upon final certification of results in the first quarters of 2027 and 2028, respectively, based on the financial performance condition of AES’ three-year Cumulative Parent FCF, subject to Committee approval.
Based on AES’ performance through the end of fiscal year 2025 relative to the performance criteria, the period to-date results for the 2024 - 2026 and 2025 - 2027 performance periods are between target and maximum, and thus the maximum number of PSUs granted in 2024 and 2025 are included above.
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(3) Included in this item are: PCUs granted to all NEOs on February 22, 2024 and February 21, 2025 that will vest if earned, upon final certification of results in the first quarters of 2027 and 2028, respectively, based on AES’ three-year cumulative TSR performance relative to peers.
Based on AES’ performance through the end of fiscal year 2025 relative to the performance criteria, the period to-date results for the 2024 - 2026 and 2025 - 2027 ongoing performance periods are below threshold and thus the threshold number of PCUs granted in 2024 and 2025 are included above.

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2025 Option Exercises and Stock Vested*

The following table contains information concerning the vesting of PSU and RSU awards by the NEOs during 2025.

	Stock Awards (1,2)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andrés Gluski	372,843	4,882,634
Stephen Coughlin	55,491	723,989
Juan Ignacio Rubiolo	77,651	1,008,297
Bernerd Da Santos	57,808	757,612
Ricardo Falú	54,753	720,071
*    Table excludes the Option Awards columns since the NEOs did not hold options as of December 31, 2025.
(1)    The performance period for the 2023 PCUs also ended on December 31, 2025 with each unit having a value of $1.00. However, the performance results for all NEOs resulted in a 0% payout.
(2)    Consists of a portion of the 2022, 2023 and 2024 RSUs, and the 2023 PSU awards which vested based on the three-year performance period ended on December 31, 2025. The value is based on the closing price per share on the applicable vesting date.
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2025 Nonqualified Deferred Compensation
The following table contains information for the NEOs for each of our plans that provides for the deferral of compensation that is not tax-qualified.

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Andrés Gluski	RSRP	186,150	293,409	1,723,679	—	12,057,747
Stephen Coughlin	RSRP	75,435	93,487	84,688	—	607,706
Juan Ignacio Rubiolo	IRP(5)	—	—	13,018	—	111,282
	RSRP	32,280	71,678	4,220	—	139,654
Bernerd Da Santos	RSRP	99,450	120,632	329,633	—	2,646,745
Ricardo Falú	RSRP	25,656	61,345	30,770	—	239,928

(1)    Amounts represent elective contributions to the Restoration Supplemental Retirement Plan (“RSRP”) in 2025. Amounts were deferred from the “Salary” and “Non-Equity Incentive Plan Compensation” column of the “2025 Summary Compensation Table”.
(2)    Amounts represent the Company’s contributions to the RSRP. The Company’s contributions to the RSRP and the 401(k) Plan are included in the 2025 row of the “All Other Compensation” of the “2025 Summary Compensation Table.”
The table below summarizes the Company contributions under the RSRP that are included in the “2025 Summary Compensation Table.”

Name	2025 Contributions ($)	2024 Contributions ($)	2023 Contributions ($)
Mr. Gluski	293,409	294,759	285,282
Mr. Coughlin	93,487	83,495	40,363
Mr. Rubiolo	71,678	—	—
Mr. Da Santos	120,632	99,698	90,360
Mr. Falú	61,345	60,586	—
(3)    Amounts represent investment earnings under the RSRP and International Retirement Plan (IRP).
(4)    Amounts represent the balance of the RSRP and IRP at the end of 2025 and are included in the “2025 Summary Compensation Table” as described in footnote 2 herein.
(5)    Mr. Rubiolo is no longer an active participant in the IRP. In connection with a previous overseas assignment Mr. Rubiolo did participate in the IRP; neither the Company nor Mr. Rubiolo make contributions to the IRP. The only activity in this account is for investment earnings on previously contributed amounts.

Restoration Supplemental Retirement Plan (RSRP)

The Code places statutory limits on the amount that participants, such as our NEOs, can contribute to The AES Corporation Retirement Savings Plan (the “401(k) Plan”). As a result of these regulations, matching contributions to the 401(k) Plan accounts of our NEOs in fiscal year 2025 were limited. To address the fact that participant and Company contributions are restricted by the statutory limits imposed by the Code, our NEOs and other highly compensated employees can participate in the RSRP which is designed primarily to restore benefits limited under our broad-based retirement plans due to statutory limits imposed by the Code.

Individuals who participate in the RSRP may defer up to 80% of their base salary and up to 100% of their annual bonus under the RSRP. The Company provides a matching contribution to the RSRP for individuals who actively defer and who are also subject to statutory limits.

The Company may maintain up to four separate deferral accounts for participants in the RSRP, each of which may have a different distribution date and a different distribution option. A participant in the RSRP may elect to have distributions made in a lump sum payment or annually over a period of two to fifteen years. All RSRP distributions are made in cash.

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Under the RSRP individuals have the ability to select from a list of hypothetical investments. The investment options are functionally equivalent to the investments made available to all participants in the 401(k) Plan. Individuals may change their hypothetical investments within the time periods that are permitted by the Compensation Committee, provided that they are entitled to change such designations at least quarterly.

Earnings or losses are credited to the deferral accounts by the amount that would have been earned or lost if the amounts were actually invested.

Individual RSRP account balances are 100% vested.

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Benefit Treatment Upon Termination or Change in Control

The following table describes the general treatment of compensation NEOs may receive upon certain termination and change in control (“CIC”) events, subject to the applicable plans and terms and conditions of the awards.

Element	Voluntary or For Cause	Involuntary Not For Cause or For Good Reason(1)	CIC With Termination(2) or Qualifying Event(2)	Death	Disability(3)
Base Salary(4)	Annualized base salary through termination date.	Annualized base salary through termination date.	Annualized base salary through termination date.	Designated beneficiary receives annualized base salary through termination date.	Annualized base salary through termination date or, if earlier, the end of the month preceding the month in which disability benefits commence.

Annual Bonus(4)	None.	Pro-rata bonus paid over the non-compete period.	Pro-rata bonus.	Pro-rata bonus for CEO only.	Pro-rata bonus for CEO only.

Cash Severance(4)	None.	Payment equal to 1x (2x for CEO) base salary and bonus target for the year in which termination occurs paid over the non-compete period.	Lump sum payment equal to 2x (3x for CEO) base salary and bonus target for the year in which termination occurs.	None.	None.

RSUs(5)(6)	Unvested awards are forfeited.	Unvested awards are forfeited.	Unvested awards vest at target and are paid on the date of the Qualifying Event.	Unvested awards vest at target and are paid on the separation date.	Unvested awards vest at target and are paid on the separation date.

PSUs(5)(6)	Unvested awards are forfeited.	Vested awards are paid on the original schedule, subject to performance against the applicable goals.	Full awards vest at target and are paid on the date of the Qualifying Event.
Termination prior to the end of the performance period, full awards vest at target and are paid on separation date. Subsequent to the end of the performance period, full awards vests and are paid on the original schedule, subject to performance against the applicable goals.

Termination prior to the end of the performance period, full awards vest at target and are paid on separation date. Subsequent to the end of the performance period, full awards vests and are paid on the original schedule, subject to performance against the applicable goals.

PCUs(5)(6)	Unvested awards are forfeited.	Vested awards are paid on the original schedule, subject to performance against the applicable goals.	Full awards vest at target and are paid on the date of the Qualifying Event.
Termination prior to the end of the performance period, full awards vest at target and are paid on separation date. Subsequent to the end of the performance period, full awards vest and are paid on the original schedule, subject to performance against the applicable goals.

Termination prior to the end of the performance period, full awards vest at target and are paid on separation date. Subsequent to the end of the performance period, full awards vest and are paid on the original schedule, subject to performance against the applicable goals.

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Benefits Continuation(4)	None.	Continued medical, dental, and vision coverage not to exceed 12 months (24 months for CEO).	Continued medical, dental, and vision coverage not to exceed 18 months (36 months for CEO).	None.	None.

Outplacement Assistance(4)	None.	Reasonable amount provided from termination up to the end of the second calendar year following termination.	Reasonable amount provided from termination up to the end of the second calendar year following termination.	None.	None.

(1) The Good Reason termination trigger (outside of a CIC) applies only for the Company’s CEO.
(2) Under the Executive Severance Plan, the termination must occur within two years following a CIC, (a) by the NEO for Good Reason or (b) involuntarily by the Company (other than for Cause, disability or due to death). Under the terms of the award agreements, a Qualifying Event means (a) the failure of a successor company in a CIC to provide a substantially similar substitute award; (b) an involuntary termination of the NEO without Cause within two years of the consummation of a CIC; and (c) a Good Reason termination by the NEO within two years of the consummation of a Change-in-Control.
(3) In the case of termination due to disability, the NEO will also receive disability benefits in accordance with the terms of the long-term disability program then in effect for senior executive officers of the Company.
(4) NEOs are eligible to receive payments and benefits upon termination governed by the terms and conditions of the Executive Severance Plan. As a condition of participation in the Executive Severance Plan, NEOs are subject to certain non-competition (12 months for NEOs and 24 months for the CEO), non-solicitation (12 months for NEOs and 24 months for the CEO), non-disparagement (ongoing), and confidentiality (ongoing) obligations, as described in the Executive Severance Plan. The NEOs are also required to execute a general release of claims against the Company.
(5) A voluntary Qualified and Early Retirement means a retirement approved in accordance with Company policy, in effect at the time of such retirement. To meet the requirements of a Qualified Retirement, an employee must be: (i) at least 60 years of age; and (ii) have at least seven years of service as an employee. For an Early Retirement an employee must be: (i) at least 57 years of age; and (ii) have at least 10 years of service as an employee. In the case of an approved Qualified or Early retirement, the outstanding RSUs, PSUs, and PCUs fully vest on the original schedule, subject to performance against applicable goals, where applicable.
(6) NEOs are eligible to receive payments and benefits upon termination governed by the terms and conditions of the applicable award agreements under the 2003 Long-Term Compensation Plan. The award agreements include non-solicit provisions which provide that, for a period of 12 months following termination of employment, a NEO will not solicit employees of the Company.

The scenarios described above assume that former employees comply with the terms and conditions of the plans, awards and applicable restrictive covenants. Due to the many factors that affect the nature and amount of any benefits provided upon termination events, actual amounts paid or distributed to NEOs may be different from the values shown in the table.

For additional information pertaining to definition of terms, please reference “Appendix B: Definition of Terms.”

Retirement Plans

In the event of a termination of the NEO’s employment (other than by reason of death) prior to reaching retirement eligibility, or in the event of a CIC, the balances of all of the NEO’s deferral accounts under the RSRP will be paid in a lump sum. In the event of an NEO’s death or retirement, the balances in the NEO’s deferral accounts will be paid according to his or her elections if the NEO was 59 and a half or more years old at the time of such person’s death or retirement. In the event of the NEO’s death or retirement before age 59 and a half, the value of the deferral account will be in a lump sum.

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Potential Payments Upon Termination

The following table contains estimated payments and benefits to each of the currently employed NEOs in connection with a termination of employment. The amounts assume that a termination or change in control (“CIC”) occurred on December 31, 2025 and, where applicable, use the closing price per share of AES common stock of $14.34, as reported on the NYSE on December 31, 2025.

	Termination(1)
Name	Voluntary(2) or For Cause ($)	Involuntary Not For Cause or For Good Reason ($)	CIC With Qualifying Termination/Event ($)	Death ($)	Disability ($)
Andrés Gluski
Cash Severance(3)	—	6,205,000	9,307,500	—	—
Accelerated Vesting of LTC(4)	—	—	17,773,222	17,773,222	17,773,222
Benefits Continuation(5)	—	52,156	78,234	—	—
Outplacement Assistance(6)	—	25,000	25,000	—	—
Total	—	6,282,156	27,183,956	17,773,222	17,773,222

Stephen Coughlin
Cash Severance(3)	—	1,290,000	2,580,000	—	—
Accelerated Vesting of LTC(4)	—	—	3,789,088	3,789,088	3,789,088
Benefits Continuation(5)	—	23,268	34,902	—	—
Outplacement Assistance(6)	—	25,000	25,000	—	—
Total	—	1,338,268	6,428,990	3,789,088	3,789,088

Juan Ignacio Rubiolo
Cash Severance(3)	—	1,100,000	2,200,000	—	—
Accelerated Vesting of LTC(4)	—	—	3,288,345	3,288,345	3,288,345
Benefits Continuation(5)	—	23,268	34,902	—	—
Outplacement Assistance(6)	—	25,000	25,000	—	—
Total	—	1,148,268	5,548,247	3,288,345	3,288,345

Bernerd Da Santos
Cash Severance(3)	—	1,326,000	2,652,000	—	—
Accelerated Vesting of LTC(4)	—	—	3,378,249	3,378,249	3,378,249
Benefits Continuation(5)	—	23,268	34,902	—	—
Outplacement Assistance(6)	—	25,000	25,000	—	—
Total	—	1,374,268	6,090,151	3,378,249	3,378,249

Ricardo Falú
Cash Severance(3)	—	1,110,000	2,220,000	—	—
Accelerated Vesting of LTC(4)	—	—	3,141,489	3,141,489	3,141,489
Benefits Continuation(5)	—	23,746	35,619	—	—
Outplacement Assistance(6)	—	25,000	25,000	—	—
Total	—	1,158,746	5,422,108	3,141,489	3,141,489

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(1)    The NEOs receive no additional payments or benefits if there is i) a voluntary termination unrelated to Qualified Retirement or Early Retirement; ii) a termination for Cause; or iii) a CIC without a termination or Qualifying Event.
(2) As of December 31, 2025, Mr. Gluski and Mr. Da Santos had reached both the age and years of service criteria to be eligible for a Qualified Retirement, which requires Committee approval. If Mr. Gluski had retired on December 31, 2025, and the Compensation Committee approved a Qualified Retirement, the aggregate value of his PSUs, PCUs, and RSUs (all assumed at target performance, where applicable), would have been $17,773,222. If Mr. Da Santos had retired on December 31, 2025, and the Compensation Committee approved a Qualified Retirement, the aggregate value of his PSUs, PCUs, and RSUs (all assumed at target performance, where applicable), would have been $3,378,249.
(3)    Upon an involuntary termination not for Cause or a qualifying termination following a CIC, and in the case of Mr. Gluski, termination due to death or disability, or Good Reason (outside of change-in-control), a pro-rata bonus to the extent earned would be payable. Pro-rata bonus amounts are not included in the above table because as of December 31, 2025, the service and performance conditions under AES’ 2025 annual incentive plan would have been satisfied.
(4) Accelerated Vesting of LTC includes the value of outstanding PSUs, PCUs, and RSUs, all at the target payout levels.
(5)    Upon an involuntary termination not for Cause or a qualifying termination following a CIC, and in the case of Mr. Gluski, termination for Good Reason (outside of CIC), the NEO may receive continued medical, dental and vision benefits. The value of benefits continuation is based on the share of premiums paid by the Company on each NEO’s behalf in 2025, based on the coverage in place at the end of December 2025. For the period that benefits are continued, each NEO is responsible for paying the portion of premiums previously paid as an employee.
(6)    Upon an involuntary termination not for Cause or a qualifying termination following a CIC, and in the case of Mr. Gluski, termination for Good Reason (outside of CIC), the NEOs are eligible for outplacement benefits. The estimated value of this benefit is $25,000.

CEO Pay Ratio

As required by SEC rules, we are disclosing the median annual total compensation of all employees of AES (excluding the CEO), the annual total compensation of the CEO, and the ratio of the median annual total compensation of all employees to the annual total compensation of the CEO.

We may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose the total compensation for that employee each year, provided that, during the last completed fiscal year, there has been no change in the employee population or employee arrangements that we reasonably believe would result in a significant change to the prior year’s CEO pay ratio disclosure. We reviewed the changes in our employee population and employee compensatory arrangements and determined there were no changes that would significantly impact the 2024 CEO pay ratio disclosure and ultimately require us to identify a new median employee for 2025. Although this was the case, the median employee used in 2024 is no longer employed by the Company. Consistent with SEC rules, for 2025, we chose to use a substitute employee, immediately adjacent to the initial median employee, who had substantially similar compensation to that of the initial median employee, based on the compensation measure we had used to select the initial median employee.

For the pay ratio analysis of the employee population conducted in 2024, we chose December 1, 2024 as the determination date to identify our median employee, which date was within the last three months of the 2024 fiscal year. As of that date, we had roughly 9,100 employees. We selected the median employee using the following compensation elements: base salary, target bonus, and target LTC. For purposes of reporting annual total compensation and the ratio of annual total compensation of the CEO to the median employee, both the CEO and median employee’s annual total compensation are calculated consistent with the disclosure requirements of executive compensation under Item 402(c)(2)(x) of Regulation S-K.

In 2025, the median employee’s annual total compensation was $76,082, and the total annual compensation of our CEO was $9,153,896. The ratio of the total annual compensation of our CEO to the total annual compensation of our median employee for fiscal 2025 is 120:1.

The Company has not made any of the adjustments permissible by the SEC, nor have any material assumptions or estimates been made to identify the median employee or to determine total annual compensation.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A with AES’ Management and, based on this review and discussion, recommended to the Board that it be included in AES’ Proxy Statement and incorporated by reference into the AES Form 10-K for the year ended December 31, 2025.

The Compensation Committee of the Board of Directors,

Teresa M. Sebastian, Chair
Janet G. Davidson
Julie M. Laulis
Moisés Naím
Maura Shaughnessy

Risk Assessment

We believe that the general design of our compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with our executives’ roles. The following features of the program illustrate this point:
•Our program reflects a balanced mix of compensation awards to avoid excessive weight on any one performance measure and is designed to promote stability and growth in the short-term through the annual incentive award based on quantifiable goals and in the long-term, through the payment of awards, the value of which are tied directly to AES share price performance;
•Our annual incentive plan, PSUs, and PCUs provide a defined range of payout opportunities from 0% - 200% of target;
•Total compensation levels are heavily weighted on long-term incentive awards;
•The Company has stock ownership guidelines so that the NEOs’ have direct ties to the long-term success of the Company; and
•The Compensation Committee retains discretion to adjust or modify compensation based on the Company’s and executives’ performance.

In 2025, with the assistance of its independent advisor, the Compensation Committee analyzed all of the Company’s compensation programs from a risk perspective. In that review, Meridian identified several risk mitigators including:
•Balance of fixed and variable pay opportunities;
•Capped incentive plans and multiple incentive measures;
•Mix of performance measurement time periods;
•Long-term stock ownership requirements and holding requirements;
•Allowable Compensation Committee discretion for the incentive plans;
•Compensation Committee oversight, including plan results and approval of goals;
•Moderate severance program; and
•Clawback policy.
Because of the presence of the risk mitigators identified above and the design of our compensation program, we believe that the risks arising from our employee compensation program are not reasonably likely to have a material adverse effect upon AES.

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Pay Versus Performance Disclosure

Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO1 (b)	Compensation Actually Paid to PEO1,2 (c)	Average Summary Compensation Table Total for Non-PEO NEOs[1] (d)	Average Compensation Actually Paid to Non-PEO NEOs [1,2] (e)	Total Shareholder Return3 (f)	Peer Group Total Share-holder Return[3] (g)	Net Income ($M) (h)	Parent Free Cash Flow ($M)4 (i)
2025	$9,153,896	$13,430,738	$3,040,870	$3,898,000	$73	$159	$162	$1,219
2024	$13,355,284	$5,896,312	$3,193,356	$1,803,133	$62	$138	$802	$1,107
2023	$12,716,194	($5,546,374)	$3,023,432	$31,596	$89	$112	($182)	$1,003
2022	$12,525,258	$27,934,235	$3,210,492	$4,525,790	$129	$120	($505)	$906
2021	$14,379,190	$13,464,027	$3,363,281	$2,482,306	$106	$118	($409)	$839

(1) Mr. Gluski served as our principal executive officer (“PEO”) for the full year in 2025, 2024, 2023, 2022 and 2021. For 2025 and 2024, our non-PEO named executive officers (NEOs) included Mr. Coughlin, Mr. Rubiolo, Mr. Falú, and Mr. Da Santos. For 2023, our non-PEO NEOs included Mr. Coughlin, Mr. Rubiolo, Mr. Da Santos, and Ms. Mendoza. For 2022, our non-PEO NEOs included Mr. Coughlin, Mr. Da Santos, Mr. Rubiolo, Ms. Mendoza, and Mr. Nebreda. For 2021, our non-PEO NEOs included Mr. Coughlin, Mr. Pimenta, Mr. Da Santos, Ms. Mendoza, and Ms. Krueger.
(2) For 2025, 2024, 2023, 2022 and 2021, the values included in this column for the compensation actually paid (CAP) to our PEO and the average compensation actually paid to our Non-PEO NEOs reflect the adjustments to the values included in column (b) and column (d), respectively:

PEO		2025
Summary Compensation Table Total for PEO (column (b))*		$9,153,896
-	Summary Compensation Table “Stock Awards” column value	($5,019,117)
-	Summary Compensation Table “Options Awards” column value	$0
+	Year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$7,614,896
+	Change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$990,794
+	Vesting date fair value of equity awards granted and vested in the covered year	$0
+	Change in fair value of equity awards granted in prior years that vested in the covered year	$84,145
-	Fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	($72,450)
+	Dollar value of dividends/earnings paid on equity awards in the covered year	$678,574
+	Excess fair value for equity award modifications	$0
Compensation Actually Paid to PEO (column (c))		$13,430,738
*Pension calculations excluded from the above table as AES’ PEO does not participate in any pension plan.

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Average for Non-PEO NEOs		2025
Summary Compensation Table Average Total for Non-PEO NEOs (column (d))*		$3,040,870
-	Summary Compensation Table “Stock Awards” Column Value	($1,250,058)
-	Summary Compensation Table “Options Awards” Column Value	$0
+	Year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$1,818,285
+	Change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$154,319
+	Vesting date fair value of equity awards granted and vested in the covered year	$0
+	Change in fair value of equity awards granted in prior years that vested in the covered year	$11,943
-	Fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	($9,259)
+	Dollar value of dividends/earnings paid on equity awards in the covered year	$131,900
+	Excess fair value for equity award modifications	$0
Average Compensation Actually Paid to Non-PEO NEOs (column (e))		$3,898,000
*Pension calculations excluded from the above table as AES Non-PEO NEOs do not participate in any pension plan.

(3) Total shareholder return (TSR) for the Company and the peer group was calculated as the yearly percentage change in cumulative TSR based on a deemed fixed investment of $100 at market close on December 31, 2020 and in accordance with Items 201(e) and 402(v) of Regulation S-K. For purposes of this pay versus performance disclosure, our peer group is the S&P 500 Utilities Index. Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding the cumulative returns over time.
(4) Parent Free Cash Flow is calculated as set forth in Appendix A: Non-GAAP Measures.

Pay Versus Performance Relationship Descriptions

Period	Compensation Actually Paid to PEO	Average Compensation Actually Paid to Non-PEO NEOs	AES’ TSR	Peer Group TSR	Net Income	Parent Free Cash Flow
2021 to 2025	Decrease by 0.2%	Increase by 57%	-30.8%	35.2%	Increase of $571M	Increase of $380M

•Relationship between Compensation Actually Paid to our PEO and the Average of Compensation Actually Paid to Non-PEO NEOs and AES’ Cumulative TSR. From 2021 through 2025, the compensation actually paid to our PEO remained relatively consistent with a 0.2% decrease over the five-year period and the average of the compensation actually paid to the Non-PEO NEOs increased by 57%, compared to AES’ cumulative TSR of -30.8% over the same time period.
•Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Non-PEO NEOs and the Company’s Net Income. From 2021 through 2025, the compensation actually paid to our PEO remained relatively consistent with a 0.2% decrease over the five-year period and the average of the compensation actually paid to the Non-PEO NEOs increased by 57%, respectively, compared to an increase of $571M in our Net Income over the same time period. Net Income included in the Pay Versus Performance table is calculated in accordance with GAAP.
•Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Non-PEO NEOs and the Company’s Parent Free Cash Flow. From 2021 through 2025, the compensation actually paid to our PEO remained relatively consistent with a 0.2% decrease over the five-year period and the average of the
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compensation actually paid to the Non-PEO NEOs increased 57%, respectively, compared to a $380M increase in our Parent Free Cash Flow over the same period.
•Relationship Between the Company’s TSR and the Peer Group TSR. AES’ cumulative TSR for the 2021 through 2025 period of -30.8% which lagged that of the peer group (S&P 500 Utilities Index) which was 35.2% over the same period.

Tabular List

The following table lists the financial performance measures that we believe represent the most important financial performance measures we use to link compensation actually paid to our NEOs for fiscal 2025 to our performance:

Performance Metrics
Adjusted Earnings Per Share (EPS)
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
Parent Free Cash Flow
Relative TSR vs. S&P 500 Utilities Index
Relative TSR vs. S&P 500 Index
Relative TSR vs. Clean Energy Peer Group

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AUDIT MATTERS

Report of the Financial Audit Committee

The Audit Committee maintains initial oversight over risks related to the integrity of the Company’s financial statements; internal controls over financial reporting and disclosure controls and procedures; the performance of the Company’s internal audit function and the independent auditor; the effectiveness of the Company’s Ethics and Compliance Program; and such other matters as are described in the Audit Committee’s Charter. In addition to discussions with the CEO, CFO and other members of Management regarding the preparation of the Company’s financial statements and operating results during fiscal year 2025, the Audit Committee, pursuant to the Audit Committee’s oversight of the Company’s internal audit function and Ethics and Compliance program, received periodic reports from the Company’s Internal Audit, Compliance and Legal departments. Such reports addressed, among other matters, ongoing projects, control assessments and audits being conducted by the Internal Audit department, reports to the Company’s compliance hotline and/or issues involving the Company’s Code of Conduct, material litigation and significant legal developments involving the Company and/or its subsidiaries, and proposed organizational changes. The Audit Committee also received periodic routine reports regarding the Company’s efforts to comply with Section 404 of the Sarbanes-Oxley Act and efforts related to the completion and periodic filings of the Company’s financial statements with the SEC. In addition to the scheduled meetings of the Audit Committee, the members of the Audit Committee held periodic telephonic discussions and/or in-person meetings with Management regarding various subjects. Such informal periodic meetings and discussions permit the Audit Committee to provide advice and assistance to Management on a more frequent basis than the regularly scheduled meetings of the Audit Committee.

As of March 12, 2026, the Audit Committee included six members of the Board. In February 2026, the Board determined that each member of the Audit Committee qualified as independent under the independence standards existing under the NYSE rules and under the independence standards for audit committee members under the Exchange Act. In March 2026, the Board also determined that each member of the Audit Committee is “financially literate” as required by the NYSE rules, and that each of Mses. Koeppel, and Sebastian, and Mr. Anderson qualified as Audit Committee Financial Experts pursuant to SEC rules based on, among other things, the experience of such members.

The meetings of the Audit Committee also were designed to facilitate and encourage communication among the Committee, the Company, and the Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”). EY has served as the Company’s independent registered public accounting firm since 2008. The Audit Committee discussed with EY the overall scope and plans for the integrated audit of the Company’s financial statements, and met with EY with and without Management present, to discuss the results of their audits and evaluations of the Company’s internal controls and to discuss the efforts expended by the Company in connection with the preparation and filing of the financial statements.

Management has primary responsibility for establishing and maintaining adequate internal financial controls for preparing the financial statements and for the public reporting process. Neither the Audit Committee nor EY is responsible for the preparation of the Company’s consolidated financial statements, its operating results or for the appropriate safekeeping of the Company’s assets. EY’s responsibility is to attest to the Company’s fair presentation of the consolidated financial statements and attest to the effectiveness of internal controls over financial reporting. The independent registered public accounting firm is accountable to the Audit Committee, and the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent public accounting firm’s qualifications, assessing the firm’s quality of service, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence. The Audit Committee makes its selection based on the best interests of the Company and its Stockholders. The Audit Committee participates in the selection of the lead Audit Partner (the “Lead Partner”) of the independent registered public accounting firm through its review of the Lead Partner’s professional qualifications, experience, and prior performance on the Company’s audit (if any); through in-person meetings with the Lead Partner; and through discussion between the Committee and Management regarding the selection of the Lead Partner. The role of the Audit Committee is to be satisfied that both the Company and the independent registered public accounting firm discharge their respective responsibilities effectively.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2025 with Management and EY. In addition, the Audit Committee has discussed with EY the matters
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required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements.

EY has provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with EY that firm’s independence from the Company. The Audit Committee has concluded that EY’s provision of audit services to the Company is compatible with EY’s independence. The Audit Committee also discussed EY’s proposed fees with Management, including the scope of services, fees paid to comparable companies, fees paid by the Company in prior years, and other factors relevant to the appropriateness of fees. Based on this review, the Audit Committee approved the amount of fees to be paid to EY for audit and non-audit services. For further information regarding these fees, please see the fees chart located in Information Regarding the Independent Registered Public Accounting Firm of this Proxy Statement.

Based on its review and the meetings, discussions and reports described above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025 be included in the AES Form 10-K.

The Financial Audit Committee,

Gerard M. Anderson
Inderpal S. Bhandari
Janet G. Davidson
Holly K. Koeppel, Chair
Teresa M. Sebastian
Maura Shaughnessy

Information Regarding the Independent Registered Public Accounting Firm
The following table outlines the aggregate fees billed to the Company for the fiscal years ended December 31, 2025 and December 31, 2024 by the Company’s principal accounting firm, EY.

	$ in millions
	2025	2024(1)
Audit Fees	$17.11	$21.13
Audit Related Fees	0.38	0.38
Tax Fees	0.02	0.01
All Other Fees	0.02	0.02
Total Fees	$17.53	$21.54
(1) 2024 Audit Fees have been updated from those included in our 2025 Proxy Statement to account for the final fees and expenses incurred during such year.

Audit Fees. The amounts noted above for Audit Fees include the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audits of the Company’s consolidated annual financial statements and local subsidiaries’ annual financial statements, reviews of the Company’s quarterly financial statements, attestation of internal control over financial reporting, as required by the Sarbanes-Oxley Act, Section 404 and comfort letters, consents and other services related to SEC matters.

Audit Related Fees. The amounts noted above for Audit Related Fees include the aggregate fees billed for each of the last two fiscal years for audits of employee benefit plans and accounting consultations.

Tax Fees. EY provided certain tax services related to tax exemption advisory and a review of income tax returns in the fiscal years ended December 31, 2025 and 2024.

All Other Fees. The amounts noted above for All Other Fees include fees billed for the fiscal year ended December 31, 2025 and for the fiscal year ended December 31, 2024 for access provided to an EY Technical Researcher tool.
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Pre-Approval Policies and Procedures. The Company desires to maintain an independent relationship between itself and EY. During 2025, the Audit Committee followed its pre-approval policy established in 2002 in connection with evaluating whether EY may be eligible to provide certain services outside of its main role as outside auditor. The pre-approval policy permits EY to provide certain designated services set forth in the policy to the Company, outside of its main role as outside auditor, after first obtaining the approval of at least one designated member of the Audit Committee and thereafter reporting such approval to the full Committee consistent with the terms, exceptions and limitations set forth in the Sarbanes-Oxley Act, subject to de minimis exceptions for permitted non-audit services that are later approved by the Audit Committee prior to the completion of the audit and otherwise in accordance with the terms of applicable SEC rules. Services within the established framework include audit and related services and certain tax services. Services outside of the framework require Audit Committee approval prior to the performance of the service. This framework is consistent with the provisions of the Sarbanes-Oxley Act, which address auditor independence. All audit and non-audit services provided to the Company by EY during 2025 were pre-approved by the Audit Committee in accordance with Company policy and the Sarbanes-Oxley Act.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND EXECUTIVE OFFICERS
The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 12, 2026, except as otherwise noted below, based on 713,071,623 shares outstanding as of such date, by (a) each Director serving as of March 12, 2026, each Director nominee, and each NEO set forth in the Summary Compensation Table in this Proxy Statement, (b) all Directors and Executive Officers as a group, and (c) all persons who are known by us to be the beneficial owner of more than five percent (5%) of our common stock. Under SEC Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares for which the individual, directly or indirectly, has or shares voting power (which includes the power to vote or direct the voting of the shares) or investment power (which includes the power to dispose or direct the disposition of the shares), whether or not the shares are held for individual benefit. Under these rules, more than one person may be deemed the beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to the best of our knowledge, sole voting and investment power with respect to the indicated shares of our Common Stock.
Except as otherwise indicated, the address for each person below is c/o The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia, 22203.

Shares Beneficially Owned by Directors and Executive Officers

Name/Address	Position Held with the Company	Shares of Common Stock Beneficially Owned(1)(2)	% of Class(1)
Gerard M. Anderson	Director	43,006	*
Inderpal S. Bhandari	Director	47,322	*
Janet G. Davidson	Director	91,171	*
Andrés R. Gluski	CEO and Director	2,206,948	*
Holly K. Koeppel	Director	183,301	*
Julie M. Laulis	Director	98,578	*
Alain Monié	Director	247,479	*
John B. Morse, Jr.	Director and Chairman of the Board	419,598	*
Moisés Naím	Director	211,818	*
Teresa M. Sebastian	Director	52,501	*
Maura Shaughnessy(3)	Director	182,888	*
Stephen Coughlin	EVP and CFO	215,438	*
Bernerd Da Santos	EVP and President of US & Renewables	448,253	*
Ricardo Falú	President	235,589	*
Juan Ignacio Rubiolo	EVP and COO	230,774	*
All Directors and Executive Officers as a Group (17) persons		5,422,504	0.76%

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Shares Beneficially Owned by Greater Than 5% Stockholders

Name/Address	Shares of Common Stock Beneficially Owned	% of Class
The Vanguard Group (4) 100 Vanguard Boulevard Malvern, PA 19355	87,795,504	12.31%
State Street Corporation(5) One Congress Street, Suite 1 Boston, MA 02114	43,744,635	6.13%
BlackRock, Inc. (6) 50 Hudson Yards New York, NY 10001	42,148,448	5.91%

*    Shares held represent less than 1% of the total number of outstanding shares of common stock of the Company.

(1)    The shares of our Common Stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, shares of our Common Stock, which are subject to Options, units or other securities that are exercisable or convertible into shares of our Common Stock within 60 days of March 12, 2026, are deemed to be outstanding and beneficially owned by the person holding such Options, units or other securities. Such underlying shares of Common Stock are deemed to be outstanding for the purpose of computing such person’s ownership percentage, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)    Includes (a) the following shares issuable upon exercise of Options outstanding that are able to be exercised on or before May 11, 2026: Mr. Anderson – 0 shares; Mr. Bhandari – 0 shares; Ms. Davidson – 0 shares; Ms. Koeppel - 0 shares; Ms. Laulis – 0 shares; Mr. Monié – 99,051 shares; Mr. Morse – 0 shares; Dr. Naím – 0 shares; Ms. Sebastian – 0 shares; Ms. Shaughnessy – 0 shares; Mr. Gluski – 0 shares; Mr. Da Santos – 0 shares; Mr. Falú – 0 shares; Mr. Coughlin – 0 shares; Mr. Rubiolo – 0 shares; and all Directors and Executive Officers as a group – 99,051 shares; (b) the following units issuable under the 2025 Plan and other Company predecessor plans: Mr. Anderson – 43,006 units; Mr. Bhandari – 47,322 units; Ms. Davidson – 91,171 units; Ms. Koeppel – 183,301 units; Ms. Laulis – 97,078 units; Mr. Monié – 119,703 units; Mr. Morse – 408,598 units; Dr. Naím – 211,818 units; Ms. Sebastian – 52,501 units; Ms. Shaughnessy – 73,235 units; all non-employee Directors as a group – 1,327,733 units; (c) the following shares held in The AES Retirement Savings Plan: Mr. Gluski – 35,047 shares; Mr. Coughlin – 0 shares; Mr. Da Santos – 33,346 shares; Mr. Falú – 0 shares; Mr. Rubiolo – 0 shares; and all Executive Officers as a group – 101,630 shares.

(3)    Includes 49,000 shares held in two separate trusts for which Ms. Shaughnessy serves as trustee.

(4) Based solely on information furnished in the Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 13, 2024, in which Vanguard reported that it had (a) sole voting power with respect to 0 shares, (b) shared voting power with respect to 838,174 shares, (c) sole dispositive power with respect to 84,934,399 shares, and (d) shared dispositive power with respect to 2,861,105 shares, with an aggregate amount beneficially owned by the reporting person of 87,795,504 shares.
(5)    Based solely on information furnished in the Schedule 13G filed by State Street Corporation with the SEC on August 11, 2025, in which State Street Corporation reported that it had (a) sole voting power with respect to 0 shares, (b) shared voting power with respect to 32,758,120 shares, (c) sole dispositive power with respect to 0 shares, and (d) shared dispositive power with respect to 43,741,919 shares, with an aggregate amount beneficially owned by the reporting person of 43,744,635 shares.

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(6) Based solely on information furnished in the Schedule 13G/A filed by BlackRock Inc. and certain of its affiliates (“BlackRock”) with the SEC on April 17, 2025, in which BlackRock reported that it had (a) sole voting power with respect to 39,555,229 shares, (b) shared voting power with respect to 0 shares, (c) sole dispositive power with respect to 42,148,448 shares, and (d) shared dispositive power with respect to 0 shares, with an aggregate amount beneficially owned by the reporting person of 42,148,448 shares.

As previously announced, on March 1, 2026, the Company entered into the Merger Agreement by and among the Company, Parent, and Merger Sub, pursuant to which Merger Sub will merge with and into AES, with AES continuing as the surviving corporation in the Merger. Parent is jointly controlled by investment vehicles affiliated with one or more funds, accounts or other entities managed or advised by Global Infrastructure Management, LLC and the EQT Infrastructure VI fund. On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of AES common stock outstanding immediately prior to the effective time (other than (i) shares of AES common stock held by any holder who properly exercises and perfects appraisal rights under Delaware law in respect of such shares and (ii) any shares of AES common stock held in the treasury of the Company or owned, directly or indirectly, by Parent or Merger Sub) will be automatically converted into the right to receive $ 15.00 in cash, without interest, per share. Consummation of the Merger is subject to various closing conditions.

[Remainder of Page Intentionally Left Blank]

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ANNUAL MEETING PROPOSALS

Proposal 1: Election of Directors

The Board has nominated nine Directors (the “Nominees”) for election at the Annual Meeting, each to serve a one-year term expiring at the Annual Meeting in 2027. The Governance Committee has evaluated and recommended the Nominees in accordance with its charter. Biographies describing each candidate’s background and relevant experience can be found in the Board and Committee Governance section under Board of Directors - Biographies of this Proxy Statement on page 29.

Name	Age	Director Since	Occupation
Gerard M. Anderson	67	2023	Former CEO and Executive Chairman of DTE Energy Company
Inderpal S. Bhandari	66	2024	Former Global Chief Data Officer of IBM
Janet G. Davidson	69	2019	Former EVP, Quality & Customer Care of Alcatel Lucent
Andrés R. Gluski	68	2011	CEO of AES
Holly K. Koeppel	67	2015	Former Chief Financial Officer for American Electric Power
Julie M. Laulis	63	2020	Former President and CEO of Cable One, Inc.
Alain Monié	75	2017	Non-Executive Chairperson and former CEO of Ingram Micro Inc.
Moisés Naím	73	2013	Distinguished Fellow, Carnegie Endowment for International Peace
Teresa M. Sebastian	68	2021	President and CEO of The Dominion Asset Group

The Board Recommends a Vote FOR the Election of Each of the Director Nominees Named Above

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Proposal 2: Approval, on an Advisory Basis, of the Company’s Executive Compensation

Pursuant to Section 14A of the Exchange Act, the Company seeks your advisory vote on our executive compensation programs as described in this Proxy Statement (referred to as a say-on-pay vote). At our 2023 Annual Meeting, Stockholders voted to hold an advisory vote on our executive compensation program on an annual basis (with the next one occurring in 2027), and based on the Board’s recommendation and the voting results, the Company determined that future say-on-pay votes will be held every year until the next advisory vote on the frequency of such advisory votes in 2029. The Company asks that you support the compensation of our NEOs as disclosed in the CD&A section and the accompanying tables and narratives contained in this Proxy Statement.

The CD&A section discusses how our executive compensation policies and programs implement our executive compensation philosophy, including our emphasis on pay for performance. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our executive compensation philosophy and in achieving its goals.

Accordingly, the Board recommends that our Stockholders vote “FOR,” on an advisory basis, the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC and adopt the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

As an advisory vote, your vote will not be binding on the Company or the Board. However, our Board and our Compensation Committee, which is responsible for designing and administering the Company’s executive compensation programs, value the opinions of our Stockholders and to the extent there is any significant vote against the compensation paid to our NEOs, we will consider our Stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board Recommends a Vote FOR the Approval, on an Advisory Basis, of the Company’s Executive Compensation

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Proposal 3: Ratification of the Appointment of Ernst & Young LLP as the Independent Auditor of the Company for Fiscal Year 2026

The Audit Committee has appointed EY, an independent registered public accounting firm, as the auditor to examine and report to Stockholders on the consolidated financial statements for the Company and its subsidiaries for the fiscal year ending December 31, 2026. The appointment of EY is subject to ratification by the Company’s Stockholders at the Annual Meeting. Representatives of EY will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so. Such representatives will also be available to respond to appropriate questions.

The Board recommends that the Stockholders ratify the appointment of EY and adopt the following resolution at the Annual Meeting:

“RESOLVED, that the appointment of Ernst & Young LLP as the independent auditor of the Company for fiscal year 2026 is hereby APPROVED, RATIFIED AND CONFIRMED.”

In the event the Stockholders do not ratify the appointment of EY, the Audit Committee will consider whether it should appoint an alternative firm.

The Board Recommends a Vote FOR the Ratification of the Appointment of Ernst & Young LLP as the Independent Auditor of the Company for Fiscal Year 2026

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Proposal 4: If Properly Presented, to Vote on a Non-Binding Stockholder Proposal Regarding Stockholder Ability to Call a Special Meeting

The Company has been notified that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, intends to present the following proposal at the Annual Meeting. Mr. Chevedden has submitted documentation indicating that he is the beneficial owner of no fewer than 250 shares of the Company’s Common Stock. The Board and the Company accept no responsibility for the proposal and supporting statement. The graphic below was provided by the Stockholder proponent and not the Company. As required by SEC rules, the proposal and supporting statement are printed verbatim below. A Stockholder submitting a proposal must appear personally or by proxy at the Annual Meeting to move the proposal for consideration. The Stockholder proposal follows.

Proposal 4 - Give Shareholders a Reasonable Ability to Call for a Special Shareholder Meeting

Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. Such a special shareholder meeting can be an easy to convene online shareholder meeting.

There shall be no poison pill discriminatory rule to require ownership of shares for a specific period of time in order for shares to participate in calling for a special shareholder meeting and no requirement that most such shareholders be record holders. This proposal includes that AES incorporates this right in its bylaws and that such bylaws be published on the AES website for easy access.

It is reasonable that 10% of shares have this right because there is almost no shareholders of any company anywhere using this right at the 25% stock ownership mark. There may have been tens of thousands of consecutive shareholder meetings at the 3000 largest companies, where 25% of shares had this right, yet no shareholders made use of this right.

To guard against the AES Board of Directors becoming complacent shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when AES underperforms.

Now could be a ripe time for this proposal since AES stock was at $29 in 2021 and fell to only $14 in late 2025 despite a robust stock market.

Plus challenging news reports regarding AES emerged in 2025.

AES Indiana's proposed rate settlement faced significant criticism and formal opposition from consumer advocacy groups, including the Citizens Action Coalition and the Indiana Utility Consumer Counselor. Opponents argued the proposed rate increase was inflated and unnecessary, with the City-County Council unanimously passing a symbolic resolution asking the company to withdraw its plan.

AES reported long-term debt of $26 billion, which analysts said could limit AES's ability to fund operations and growth plans. This heavy debt also made its EV/EBITDA (Enterprise Value to EBITDA) valuation metric look "stretched" compared to peers. This high leverage was weighing on profitability.

AES stock experienced significant volatility throughout 2025. A rumored takeover bid by BlackRock led to stock swings and analyst debates, with some expressing caution about the stock's near-term performance. Consumer advocates expressed concern that such a purchase would likely drive up rates and reduce local control over the utility.

Please vote yes:
Give Shareholders a Reasonable Ability to Call for a Special Shareholder Meeting - Proposal 4

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The Board’s and Management’s Statement in Opposition

The Board and management recommend that Stockholders vote against this Stockholder proposal for the following reasons:

Our existing right for Stockholders to call a special meeting was already approved twice by our Stockholders, who previously rejected a similar proposal from Mr. Chevedden.

The Board believes that the Company’s existing By-Law that grants Stockholders owning at least 25% of the outstanding shares of the Company’s common stock the right to call a special meeting (the “Current Special Meeting Right”) continues to be in the best interests of AES and our Stockholders. Notably, AES Stockholders previously approved and ratified the Current Special Meeting Right on two separate occasions:

•2015 Annual Meeting of Stockholders: At this meeting, our Stockholders approved, on an advisory basis, a management proposal to amend our By-Laws to provide Stockholders the right to call a special meeting at a 25% threshold (over 70% of our Stockholders present and entitled to vote voted “FOR” this proposal). At that same meeting, a competing Stockholder proposal presented by Mr. Chevedden requesting that Stockholders holding 20% our common stock have the right to call a special meeting failed (less than 37% of Stockholders present and entitled to vote voted “FOR” this Stockholder proposal). Following the 2015 annual meeting and in accordance with the preferences expressed by our Stockholders at that meeting, the Board approved an amendment to the By-Laws to provide Stockholders the right to call a special meeting at a 25% threshold.

•2018 Annual Meeting of Stockholders: At this meeting, AES requested that Stockholders ratify the existing right of Stockholders to call a special meeting at a 25% threshold. The Stockholders ratified the 25% threshold in our By-Laws (over 59% of Stockholders present and entitled to vote voted “FOR” this proposal).

Despite these votes at two previous annual meetings of Stockholders approving and ratifying the Current Special Meeting Right, Mr. Chevedden has again submitted a Stockholder proposal for this Annual Meeting requesting that AES again amend its By-Laws “to give the owners of a combined 10% of [AES’] outstanding common stock the power to call a special [Stock]holder meeting or the owners of the lowest percentage of [Stock]holders, as governed by state law, the power to call a special [Stock]holder meeting.”

The Current Special Meeting Right is consistent with overwhelming market practice and our largest investors’ policies.

As of December 2025, a 25% threshold was the most common threshold among companies that allow Stockholders to call special meetings in the S&P 500. Further, certain of our largest Stockholders, including Vanguard, BlackRock and State Street, have adopted policies indicating that they generally support a 25% Stockholder right to call special meetings and in the case of Vanguard, that it will generally vote against a Stockholder proposal calling for a lower right for Stockholders to call a special meeting if a company already has a 25% or less threshold in place. The Board believes that a 25% threshold is in line with market practice and appropriate for AES, as opposed to the 10% or lower threshold requested by this Stockholder proposal, which is a minority practice.

A 25% threshold provides a procedural safeguard against abuse, corporate waste and investors with short-term goals.

The Board believes that our Current Special Meeting Right strikes the right balance between Stockholder rights and protecting AES’ and our Stockholders’ long-term interests by permitting a meaningful segment of our Stockholders to call a special meeting, relative to the considerable costs, resource strain and diversion, and management and administrative time that would be necessary to hold a special meeting. The Board believes that a 10% or lower threshold for Stockholders to call a special meeting, as requested by this Stockholder proposal, is too low and results in the risk that a single Stockholder, or a small group of Stockholders, could call a special meeting of Stockholders to advance their own special interests at AES’ and our broader Stockholder base’s expense.

The Board believes special meetings of Stockholders should be extraordinary events that are held if a significant number of Stockholders agree that such a meeting is necessary to discuss critical, time-sensitive issues that cannot be delayed
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until the Company’s next annual meeting of Stockholders. The Board believes that our Current Special Meeting Right provides Stockholders with a meaningful right to bring matters to the attention of our Stockholders between annual meetings of Stockholders while ensuring that special meetings are held sparingly to address matters considered to be so significant or urgent that they require immediate consideration by all Stockholders outside of our annual meetings of Stockholders. The Board believes that a failure of at least 25% of Stockholders to support the need to convene a special meeting of Stockholders is a strong indicator that the relevant issue is unduly narrow and not deemed sufficiently significant by our Stockholders generally.

In providing the Current Special Meeting Right, our Board recognized the need for appropriate parameters, given that special meetings of Stockholders can be disruptive to business operations, cause us to incur substantial expenses and harm long-term Stockholder interests. The Board, management and employees must devote a significant amount of time and attention to preparing for such meetings, which distracts them from their primary focus of maximizing long-term financial returns for Stockholders and operating our business in the best interest of Stockholders. In addition, with each special meeting of Stockholders, we must incur significant expenses in order to prepare the disclosures required for such meetings, print and distribute materials, solicit proxies, host the meeting and tabulate votes. As a result, special meetings of Stockholders should be limited to circumstances where a substantial ownership percentage of Stockholders believe a matter is sufficiently urgent or extraordinary to justify calling a special meeting.

Our Current Special Meeting Right also serves as a protective mechanism against investors with short-term goals. With a lower threshold, a small number of Stockholders could use the special meeting right to advance special interest agendas, advance goals not widely shared by the Stockholder base as a whole, or apply short-term oriented pressure inconsistent with the long-term interests of the Company and our Stockholders. The Current Special Meeting Right appropriately safeguards Stockholder interests and prevents corporate waste, while at the same time providing Stockholders the ability to call special meetings when appropriate.

Stockholders have several methods through which they can influence Company practices without lowering the special meeting threshold.

The Company regularly solicits Stockholder views outside of the context of formal Stockholder meetings, considers such input, and takes appropriate actions where the long-term interests of all Stockholders are best served.

The Company has other corporate governance practices in place that protect Stockholder rights and provide meaningful avenues for all Stockholders, no matter their ownership amount, to effectively voice their opinions, including the Company’s Stockholder engagement program throughout the year. Additionally, the Company’s annual meetings of Stockholders provide an opportunity for Stockholders to provide direct feedback by voting on director nominees and other matters that come before the meeting, or to ask questions of management. Stockholders also may bring specific items of business before the Company and other Stockholders by submitting director nominations or proposals for inclusion in the Company’s proxy materials to be voted on at the meeting, such as this proposal, or to be voted on at the meeting without being included in Company proxy materials.

The Company will continue to foster an open dialogue with Stockholders regarding the Company’s corporate governance policies and practices.

Our current corporate governance structure already facilitates Board accountability and responsiveness to Stockholders.

The Board and the Company are committed to strong corporate governance practices. We have long maintained and continue to create and support a number of mechanisms and forums for our Stockholders to effectively communicate with the Board and management. This framework holds the Board and management accountable for the proper governance and effective management of the Company.

In addition to the Current Special Meeting Right, the following governance policies and practices demonstrate that the Company has taken several steps to achieve greater transparency and accountability to protect Stockholder rights:

•Annual Director Elections. All of our Directors are elected annually by our Stockholders; we do not have a classified or staggered board.
•Action by Written Consent. Stockholders have the right to act by a written consent signed by Stockholders holding no less than the minimum number of votes necessary to authorize an action at a meeting.
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•Proxy Access. We adopted a market-standard and equitable proxy access right for Stockholders in nominating Directors.
•Majority Voting. We have a majority voting standard for the election of Directors in uncontested elections.
•Stockholder Amendments to the By-Laws. Stockholders have the right to adopt and repeal amendments to the By-Laws.
•Independence of the Board. All of our directors, except one management director, are independent.
•One Share, One Vote. We have equal voting rights for all of our Stockholders.
•No Supermajority Voting Provisions. Our governance documents do not contain provisions requiring a supermajority Stockholder vote on any issue.
•No Stockholder Rights Plan. We do not maintain a Stockholder rights plan or “poison pill.”
•Annual Say On Pay Vote. We solicit feedback from our Stockholders every year on executive compensation.

In light of the Current Special Meeting Right (which has been submitted for a Stockholder vote and approved or ratified by our Stockholders twice), and our other Stockholder rights, as well as the Company’s strong overall governance framework, the Board believes this proposal is unnecessary and, as discussed above, potentially harmful to our Stockholders more broadly.

THE BOARD AND MANAGEMENT RECOMMEND A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

The Board Recommends a Vote AGAINST This Stockholder Proposal

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IMPORTANT INFORMATION ABOUT AES’ VIRTUAL ANNUAL MEETING

AES’ Annual Meeting will be conducted online only, via a live webcast. If you were a holder of record on the close of business on March 12, 2026, you are entitled to participate in the Annual Meeting on April 29, 2026. Below are answers to some frequently asked questions about the virtual annual meeting format.

Why did the Board decide to adopt a virtual format for the Annual Meeting?
The Board decided again to hold a virtual Annual Meeting this year to facilitate and increase Stockholder attendance and participation by providing equal meeting access to all of our Stockholders - not just those Stockholders who have the resources to travel to an in-person meeting. With a virtual format, Stockholders are able to participate in the Annual Meeting from any location in the world and our Stockholders who do not have an internet connection or computer access are able to listen to the Annual Meeting through a toll-free telephone number. We believe this virtual format better serves the needs of our diverse and global Stockholder base. A virtual meeting also provides an additional opportunity for Stockholders to communicate with the Board by submitting questions before and during the meeting through the virtual meeting portal as described below, and it eliminates many of the costs associated with hosting a physical meeting, which will benefit both our Stockholders and AES.
How can I attend and participate in the Annual Meeting?
To participate, visit meetnow.global/M2VC4JQ and login with the control number included in your proxy materials. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
How do I register to attend the Annual Meeting?
If you are a registered Stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting. Please follow the instructions on the Notice.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting.

To register to attend the Annual Meeting you must submit proof of your proxy power (legal proxy) reflecting your AES holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. EDT, on April 27, 2026. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare:

By email:     Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:     Computershare
        AES Legal Proxy
        P.O. Box 43101
        Providence, RI 02940-3001
When can I join the virtual Annual Meeting?
You may log into the Annual Meeting platform beginning at 9:45 a.m. EDT on April 29, 2026. The Annual Meeting will begin promptly at 10:00 a.m. EDT. We encourage you to access the Annual Meeting prior to the start time.
How can I ask questions and vote?
We encourage you to submit your questions and vote in advance of the Annual Meeting by visiting www.envisionreports.com/aes. If you wish to submit a question before or during the Annual Meeting, then beginning at 9:45 a.m. EDT on April 29, 2026 you may log in to meetnow.global/M2VC4JQ with your control number. Once past the login screen, click on the “Q & A” icon at the top right of the screen to submit your question. Stockholders may also vote during the Annual Meeting by visiting meetnow.global/M2VC4JQ and selecting the “Vote” icon located in the top right of the page. Questions pertinent to Annual Meeting matters will be answered during the meeting, subject to time constraints.
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Answers to any questions posed that cannot be answered during the Annual Meeting due to time constraints will be posted on our website as described below.
What if I lose my control number?
You will be able to log in as a guest. To view the Annual Meeting webcast, visit meetnow.global/M2VC4JQ and register as a guest. However, if you log in as a guest, you will not be able to vote your shares or submit questions during the Annual Meeting.
What if I don’t have internet access?
Please call (USA & Canada - Toll-Free) (800) 990-5910 and use the Conference ID “The AES Corporation” to listen to the Annual Meeting via telephone. If you participate via telephone, you will not be able to vote your shares or ask questions during the Annual Meeting.
What if I have technical or logistical difficulties?
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the following numbers for assistance: USA & Canada (888)-724-2416, International +1-(781)-575-2748. Technical support will be available starting at 9:00 a.m. EDT on April 29, 2026.
Where can I find additional information?
Additional information regarding the ability of Stockholders to ask questions during the Annual Meeting, related rules of conduct, and procedures for posting appropriate questions received during the Annual Meeting will be available at meetnow.global/M2VC4JQ two weeks prior to the Annual Meeting. Similarly, matters addressing technical and logistical issues, including accessing the Annual Meeting’s virtual meeting platform, will be available on our investor relations page one week prior to the Annual Meeting at https://www.aes.com/investors/.
What if I have additional questions?
You may contact AES Investor Relations at invest@aes.com or call (703) 682-6399.

Our Commitment to Transparency
If there are questions pertinent to Annual Meeting matters that cannot be answered during the Annual Meeting, management will post answers to such questions on the Investor Relations page of the Company’s website (https://www.aes.com/investors). The questions and answers and a replay of the Annual Meeting will be available as soon as practicable after the Annual Meeting and will remain available for two weeks after posting.

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QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING
What is the record date?
The record date for the Annual Meeting is March 12, 2026. The record date has been established by the Board as permitted by Delaware law. Owners of record of our common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting. Such owners of record are also entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. Each share of common stock is entitled to one vote.
How does a Stockholder submit a vote on a proposal?
A Stockholder may vote via the internet prior to or during the Annual Meeting. A Stockholder may also vote by telephone or by marking, signing, dating and returning a Proxy Card to Computershare, PO Box 43101, Providence, RI 02940-3101 by 11:59 PM EDT on April 28, 2026 (other than Indianapolis Power & Light Co Employees Thrift Plan or The AES Corporation Retirement Savings Plan participants). Instructions on how to vote by phone or via the internet are set forth in the Notice or Proxy Card. If a Stockholder owns shares through a broker or other intermediary, voting instructions will be set forth in the voting instruction card provided by your broker or other intermediary.

How can Plan Participants Vote?

If you participate in the Indianapolis Power & Light Co Employees Thrift Plan or The AES Corporation Retirement Savings Plan, you may give voting instructions for the number of shares of common stock you hold in the plan as of the Record Date. You may provide voting instructions to the trustee for such plans by voting online, by telephone or by completing and returning a proxy card if you received one. The trustee will vote your shares in accordance with your duly executed instructions received by 11:59 pm EDT on April 24, 2026 for shares held in such plans. The trustee will not vote shares for which participants have not provided specific instruction.
What are the approval requirements?
If a proxy is properly executed, the shares it represents will be voted at the Annual Meeting in accordance with the instructions noted on the proxy. If no instructions are specified in the proxy with respect to the matters to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendations of the Board. The recommendations of the Board regarding the matters to be acted upon at the Annual Meeting are set forth below. Each share of common stock is entitled to one vote on each proposal contained herein.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may be treated as “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on a particular matter without instructions from the beneficial owner and instructions have not been given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the election of Directors, the approval, on an advisory basis, of the Company’s executive compensation, and if properly presented, the non-binding stockholder proposal regarding stockholder ability to call a special meeting. However, brokers may vote their clients’ shares on “routine” proposals such as the proposal to ratify the appointment of EY as the independent auditor of the Company for fiscal year 2026. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

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Proposal	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions and Broker Non-Votes
(1) Election of Directors	“FOR” “AGAINST, or “ABSTAIN” on each nominee	“FOR” each nominee	Majority of votes cast for such nominee	None
(2) Approval, on an Advisory Basis, of the Company’s Executive Compensation	"FOR,” “AGAINST,” or “ABSTAIN”	“FOR”	Majority of shares of common stock present in person or represented by proxy and entitled to vote	Abstentions are treated as votes “AGAINST.” Broker non-votes have no effect.
(3) Ratification of the Appointment of Ernst & Young LLP as the Independent Auditor of the Company for Fiscal Year 2026	"FOR,” “AGAINST,” or “ABSTAIN”	“FOR”	Majority of shares of common stock present in person or represented by proxy and entitled to vote	Abstentions are treated as votes “AGAINST.” Brokers have discretion to vote.
(4) Stockholder Proposal Regarding Stockholder Ability to Call a Special Meeting	"FOR,” “AGAINST,” or “ABSTAIN”	“AGAINST”	Majority of shares of common stock present in person or represented by proxy and entitled to vote	Abstentions are treated as votes “AGAINST.” Broker non-votes have no effect.

What constitutes a quorum?
Under our By-Laws, the presence, in person (including virtually) or represented by proxy, of the holders of a majority of the issued and outstanding shares of our Common Stock entitled to vote at the Annual Meeting will constitute a quorum, except as otherwise provided by law or by the Charter. The number of outstanding shares of common stock entitled to vote at the Annual Meeting is determined as of the record date. Abstentions and broker non-votes will be counted in determining whether a quorum is present for the Annual Meeting.
May a Stockholder change or revoke a vote?
Stockholders are entitled to revoke their Proxies at any time before their shares are voted at the Annual Meeting. To revoke a proxy, a Stockholder must file a written notice of revocation with the Company, deliver a duly executed proxy bearing a later date than the original submitted proxy, submit voting instructions again by telephone or via the internet, or participate in the Annual Meeting and vote online during the Annual Meeting. If you hold shares in street name, you must contact your broker, bank or other nominee to change your vote or obtain a proxy to vote your shares during the meeting.
Are voting records confidential?
We require vote tabulators and the Inspector of the Election to execute agreements to maintain the confidentiality of voting records. Voting records will remain confidential, except as necessary to meet legal requirements and in other limited circumstances such as proxy contests.
How does the Company solicit proxies?
The Company will solicit Proxies by mail, telephone, or other means of communication. We will bear the cost of the solicitation of Proxies. The Company has retained Computershare Trust Co., N.A. and Georgeson Inc. to assist in soliciting Proxies from Stockholders and we will pay a collective fee estimated of $19,000, plus expenses, for such
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services. In addition, solicitation may be made by our Directors, Officers, and other employees. We reimburse brokerage firms, custodians, nominees, and fiduciaries in accordance with the rules of the Financial Industry Regulatory Authority for reasonable expenses incurred by them in forwarding materials to the beneficial owners of our Common Stock.
How may a Stockholder submit future Stockholder proposals?
SEC rules permit Stockholders to submit proposals for inclusion in the Company’s proxy statement if the Stockholder and proposal meet the requirements specified in Rule 14a-8 of the Exchange Act.
•Where to send Stockholder proposals. A Stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) must comply with the requirements of Rule 14a-8 of the Exchange Act and be submitted in writing by notice delivered to the Office of the Corporate Secretary, located at The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203.
•Deadline for Stockholder proposals. Stockholder proposals submitted pursuant to Rule 14a-8 must be received at our principal executive offices at least 120 days before the anniversary of the release of the prior year’s proxy material (i.e., by November 20, 2026), unless the date of our 2027 Annual Meeting is changed by more than 30 days from April 29, 2027 (the one-year anniversary date of the Annual Meeting), in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials.
•Information to include in Stockholder proposals. Stockholder proposals must conform to and set forth the specific information required by Rule 14a-8 of the Exchange Act.
Our By-Laws establish certain requirements for proposals a Stockholder wishes to present at the 2027 Annual Meeting other than pursuant to Rule 14a-8. If the proposal is not being submitted pursuant to Rule 14a-8, the proposal must be written and delivered to the Office of the Corporate Secretary at the address set forth above by the close of business not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (no later than January 29, 2027 and no earlier than December 30, 2026 for the 2027 Annual Meeting); provided, however, that in the event that the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary date of the 2026 Annual Meeting, or if no such meeting was held, notice by the Stockholder, to be timely, must be delivered at the address set forth above not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting, or the 10th day following the day on which public announcement (as defined in Section 2.15(E) of the By-Laws) of the date of such annual meeting is first made by the Company. In no event shall adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above. As described in Sections 2.15(B) and 2.16 of our By-Laws, the notice must contain certain information, including, without limitation, (1) a brief description of the business proposed to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-Laws, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting, (4) the reasons why such stockholder or any other Proposing Person (as defined in the By-Laws) believes that the taking of the action or actions proposed to be taken would be in the best interests of the Company and its Stockholders, and (5) any other information relating to such business that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with the solicitations of proxies in support of the business proposed to be brought before the meeting.
How may a Stockholder nominate a Director?

Our By-Laws set forth the procedures for Stockholder nominations of Directors.

•Stockholder nomination of Directors. As described in Section 9.01 of our By-Laws, nominations of persons eligible for election to the Board may be made at any annual meeting of Stockholders or at any special meeting of Stockholders called for the purpose of electing Directors by any Stockholder of the Company present in person who is a stockholder of record at the time of giving of the notice, on the record date(s) for the determination of stockholders entitled to notice of and to vote at the meeting, and at the time of the meeting, and who is entitled to vote at such meeting, who provides the required notice in accordance with Section 9.01 of our By-Laws, and who nominates a number of nominees that does not exceed the number of Directors that will be elected at the meeting.
•Timing for notice (other than proxy access procedures). The notice required with respect to any nomination (including the completed and signed questionnaire, representation and agreement discussed below, and if applicable, a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director
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nominees other than the Company’s nominees) must be given, either by personal delivery or by United States mail, postage prepaid, in proper written form to the Office of the Corporate Secretary at the address set forth above (a) with respect to an election to be held at an annual meeting of Stockholders, generally not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (as described above) and (b) with respect to an election to be held at a special meeting of Stockholders for the election of Directors (other than a Stockholder Requested Special Meeting, as such term is defined in the By-Laws), the close of business (as defined in the By-Laws) on the seventh day following the earlier of (i) the date on which notice of such meeting is first given to Stockholders and (ii) the date on which a public announcement (as defined in Section 2.15(E) of the Company’s By-Laws) of such meeting is first made. In no event shall an adjournment, recess or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods prescribed for delivery of notice under Section 2.15(B) of the By-Laws.
How may a Stockholders submit a Director nominee to be included in the Company’s Proxy Statement (Proxy Access)?

The Company will include in its proxy statement and on its form of proxy the name of a Director nominee submitted pursuant to Section 9.02 of the By-Laws by an “Eligible Stockholder” who provides the information and satisfies the other provisions of the Company’s proxy access By-Laws. To qualify as an “Eligible Stockholder,” a Stockholder or a group of no more than 20 Stockholders must have continuously owned, for at least three years as of the date of the Stockholder Notice (as defined in the By-Laws), at least three percent (3%) of the outstanding shares of the Company entitled to vote in the election of directors as of the date of the Stockholder Notice (the “Required Shares”) and thereafter continue to own the Required Shares through such annual meeting.

•Deadline for notice. The Stockholder notice must be delivered to the Office of the Corporate Secretary no later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the preceding year’s annual meeting (no earlier than November 30, 2026 and no later than December 30, 2026 for the 2027 Annual Meeting). In the event the annual meeting is more than 30 days before or after such anniversary date, or if no annual meeting was held in the preceding year, the Stockholder Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a public announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the Stockholder notice as described above.
•Other conditions. The ability to include proxy access nominees in the Company’s proxy materials is subject to a number of other requirements, conditions and limitations that are set forth in the By-Laws.
The chairperson of the annual meeting may refuse to acknowledge the introduction of any Stockholder proposal or Director nomination not made in compliance with the foregoing procedures.
What is Householding?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more Stockholders sharing the same address by delivering a single copy of proxy materials addressed to those Stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for Stockholders and cost savings for companies. AES and some brokers household proxy materials, delivering a single Proxy Statement, Annual Report and Notice to multiple Stockholders sharing an address unless contrary instructions have been received from the affected Stockholders. Once Stockholders have received notice from their broker or us that materials will be sent in the householding manner to the Stockholder’s address, householding will continue until we or the broker are otherwise notified or until the Stockholder revokes such consent. If, at any time, such Stockholders no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, they should notify their broker if shares are held in a brokerage account or us if holding registered shares as provided in the next paragraph.

Any registered owner who has received a single copy of the Proxy Statement, AES Form 10-K or Notice at a shared address can request to receive a separate copy of the Proxy Statement, AES Form 10-K or Notice for the Annual Meeting by written or oral request and we will promptly deliver a separate copy in the format requested. To receive separate copies of those materials for this or for future meetings, please request by telephone, internet, mail or e-mail by following the
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instructions below. Please note you must include your 15-digit control number when requesting a copy of the materials. To facilitate timely delivery, all requests for a paper copy of the materials must be received by April 17, 2026.

•Internet - Go to www.envisionreports.com/aes. Click “Cast Your Vote or Request Materials.”
•Phone - Call Computershare at (866) 641-4276.
•Mail - Address a written request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203.
•Email - Send an email to investorvote@computershare.com with “Proxy Materials The AES Corporation” in the subject line. Include your full name and address, plus your 15-digit control number, and state that you want a paper copy of the Annual Meeting materials.

If you are receiving more than one copy of this Proxy Statement, the AES Form 10-K or the Notice at a single address and would like to participate in householding in the future, please contact us using one of the methods noted above.
How can I receive an additional copy of the Annual Report on Form 10-K?
Any Stockholder who desires an additional copy of the AES Form 10-K (including the financial statements and financial schedules) filed on March 2, 2026 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a written request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Stockholders may also obtain a copy of the AES Form 10-K by visiting the Company’s website at https://www.aes.com.

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Appendix A: Non-GAAP Measures

In this Proxy Statement, we reference certain Non-GAAP measures, including Adjusted Earnings Per Share (Adjusted EPS), Adjusted Earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA) and Cumulative Parent Free Cash Flow (Parent FCF), which are reconciled to the nearest GAAP measures in the following tables.

Adjusted EPS

We define Adjusted EPS as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses pertaining to derivative transactions, equity securities, and financial assets and liabilities measured using the fair value option; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt or troubled debt restructuring; and (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts.

The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted EPS better reflects the underlying business performance of the Company and is considered in the Company's internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses pertaining to derivative transactions, equity securities, or financial assets and liabilities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, and strategic decisions to dispose of or acquire business interests, retire debt, or implement restructuring initiatives, which affect results in a given period or periods. Adjusted EPS should not be construed as an alternative to diluted earnings per share from continuing operations, which is determined in accordance with GAAP.

The Company reported diluted earnings per share of $1.31 for the year ended December 31, 2025. For purposes of measuring earnings per share under U.S. GAAP, income available to AES common stockholders is reduced by increases in the carrying amount of redeemable stock of subsidiaries to redemption value and increased by decreases in the carrying amount to the extent they represent recoveries of amounts previously reflected in the computation of earnings per share. While the adjustment for the year ended December 31, 2025 decreased earnings per share, it did not impact Net income on the Consolidated Statement of Operations. For purposes of computing Adjusted EPS, the Company excluded the adjustment to redemption value from the numerator. The table below reconciles the income available to AES common stockholders used in GAAP diluted earnings per share to the income from continuing operations used in calculating the non-GAAP measure of Adjusted EPS.

Reconciliation of Adjusted EPS

Year Ended Dec. 31, 2025
Diluted Earnings Per Share From Continuing Operations	$1.31
Add back: Increase in redemption value of redeemable stock of subsidiaries	$0.02
Unrealized derivatives, equity securities, and financial assets and liabilities losses (gains) [1]	$0.17
Unrealized foreign currency losses	$0.04
Disposition/acquisition losses (gains) [2]	$0.34
Impairment losses [3]	$0.52
Loss on extinguishment of debt and troubled debt restructuring	$0.04
Restructuring costs [4]	$0.12
Less: Net income tax benefit [5]	$(0.22)
Adjusted EPS	$2.34

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1 Amount primarily relates to remeasurement of our investment in 5B of $48 million, or $0.07 per share, and net unrealized derivative losses at the Energy Infrastructure SBU of $41 million, or $0.06 per share.

2 Amount primarily relates to day-one losses on commencement of sales-type leases at AES Clean Energy Development of $166 million, or $0.23 per share, and AES Renewable Holdings of $13 million, or $0.02 per share, and losses on remeasurement of contingent consideration at AES Clean Energy of $66 million, or $0.09 per share, partially offset by gain on sale of Dominican Republic Renewables of $45 million, or $0.06 per share, and write-off of contingent consideration for a renewables development project at AES Andes of $10 million, or $0.01 per share.

3 Amount primarily relates to impairments at Maritza of $264 million, or $0.37, at Uplight of $103 million, or $0.14 per share, related to an impairment of the equity method investment and convertible notes, at AES Clean Energy Development projects of $80 million, or $0.11 per share, impairments at a renewables development project at AES Andes of $16 million, or $0.02 per share, and Mong Duong of $9 million, or $0.01 per share, partially offset by the derecognition of the valuation allowance on a loan receivable accounted for under ASC 310 and the elimination of estimated costs to sell at Mong Duong of $127 million, or $0.18 per share, after reclassification to held and used.

4 Amount relates to severance costs associated with the Company-wide restructuring program of $51 million, or $0.07 per share, and impairments at AES Clean Energy Development that were the result of the Company’s restructuring program of $38 million, or $0.05 per share.

5 Amount primarily relates to income tax benefits associated with the day-one losses on commencement of sales-type leases primary at AES Clean Energy Development of $41 million, or $0.06 per share, valuation allowance related to Uplight impairment of the equity method investment and convertible notes of $39 million, or $0.05 per share impairments at AES Clean Energy Development projects of $27 million, or $0.04 per share, remeasurement of contingent consideration at AES Clean Energy of $15 million, or $0.02 per share, impairments at Maritza of $12 million, or $0.02 per share, severance costs related to the Company's restructuring program of $10 million, or $0.01 per share, net unrealized derivative losses at AES Integrated Energy of $6 million, or $0.01 per share, and remeasurement of our investment in 5B of $4 million, or $0.01 per share; partially offset by income tax expense associated with the AES Ohio sell-down of $13 million, or $0.02 per share.

Adjusted EBITDA

We define EBITDA as earnings before interest income and expense, taxes, depreciation, amortization, and accretion of asset retirement obligations (“AROs”). We define Adjusted EBITDA as EBITDA adjusted for the impact of Non-Controlling Interest (“NCI”) and interest, taxes, depreciation, amortization, and accretion of AROs of our equity affiliates, adding back interest income recognized under service concession arrangements, and excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses pertaining to derivative transactions, equity securities, and financial assets and liabilities measured using the fair value option; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits, and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses, and costs due to the early retirement of debt or troubled debt restructuring; and (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts.

In addition to the revenue and cost of sales reflected in Operating Margin, Adjusted EBITDA includes the other components of our Consolidated Statement of Operations, such as general and administrative expenses in Corporate and Other as well as business development costs, other expense and other income, realized foreign currency transaction gains and losses, and net equity in earnings of affiliates.

The GAAP measure most comparable to Adjusted EBITDA is Net income. We believe that Adjusted EBITDA better reflects the underlying business performance of the Company. Adjusted EBITDA is the most relevant measure considered in the Company’s internal evaluation of the financial performance of its segments. Factors in this determination include the variability due to unrealized gains or losses pertaining to derivative transactions, equity securities, or financial assets and liabilities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests, retire debt, or implement restructuring activities, and the variability of allocations of earnings to tax equity investors, which affect results in a given period or periods. In addition, each of these metrics represent the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Given its large number of businesses and overall complexity, the Company concluded that Adjusted EBITDA is a more transparent measure than Net income that better assists investors in determining which businesses have the greatest impact on the Company’s results.

Adjusted EBITDA should not be construed as an alternative to Net income, which is determined in accordance with GAAP.
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Reconciliation of Adjusted EBITDA

$ in Millions	Year Ended Dec. 31, 2025
Net Income (loss)	$162
Income tax expense (benefit)	$(181)
Interest expense	$1,407
Interest income	($287)
Depreciation, amortization, and accretion of AROs	$1,457

EBITDA	$2,558
Less: (Income) loss from discontinued operations	$39
Less: Adjustment for noncontrolling interests and redeemable stock subsidiaries[1]	($824)
Less: Income tax expense (benefit), interest expense (income) and depreciation, amortization, and accretion of AROs from equity affiliates	$171
Interest income recognized under service concession arrangements	$58
Unrealized derivative, equity securities, and financial assets and liabilities losses (gains)	$120
Unrealized foreign currency losses	$26
Disposition/acquisition losses (gains)	$244
Impairment losses	$369
Loss on extinguishment of debt and troubled debt restructuring	$21
Restructuring costs	$89
Adjusted EBITDA[1]	$2,871
1 The allocation of earnings and losses to tax equity investors from both consolidated entities and equity affiliates is removed from Adjusted EBITDA. NCI also excludes amounts allocated to preferred shareholders during the construction phase before a project becomes operational, as this is akin to a financing arrangement.

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Parent Free Cash Flow

Reconciliation of Parent Free Cash Flow1

$ in Millions	Year Ended Dec. 31, 2025	Three Years 2023 - 2025
Net Cash Provided by Operating Activities at the Parent Company [2]	$820	$2,159
Subsidiary Distributions to QHCs Excluded from Schedule 1 [3]	$202	$682
Subsidiary Distributions Classified in Investing Activities [4]	$494	$1,017
Parent-Funded SBU Overheard and Other Expenses Classified in Investing Activities [5]	($294)	($525)
Other	($3)	($4)
Parent Free Cash Flow [1]	$1,219	$3,329

1 Parent Free Cash Flow (a non-GAAP financial measure that was used as a performance metric for both the 2025 Performance Incentive Plan awards and the 2023 Performance Stock Unit awards) should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with U.S. GAAP. Parent Free Cash Flow is the primary, recurring source of cash that is available for use by the Parent Company. Parent Free Cash Flow is equal to Subsidiary Distributions less cash used for interest costs, development, general and administrative activities, and tax payments by the Parent Company. Management uses Parent Free Cash Flow to determine the cash available to pay dividends, repay recourse debt, make equity investments, fund share buybacks, pay Parent Company hedging costs and make foreign exchange settlements. We believe that Parent Free Cash Flow is useful to investors because it better reflects the Parent Company’s cash available to make growth investments, pay shareholder dividends, and make principal payments on recourse debt. Factors in this determination include availability of subsidiary distributions to the Parent Company and the Company’s investment plan.
Parent Free Cash Flow was also calculated from AES’ financial statements as described herein for each of 2021, 2022, 2023, 2024, and 2025.
2 Refer to Net Cash Provided by Operating Activities at the Parent Company as reported at Part IV—Item 15—Schedule 1 - Condensed Financial Information of Registrant included in the Company’s most recent filed 10-K with the SEC.
3Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.
4Subsidiary distributions that originated from the results of operations of an underlying investee but were classified as investing activities when received by the relevant holding company included in Schedule 1.
5Net cash payments for parent-funded SBU overhead, business development, taxes, transaction costs, and capitalized interest that are classified as investing activities or excluded from Schedule 1.

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Appendix B: Definition of Terms

The following definitions are provided in the Executive Severance Plan and related Benefits Schedule for the CEO for certain of the terms used in “Additional Information Relating to Potential Payments Upon Termination of Employment or Change in Control” of this proxy statement:

“Cause” means (A) the willful and continued failure by the CEO to substantially perform his duties with the Company (other than any such failure resulting from the CEO’s incapability due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination by the CEO for Good Reason), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes that the CEO has not substantially performed his duties, or (B) the willful engaging by the CEO in misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise (including, but not limited to, conduct that constitutes a violation of Article V of the plan). No act, or failure to act, on the CEO’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

“Change in Control” means the occurrence of one or more of the following events: (A) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any Person or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Persons, (B) a Person or group (as so defined) of Persons (other than Management of the Company on the date of the most recent adoption of the 2003 Long Term Compensation Plan (or successor plan) by the Company’s stockholders or their “affiliates” (as defined below)) shall have become the “beneficial owner” of more than 35% of the outstanding voting stock of the Company, (C) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group, including through the use of proxy access procedures as may be provided in the Company’s bylaws) cease to constitute a majority of the Board, or (iv) the consummation of a merger, consolidation, business combination or similar transaction involving the Company unless securities representing 65% or more of the then outstanding voting stock of the corporation resulting from such transaction are held subsequent to such transaction by the Person or Persons who were the “beneficial owners” (as defined below) of the outstanding voting stock of the Company immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction. Notwithstanding the foregoing or any provision to the contrary, if a payment under the Plan is subject to Section 409A (and not excepted therefrom) and a Change in Control affects the time or schedule for such payment, the foregoing definition of Change in Control shall be interpreted, administered and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5). For purposes of this definition, (i) “beneficial owner(s)” shall have the meaning set forth in Rule 13d-3 of the Exchange Act and (ii) “affiliate” means: (A) any Subsidiary of the Company; (B) any entity or Person or group of Persons that, directly or through one or more intermediaries, is controlled by the Company; and (C) any entity or Person or group of Persons in which the Company has a significant equity interest, as determined by the Compensation Committee, including any “affiliates” which become such after the adoption of the Plan.

“Good Reason” means (A) the failure of the Company to have any successor to all or substantially all of the business and/or assets of the Company expressly assume and agree to perform the Executive Severance Plan; (B) following a change in control, the relocation of the CEO’s principal place of employment to a site outside of the metropolitan area of the CEO’s principal place of employment; (C) following a change in control, any material adverse change in the CEO’s overall responsibilities, duties and authorities from those then in place immediately prior to such change in control; and (D) following a change in control, the failure by the Company to continue the CEO’s participation in a long-term cash or equity award or equity-based grant program (or in a comparable substitute program) on a basis not materially less favorable than that provided to the CEO immediately prior to such change in control.

The definitions for other Executive Officers (aside from the CEO) participating in the Executive Severance Plan are substantially similar to those shown above, except for the definition of “Good Reason.” For the other Executive Officers, “Good Reason” means (A) the relocation of an Executive’s principal place of employment to a location that is more than 50 miles from the principal place of employment in effect immediately prior to such change in control; (b) a material diminution in the duties or responsibilities of an Executive from those in place immediately prior to such change in control; (c) a material reduction in the “total compensation and benefits” of an Executive from what was in place immediately prior
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to such change in control; and (d) the failure of any successor entity to the Company following a change in control to assume the Executive Severance Plan, as in effect immediately prior to such change in control. “Total compensation and benefits” includes, but is not limited to: (i) annual base salary, annual variable compensation opportunity (taking into account the target bonus amount of annual variable compensation); (ii) long term stock-based and cash incentive opportunity (taking into account the target compensation amount); and (iii) benefits under pension, savings, deferred compensation, life insurance, medical, health, disability, accident and material fringe benefit plans of the Company or its subsidiaries or affiliates in which the participant was participating immediately before the change in control.

The following definition is provided in the RSRP as referred to in “Additional Information Relating to Potential Payments Upon Termination of Employment or Change in Control” of this proxy statement:

“Change in Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any Person or group (as that term is used in Section 13(d)(3) of the Exchange Act) of persons; (ii) a person or group (as so defined) of persons (other than Management of the Company on the date of the adoption of the Plan or their Affiliates) shall have become the beneficial owner of more than 35% of the outstanding voting stock of the Company; (iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group, including through the use of proxy access procedures as may be provided in the Company’s bylaws) cease to constitute a majority of the Board, or (iv) a merger, consolidation, business combination or similar transaction as provided in the applicable award agreement. Notwithstanding the foregoing or any provision of the Plan to the contrary, if an award is subject to Section 409A (and not excepted therefrom) and a change in control is a distribution event for purposes of an award, the foregoing definition of change in control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a change in control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5).
The following form of definition is provided in the award agreements governing awards under the 2003 Long Term Compensation Plan as referred to in “Additional Information Relating to Potential Payments Upon Termination of Employment or Change in Control” of this proxy statement:

“Change in Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any Person or group (as that term is used in Section 13(d)(3) of the Exchange Act) of Persons, (ii) a Person or group (as so defined in the Plan) of Persons (other than Management of the Company on the date of the most recent adoption of the Plan by the Company's stockholders or their Affiliates) shall have become the beneficial owner (as defined below) of more than 35% of the outstanding voting stock of the Company, (iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group, including through the use of proxy access procedures as may be provided in the Company’s bylaws) cease to constitute a majority of the Board, or (iv) the consummation of a merger, consolidation, business combination or similar transaction involving the Company unless securities representing 65% or more of the then outstanding voting stock of the corporation resulting from such transaction are held subsequent to such transaction by the Person or Persons who were the beneficial owners of the outstanding voting stock of the Company immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction. Notwithstanding the foregoing or any provision to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change in Control is a distribution event for purposes of an Award, the foregoing definition of Change in Control shall be interpreted, administered and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5) (a “409A Change in Control”). For purposes of this Agreement, “beneficial owner(s)” shall have the meaning set forth in Rule 13d-3 of the Exchange Act.

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The following definition is provided in the 2025 Equity and Incentive Compensation Plan as referred to in “Additional Information Relating to Potential Payments Upon Termination of Employment or Change in Control” of this proxy statement:

“Change in Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any Person or group (as that term is used in Section 13(d)(3) of the Exchange Act) of Persons, (ii) a Person or group (as so defined in this Plan) of Persons (other than senior executive management of the Company (“Management”) on the date of the most recent approval of this Plan by the Company's stockholders or their Affiliates) shall have become the Beneficial Owner of more than 35% of the outstanding voting stock of the Company, (iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group, including through the use of proxy access procedures as may be provided in the Company’s bylaws) cease to constitute a majority of the Board, or (iv) the consummation of a merger, consolidation, business combination or similar transaction involving the Company unless securities representing sixty-five percent (65%) or more of the then outstanding voting stock of the corporation resulting from such transaction are held subsequent to such transaction by the Person or Persons who were the Beneficial Owners of the outstanding voting stock of the Company immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction. Notwithstanding the foregoing or any provision in this Plan to the contrary, if an award is subject to Section 409A of the Code (and not excepted therefrom) and a Change in Control is a distribution event for purposes of such award, the foregoing definition of Change in Control shall be interpreted, administered and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treasury Regulation § 1.409A-3(i)(5) (a “409A Change in Control”).

“Pro-Rata Bonus” means, to the extent earned and at the time bonuses are customarily paid to senior executive officers in accordance with the terms of the Performance Incentive Plan (or any successor plan), a bonus for the year in which the separation from service occurs equal to the executive’s annual bonus for such year, multiplied by a fraction, the numerator of which is the number of days during such year that the executive was employed by the Company and the denominator which is 365.
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Appendix C: Annual Incentive Plan Performance Targets

As described in the Compensation Discussion and Analysis (CD&A), the following tables include details pertaining to the annual incentive plan.

Safety Details:

Financial Details:

Growth Details:

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New Business Details:

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aes

VOTE

Your vote matters – here's how to vote!

You may vote online, by phone or during the meeting instead of mailing this card.

Online
Go to www.envisionreports.com/AES or scan the QR code — login details are located in the shaded bar below.

During the Meeting
Go to meetnow.global/M2VC4JQ.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR each Nominee listed in Proposal 1, FOR Proposals 2 - 3, and AGAINST Proposal 4.

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1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Gerard M. Anderson	☐	☐	☐	02 - Inderpal S. Bhandari	☐	☐	☐	03 - Janet G. Davidson	☐	☐	☐
04 - Andrés R. Gluski	☐	☐	☐	05 - Holly K. Koeppel	☐	☐	☐	06 - Julie M. Laulis	☐	☐	☐
07 - Alain Monié	☐	☐	☐	08 - Moisés Naím	☐	☐	☐	09 - Teresa M. Sebastian	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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04991E

The 2026 Annual Meeting of Stockholders of The AES Corporation will be held on
April 29, 2026, 10:00 am EDT, virtually via the Internet at meetnow.global/M2VC4JQ.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AES

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — THE AES CORPORATION

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Proxy Solicited on Behalf of the Board of Directors of The AES Corporation for the Annual Meeting to be held on April 29, 2026

The undersigned hereby appoints Andrés R. Gluski and Paul L. Freedman, or either of them, and any substitute or substitutes, to be the attorneys and Proxies of the undersigned, with full power of substitution, at the Annual Meeting of Stockholders of The AES Corporation ("AES") to be held at 10:00 am EDT on Wednesday, April 29, 2026 virtually via live webcast as indicated above, or at any adjournment or postponement thereof, and to vote at such meeting the shares of common stock of AES the undersigned is entitled to vote, including with all the powers that the undersigned would possess if personally present at the meeting, and at any adjournment or postponement thereof, relating to the following proposals: the election of directors (Proposal 1), the approval, on an advisory basis, of the Company's executive compensation (Proposal 2), the ratification of the appointment of Ernst & Young LLP as the independent auditor of the Company for fiscal year 2026 (Proposal 3), and, if properly presented, to vote on a non-binding stockholder proposal regarding stockholder ability to call a special meeting (Proposal 4).

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR each Nominee listed in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4. The Proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any postponement or adjournment thereof.

This Proxy also covers all shares, if any, for which the undersigned has the right to give voting instructions to T. Rowe Price, as Plan Trustee of each of the Indianapolis Power & Light Co Employees Thrift Plan and The AES Corporation Retirement Savings Plan. Voting instructions for the Plan Trustee must be received by the proxy tabulator by 11:59 pm EDT on April 24, 2026 in order to be voted by the Plan Trustee. The Plan Trustee will not vote shares for which participants have not provided specific instruction.

You are encouraged to specify your choices by marking the appropriate boxes on the REVERSE SIDE of this Proxy Card but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card, or vote by telephone or the Internet.

**PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE OF THIS PROXY CARD AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Your vote is important. Please vote immediately.**

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

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